SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          [INSERT NAME OF REGISTRANT]
                              AEL Industries, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

Class A Common Stock, par value $1.00 per share, and Class B Common Stock,
--------------------------------------------------------------------------------
par value $1.00 per share, and options to purchase Class A Common Stock
-------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

Approximately 3,636,289 shares of Class A Common Stock, 407,702 shares of
--------------------------------------------------------------------------------
Class B Common Stock and Options to purchase 152,650 shares of Class A
-------------------------------------------------------------------------------
Common Stock
------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$28 per share of Class A Common Stock and Class B Common Stock and
------------------------------------------------------------------
difference between exercise price and $28 for the options as determined
-----------------------------------------------------------------------
under the Reorganization Agreement (estimated at $2,200,000)
------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

$115,500,000 (Estimated)
--------------------------------------------------------------------------------
(5) Total fee paid:

$23,100
--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
--------------------------------------------------------------------------------

                              AEL INDUSTRIES, INC.
                              305 RICHARDSON ROAD
                          LANSDALE, PENNSYLVANIA 19446

                                                                December 1, 1995

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of AEL Industries, Inc. (the 'Company') to be held on Thursday, January 4, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 305 Richardson Road, Lansdale, Pennsylvania.

     At the Special Meeting you will be asked to consider and vote upon a proposal (the 'Proposal') consisting of two items: (1) to approve and adopt the Agreement and Plan of Reorganization (the 'Reorganization Agreement') dated as of October 2, 1995 among the Company, Tracor, Inc. ('Tracor') and Tracor AEL, Inc. ('Tracor Subsidiary'), the related Plan of Merger and the merger to be effected thereby, and all related transactions, pursuant to which Tracor Subsidiary will be merged with and into the Company and the Company will become a wholly owned subsidiary of Tracor (the 'Merger'); and (2) to ratify, approve and adopt certain related agreements, each dated as of February 28, 1995, (collectively the 'Related Agreements') consisting of an Agreement by and among the Company, Dr. Leon Riebman and Claire E. Riebman (collectively, the 'Riebmans'), a Voting Trust Agreement by and among the Company, the Riebmans and Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees, a 1995 Agreement between the Company and Dr. Leon Riebman, and a Participation Rights Agreement between the Company and Dr. Leon Riebman, and the transactions to be effected thereby (the 'Related Transactions').

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under option B, the designations with respect to item (1) and item
(2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. Common Shares, as defined below, that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. In the case of a shareholder who has chosen to vote under option B on the enclosed proxy card, but has failed to vote 'For,' 'Against' or 'Abstain' for either item (1) or item
(2) of the Proposal, the shares will be voted FOR the respective item for which no designation has been made. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED. DETAILED INFORMATION CONCERNING THE MERGER AND THE RELATED TRANSACTIONS IS SET FORTH IN THE ATTACHED PROXY STATEMENT, WHICH YOU ARE URGED TO READ CAREFULLY.

     If the Merger is consummated, the Company will become a wholly owned subsidiary of Tracor, each share of Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share, of the Company (collectively, the 'Common Shares') that is issued and outstanding at the effective time of the Merger, other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount, in cash, without interest, equal to $28.00 per Common Share (the 'Merger Price'). Also, each holder of an option to purchase Class A Common Stock, whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the option multiplied by the number of shares of Class A Common Stock subject to the option. Copies of the Reorganization Agreement and the Plan of Merger are included as Appendix A to the attached Proxy Statement. Copies of the Related Agreements are included as Appendix B to the attached Proxy Statement.

     THE LONG RANGE PLANNING COMMITTEE (THE 'LONG RANGE PLANNING COMMITTEE') OF THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AND THE RELATED TRANSACTIONS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL. THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE, HAS RATIFIED AND APPROVED THE MERGER. In reaching its determination, the Long Range Planning Committee considered, among other things:
(i) the opinion dated October 1, 1995 of Dillon, Read & Co. Inc. ('Dillon Read'), the Company's financial advisor, as to the fairness, as of that date, to the shareholders other than the Riebmans from a financial point of view of the consideration to be received by the shareholders of the Company, other than the Riebmans, pursuant to the Merger; and (ii) the opinion of Dillon Read dated February 28, 1995 that, as of that date, it would be reasonable for the Long Range Planning Committee to conclude that the issuance by the Company of 180,947 contingent shares of Class A Common Stock to the Riebmans pursuant to the Allocation Agreement (as defined in the attached Proxy Statement) was fair to the shareholders of the Company, other than the Riebmans, from a financial point of view. The opinions of Dillon Read are included as Appendix C to the attached Proxy Statement.

     Whether or not you plan to attend the Special Meeting in person and regardless of the number of Common Shares you own, you are urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          John R. Cox, Secretary

     THE TRANSACTIONS TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVE A MATTER OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF THE COMPANY. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, U.S. POSTAGE-PREPAID ENVELOPE. STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR COMMON SHARES FOR CASH.

                              AEL INDUSTRIES, INC.
                              305 RICHARDSON ROAD
                          LANSDALE, PENNSYLVANIA 19446

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, JANUARY 4, 1996

To the Shareholders of AEL Industries, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of AEL Industries, Inc. (the 'Company'), a Pennsylvania corporation, will be held on Thursday, January 4, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 305 Richardson Road, Lansdale, Pennsylvania, for the following purposes:

     A. To consider and vote upon a proposal (the 'Proposal') consisting of two items:

          (1) To approve and adopt the Agreement and Plan of Reorganization (the 'Reorganization Agreement') dated as of October 2, 1995 among the Company, Tracor, Inc. ('Tracor') and Tracor AEL, Inc. ('Tracor Subsidiary'), the related Plan of Merger (the 'Plan of Merger') and the merger to be effected thereby (the 'Merger'), and all related transactions, pursuant to which (a) Tracor Subsidiary will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Tracor, (b) each share of Class A Common Stock ('Class A Common Stock'), par value $1.00 per share, and Class B Common Stock ('Class B Common Stock'), par value $1.00 per share, of the Company (collectively, the 'Common Shares') that is issued and outstanding at the effective time of the Merger, other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount, in cash, without interest, equal to $28.00 per Common Share (the 'Merger Price') and (c) each holder of an option to purchase Class A Common Stock ('Options'), whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option.

          (2) To ratify, approve and adopt certain related agreements, each dated as of February 28, 1995, (collectively, the 'Related Agreements') consisting of an Agreement (the 'Allocation Agreement') by and among the Company, Dr. Leon Riebman and Claire E. Riebman (collectively, the 'Riebmans'), a Voting Trust Agreement (the 'Voting Trust Agreement') by and among the Company, the Riebmans and Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees, a 1995 Agreement (the '1995 Agreement') between the Company and Dr. Leon Riebman, and a Participation Rights Agreement (the 'Participation Agreement') between the Company and Dr. Leon Riebman, and the transactions to be effected thereunder (the 'Related Transactions').

     B. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under option B, the designations with respect to item (1) and item
(2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. Common Shares that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. In the case of a shareholder who has chosen to vote under option B on the enclosed proxy card, but has failed to vote 'For,' 'Against' or 'Abstain' for either item (1) or item (2) of the Proposal, the shares will be voted FOR the respective item for which no designation has been made. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED.

     The Merger, the Related Transactions and related matters are more fully described in the attached Proxy Statement and the Appendices attached thereto. Copies of the Reorganization Agreement and the Plan of Merger are included as Appendix A to the attached Proxy Statement. Copies of the Related Agreements are included as Appendix B to the attached Proxy Statement.

     Holders of Common Shares have the right to dissent from the Proposal and obtain payment for their shares by following the procedures prescribed in Subchapter 15D of the Pennsylvania Business Corporation Law of 1988, which is attached as Appendix D to, and summarized under 'The Merger -- Dissenters Appraisal Rights' in, the attached Proxy Statement.

     The Long Range Planning Committee and the Board of Directors has fixed the close of business on Monday, November 27, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and any adjournment and postponement thereof. Those shareholders entitled to vote who attend, in person or by proxy, any adjournment or adjournments of the Special Meeting that have been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum of either class, shall constitute a quorum with respect to such class for the purposes of acting upon the Proposal although they constitute less than a quorum with respect to such class as fixed by law or in the Articles of Incorporation or Bylaws of the Company for the originally scheduled date of the Special Meeting.

                                          By Order of the Board of Directors,

                                          John R. Cox, Secretary

Lansdale, Pennsylvania
December 1, 1995

                             AEL INDUSTRIES, INC.
                              305 RICHARDSON ROAD
                          LANSDALE, PENNSYLVANIA 19446

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, JANUARY 4, 1996

     This proxy statement (the 'Proxy Statement') is being furnished to the shareholders of AEL Industries, Inc. (the 'Company'), a Pennsylvania corporation, in connection with the solicitation of proxies by the Long Range Planning Committee of the Board of Directors of the Company (the 'Long Range Planning Committee') and the Board of Directors of the Company for use at a Special Meeting of Shareholders to be held on Thursday, January 4, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 305 Richardson Road, Lansdale, Pennsylvania and at any adjournment or postponement thereof (the 'Special Meeting').

     The purpose of the Special Meeting is to consider and vote upon the Proposal, as set forth in the accompanying Notice and as more fully described in this Proxy Statement. See 'The Merger' and 'The Related Transactions.'

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under Option B, the designations with respect to item (1) and item
(2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. Common Shares that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. In the case of a shareholder who has chosen to vote under option B on the enclosed proxy card, but has failed to vote 'For,' 'Against' or 'Abstain' for either item (1) or item (2) of the Proposal, the shares will be voted FOR the respective item for which no designation has been made. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED.

     The summaries of the portions of the Reorganization Agreement, the Plan of Merger and the Related Agreements set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Reorganization Agreement and the Plan of Merger, which are attached as Appendix A to this Proxy Statement, and the Related Agreements, which are attached as Appendix B to this Proxy Statement.

     THE LONG RANGE PLANNING COMMITTEE HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSAL. THE BOARD OF DIRECTORS OF THE COMPANY, UPON RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE, HAS RATIFIED AND APPROVED THE MERGER AND HAS DIRECTED THAT THE PROPOSAL BE SUBMITTED TO THE COMPANY'S SHAREHOLDERS FOR THEIR CONSIDERATION AND VOTE AT THE SPECIAL MEETING.

     This Proxy Statement is first being mailed to the Company's shareholders on or about December 1, 1995.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          3
INTRODUCTION...............................................................................................         12
VOTING AND PROXIES.........................................................................................         12
     Record Date; Solicitation of Proxies..................................................................         12
     Vote Required.........................................................................................         13
     Stock Ownership of Management and Certain Beneficial Owners...........................................         15
THE MERGER.................................................................................................         17
     General...............................................................................................         17
     Background of the Merger..............................................................................         17
     Reasons for the Merger; Recommendation of the Long Range Planning Committee; Opinions of the Financial
       Advisor.............................................................................................         20
     Interests of Certain Persons in the Merger............................................................         25
     Effective Time of the Merger..........................................................................         26
     Payment for Common Shares.............................................................................         26
     Certain Other Effects of the Merger...................................................................         27
     Antitrust Matters.....................................................................................         27
     Accounting Treatment..................................................................................         27
     Terms of the Merger...................................................................................         27
     Conditions to Consummation of the Merger; Representations and Warranties;
        Certain Covenants..................................................................................         28
     Termination; Fees and Expenses; Plans of the Company If the Merger Is Not Consummated.................         30
     Source and Amount of Funds............................................................................         31
     Federal Income Tax Consequences of the Merger.........................................................         31
     Dissenters Appraisal Rights...........................................................................         32
THE RELATED TRANSACTIONS...................................................................................         35
     General...............................................................................................         35
     Background and Description of the Related Agreements..................................................         36
     Opinion of Financial Advisor Regarding the Contingent Shares..........................................         40
     Recommendation of the Long Range Planning Committee...................................................         40
ADDITIONAL INFORMATION.....................................................................................         40
     Independent Public Accountants........................................................................         40
     Available Information.................................................................................         40
     Incorporation of Certain Documents by Reference.......................................................         41
OTHER MATTERS..............................................................................................         41
APPENDICES
     Agreement and Plan of Reorganization and Plan of Merger...............................................        A-1
     The Related Agreements................................................................................        B-1
     Opinions of Dillon, Read & Co. Inc....................................................................        C-1
     Subchapter 15D of the Pennsylvania Business Corporation Law...........................................        D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This Summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement and the Appendices hereto.

                             PARTIES TO THE MERGER
AEL INDUSTRIES, INC.

     AEL Industries, Inc. (the 'Company'), a Pennsylvania corporation, is a leading supplier of electronic defense systems, subsystems and related services. The mailing address of the Company's principal executive offices is 305 Richardson Road, Lansdale, Pennsylvania 19446-1429, and its telephone number is
(215) 822-2929. For more information relating to the business and operations of the Company, reference is made to the materials that are incorporated by reference in this Proxy Statement. See 'Additional Information -- Incorporation of Certain Documents by Reference.'

TRACOR, INC.

     Tracor, Inc. ('Tracor'), a Delaware corporation, provides a broad range of electronic products, systems and services for numerous U.S. government agencies primarily within the Department of Defense, other governments and commercial customers. For the calendar year 1994, Tracor reported sales and earnings of $694,037,000 and $18,547,000, respectively, and for the nine months ended September 30, 1995, Tracor reported sales and earnings of $657,934,000 and $20,722,000, respectively. The mailing address of Tracor's principal executive offices is 6500 Tracor Lane, Austin, Texas 78725-2000, and its telephone number is (512) 929-2000.

TRACOR AEL, INC.

     Tracor AEL, Inc. ('Tracor Subsidiary'), a Delaware corporation, is a wholly owned subsidiary of Tracor that was formed by Tracor solely for the purpose of effecting the Merger. The mailing address of Tracor Subsidiary's principal executive offices is c/o Tracor, Inc., 6500 Tracor Lane, Austin, Texas 78725-2000, and its telephone number is (512) 929-2000.

                                SPECIAL MEETING

PURPOSES OF THE MEETING; DATE, TIME AND PLACE

     The Special Meeting will be held on Thursday, January 4, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 305 Richardson Road, Lansdale, Pennsylvania for the following purposes:

          A. To consider and vote upon a proposal (the 'Proposal') consisting of two items:

             (1) To approve and adopt the Agreement and Plan of Reorganization (the 'Reorganization Agreement') dated as of October 2, 1995 among the Company, Tracor, Inc. ('Tracor') and Tracor AEL, Inc. ('Tracor Subsidiary'), the related Plan of Merger (the 'Plan of Merger') and the merger to be effected thereby (the 'Merger'), and all related transactions, pursuant to which (a) Tracor Subsidiary will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Tracor, (b) each share of Class A Common Stock ('Class A Common Stock'), par value $1.00 per share, and Class B Common Stock ('Class B Common Stock'), par value $1.00 per share, of the Company (collectively, the 'Common Shares') that is issued and outstanding at the effective time of the Merger, other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount, in cash, without interest, equal to $28.00 per Common Share (the 'Merger Price') and (c) each holder of an option to purchase Class A Common

        Stock ('Options'), whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option.

             (2) To ratify, approve and adopt certain related agreements, each dated as of February 28, 1995, (collectively, the 'Related Agreements') consisting of an Agreement (the 'Allocation Agreement') by and among the Company, Dr. Leon Riebman and Claire E. Riebman (collectively, the 'Riebmans'), a Voting Trust Agreement (the 'Voting Trust Agreement') by and among the Company, the Riebmans and Francis J. Dunleavy, Frederick
        R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees, a 1995 Agreement (the '1995 Agreement') between the Company and Dr. Leon Riebman, and a Participation Rights Agreement (the 'Participation Agreement') between the Company and Dr. Leon Riebman, and the transactions to be effected thereunder (the 'Related Transactions').

          B. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Copies of the Reorganization Agreement and the Plan of Merger are included in this Proxy Statement as Appendix A. See 'The Merger -- General.' Copies of the Related Agreements are included as Appendix B. See 'The Related Transactions.'

VOTE REQUIRED; RECORD DATE

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under option B the designations with respect to item (1) and item (2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. Common Shares that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. In the case of a shareholder who has chosen to vote under option B on the enclosed proxy card, but has failed to vote 'For,' 'Against' or 'Abstain' for either item (1) or item (2) of the Proposal, the shares will be voted FOR the respective item for which no designation has been made. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED.

     Only shareholders of record at the close of business on November 27, 1995 (the 'Record Date') are entitled to vote at the Special Meeting or any adjournment or postponement thereof. As of the Record Date, [3,636,289] shares of Class A Common Stock, held by approximately [1,400] holders of record, and [407,702] shares of Class B Common Stock, held by approximately [80] holders of record, were issued and outstanding and entitled to vote at the Special Meeting. See 'Voting and Proxies -- Record Date; Solicitation of Proxies.'

     As of November 1, 1995, the executive officers and directors of the Company beneficially owned a total of 1,294,995 shares of Class A Common Stock (excluding 13,500 shares of Class A Common Stock subject to currently exercisable stock options beneficially owned by executive officers and directors of the Company), constituting approximately 35.6% of the outstanding shares of Class A Common Stock entitled to vote at the Special Meeting, and 310,343 shares of Class B Common Stock, constituting approximately 76.1% of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting. Of these shares, the voting trusts created under the Voting Trust Agreement hold 191,593 shares of Class A Common Stock (including the 180,947 Contingent Shares) and 241,262 shares of Class B Common Stock, which shares will be voted in accordance with the terms of the Voting Trust Agreement. Pursuant to the terms of the Voting Trust Agreement, the voting trustees will vote the 10,646 shares of Class A Common Stock and 241,262 shares of Class B Common Stock in favor of the Proposal and will vote the 180,947 Contingent Shares, as defined herein, of Class A Common Stock in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Common Stock at the Special Meeting. Inasmuch as the Voting Trust holds 241,262 shares of Class B Common Stock, or 59.2% of the outstanding shares of Class B Common Stock, it is expected that the Voting Trust will cast a sufficient number of votes to approve the Proposal with respect to the Class B Common Stock. Also, three of the voting trustees, Mr. Dunleavy, Mr. Einsidler and Mr. Lowin, have committed to vote the Common Shares, other than the Common Shares held in the Voting Trusts, over which each of them personally has voting power in favor of the Proposal, provided that the voting trustees have actually voted the Common Shares held in the Voting Trusts as described above. See 'Voting and Proxies -- Stock Ownership of Management and Certain Beneficial Owners' and 'The Related Transactions -- Background and Description of the Related Agreements.' See also 'Voting and Proxies -- Vote Required' and 'The Merger -- Interests of Certain Persons in the Merger.'

                                   THE MERGER
BACKGROUND OF THE MERGER

     The following summary of the background of the Merger should be read in conjunction with the background and chronology set forth under 'The Merger -- Background of the Merger' below.

     In January 1994, the Board of Directors of the Company appointed the Long Range Planning Committee to consider possible strategic alternatives for the Company in view of recent and significant developments and conditions in the defense industry. The members of the Long Range Planning Committee, consisting entirely of independent, non-management directors of the Company, are Francis J. Dunleavy, Chairman, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin. After careful consideration of the various strategic alternatives for the Company, including whether the Company should remain independent or pursue a potential sale or other business combination, the Long Range Planning Committee determined that the Company should pursue a possible sale of the Company.

     In light of Dr. Riebman's role as Chief Executive Officer of the Company, the Riebmans' voting control of the Company and Dr. Riebman's technical knowledge of and reputation in the defense contracting industry, the Long Range Planning Committee determined that the best way to maximize value for all shareholders in a possible sale of the Company would be to first negotiate with the Riebmans, with the objective of solidifying Dr. Riebman's prospective relationship with the Company and eliminating the Riebmans' voting control of the Company for a period of time sufficient to complete a sale of the Company. The Long Range Planning Committee engaged an investment banking firm, Dillon, Read & Co., Inc. ('Dillon Read'), and hired independent legal counsel and a compensation consultant, Towers Perrin, in October 1994, to serve as the Long Range Planning Committee's advisors in connection with those matters.

     After several months of negotiating by the Long Range Planning Committee and the Riebmans, on February 28, 1995, the Company, the Long Range Planning Committee and the Riebmans entered into the Related Agreements. Pursuant to the Related Agreements, the Riebmans, among other things, temporarily relinquished voting control of the Company by transferring all of their stock in the

Company into two voting trusts (the 'Voting Trusts') controlled by the members of the Long Range Planning Committee. In exchange for the Riebmans relinquishing voting control of the Company for a period of time that the Long Range Planning Committee believed to be sufficient to complete a sale of the Company, the Company issued to the Riebmans .75 shares of Class A Common Stock for each share of Class B Common Stock owned by them, which 180,947 shares of Class A Common Stock (the 'Contingent Shares') were immediately transferred into the Voting Trusts and are to be returned to the Company without any payment to the Riebmans if a sale of the Company is not completed during the term of the Voting Trusts. By entering into the Related Agreements, Dr. Riebman also assured his exclusive availability to the Company prior to a sale of the Company and to a possible buyer of the Company after a sale of the Company, including the provision of consulting services should he retire after a sale of the Company, in exchange for which the Company agreed to make certain payments to Dr. Riebman, all as more fully set forth in the Related Agreements. See 'The Related Transactions -- Background and Description of the Related Agreements.' The Allocation Agreement further provides that the Related Agreements, and the transactions contemplated thereunder, are subject to ratification by the holders of Class A Common Stock and Class B Common Stock, each voting as a separate class, at such time as a sale proposal is submitted to the shareholders, and that the sale proposal and such ratification must be voted upon as a single proposition.

     Pursuant to the Related Agreements, the Long Range Planning Committee agreed to use all reasonable efforts to pursue a potential sale of the Company. In connection therewith, between March and June 1995, Dillon Read contacted or was contacted by approximately 40 potential acquirors of the Company, which included substantially all of the significant domestic participants in the defense industry. Over the course of the Spring and Summer, approximately 21 companies entered into confidentiality agreements with the Company and received additional information concerning the operations and prospects of the Company. After several weeks of negotiations with potential purchasers, the Long Range Planning Committee unanimously approved the cash merger proposal of Tracor, and the Company and Tracor executed the Reorganization Agreement on October 2, 1995. For a further description of events leading up to the approval of the Merger Proposal, see 'The Merger -- Background of the Merger.'

RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE AND RATIFICATION BY THE BOARD OF DIRECTORS OF THE COMPANY; REASONS FOR THE MERGER

     The Long Range Planning Committee, at a special meeting held on October 2, 1995, unanimously approved and adopted the Reorganization Agreement and directed that the Proposal be submitted to the shareholders for their approval and adoption. THE LONG RANGE PLANNING COMMITTEE HAS DETERMINED THAT THE PROPOSAL IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, OTHER THAN THE RIEBMANS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSAL. THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE, HAS RATIFIED AND APPROVED THE MERGER AND HAS DIRECTED THAT THE PROPOSAL BE SUBMITTED TO THE SHAREHOLDERS OF THE COMPANY FOR THEIR CONSIDERATION. Among the factors considered by the Long Range Planning Committee were, the prospects of the Company in view of recent and significant developments and consolidations in the defense industry, the $28.00 per share Merger Price and the opinion of Dillon Read as to the fairness, as of October 1, 1995, to the shareholders other than the Riebmans from a financial point of view, to be received pursuant to the Merger by the shareholders other than the Riebmans. See 'The Merger -- Reasons for the Merger; Recommendation of the Long Range Planning Committee; Opinions of the Financial Advisor.'

OPINIONS OF FINANCIAL ADVISOR

     Dillon Read has acted as the Company's financial advisor in connection with the sale of the Company. Dillon Read has delivered its opinion to the Long Range Planning Committee to the effect that, as of October 1, 1995, the consideration to be received by the shareholders of the Company, other than the Riebmans, pursuant to the Merger is fair to the shareholders of the Company, other than the Riebmans, from a financial point of view. Dillon Read has also delivered its opinion to the Long Range

Planning Committee dated February 28, 1995 that, as of such date, it would be reasonable for the Long Range Planning Committee to conclude that the issuance by the Company of 180,947 Contingent Shares to the Riebmans pursuant to the Allocation Agreement was fair to the shareholders of the Company, other than the Riebmans, from a financial point of view. See 'The Related Transactions -- General.' The full text of Dillon Read's opinions, dated October 1, 1995 and February 28, 1995, are included in this Proxy Statement as Appendix C. Shareholders are urged to read the opinions in their entirety for the assumptions made, matters considered and limits of the review undertaken by Dillon Read. Dillon Read's opinions do not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote such shareholder's Common Shares. See 'The Merger -- Reasons for the Merger; Recommendation of the Long Range Planning Committee; Opinions of the Financial Advisor.'

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Long Range Planning Committee and the Board of Directors with respect to the Merger, shareholders should be aware that members of the Company's management and the Board of Directors have certain interests in connection with the Merger. The Company entered into a change in control agreement with George King, Executive Vice President and Chief Financial Officer of the Company, that entitles Mr. King to receive certain payments in the event his employment is terminated after a 'change in control,' as determined under such agreement. See 'The Merger -- Interests of Certain Persons in the Merger.' Also, the Company has entered into the Related Agreements with the Riebmans, which entitle them to certain payments as more fully described under 'The Related Transactions -- Background and Description of the Related Agreements.'

     In connection with the closing of the Merger, each holder of Options, including two executive officers of the Company, whether or not the Options are then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option. See 'The Merger -- Terms of the Merger.'

     Tracor has agreed that the Company, as the surviving corporation in the Merger (the 'Surviving Corporation'), will indemnify the present officers and directors of the Company from liabilities arising out of acts or omissions occurring prior to the Effective Time of the Merger, as defined below, and from all liabilities pertaining to the Reorganization Agreement, the Related Agreements, and any other agreements related thereto or transactions contemplated thereby to the fullest extent permitted or required by applicable law. In connection with this indemnification, Tracor will cause to be maintained, for a period of five years after the Effective Time, directors' and officers' liability insurance on terms not materially less favorable than the insurance maintained by the Company on the date of the Reorganization Agreement. See 'The Merger -- Interests of Certain Persons in the Merger.'

EFFECTIVE TIME OF THE MERGER; PAYMENT FOR COMMON SHARES

     The Merger will become effective (the 'Effective Time') upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the Pennsylvania Business Corporation Law of 1988 (the 'BCL') and a Certificate of Merger with the Delaware Department of Corporations in accordance with the Delaware General Corporation Law. The Articles of Merger and the Certificate of Merger will be presented for filing as soon as practicable after the satisfaction or waiver of all conditions to consummation of the Merger set forth in Article IV of the Reorganization Agreement. See 'The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants.' Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to holders of certificates formerly evidencing Common Shares as promptly as practicable following the Effective Time by Bankers Trust Company ('Bankers Trust' or the 'Paying Agent'). Payment will be made to such former holders of Common Shares as promptly as practicable following receipt by the Paying Agent of certificates for their Common Shares and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See 'The Merger -- Payment for Common Shares.'

CERTAIN OTHER EFFECTS OF THE MERGER

     If the Merger is consummated, the Company's shareholders will not have the opportunity to continue their equity interest in the Company as an independent entity and therefore will not share in any future earnings and growth of the Company. Moreover, if the Merger is consummated, public trading of the Class A Common Stock and Class B Common Stock will cease, the Class A Common Stock will cease to be listed on the Nasdaq Stock Market, and the registration of the Class A Common Stock and the Class B Common Stock under the Securities Exchange Act of 1934 (the 'Exchange Act'), as amended, will be terminated. See 'Additional Information -- Available Information.'

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Tracor and Tracor Subsidiary to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of certain conditions, including approval by the Company's shareholders of the Proposal. See 'The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants.'

TERMINATION; FEES AND EXPENSES

     The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Company: (i) by mutual consent of the Long Range Planning Committee of the Company and the Board of Directors of Tracor and Tracor Subsidiary; (ii) by the Company or Tracor and Tracor Subsidiary if the Merger shall not have been consummated on or before April 2, 1996, or such later date as may be mutually agreed to by the parties; (iii) by the Company or Tracor and Tracor Subsidiary if any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable; (iv) by the Company if Tracor or Tracor Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in the Reorganization Agreement to be complied with or performed by it or them at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof; (v) by the Company if the Long Range Planning Committee shall have withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making, the Long Range Planning Committee's recommendation to the Company's shareholders of the Merger in connection with its approval and recommendation to the shareholders of the Company of a superior acquisition transaction; (vi) by the Company if it becomes reasonably certain that Tracor or Tracor Subsidiary will be unable to satisfy any condition to the Merger as set out in the Reorganization Agreement on or before April 2, 1996;
(vii) by Tracor and Tracor Subsidiary if the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in the Reorganization Agreement to be complied with or performed by the Company at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof; (viii) by Tracor and Tracor Subsidiary if it becomes reasonably certain that the Company will be unable to satisfy any condition to the Merger as set out in the Reorganization Agreement on or before April 2, 1996; (ix) by Tracor and Tracor Subsidiary if the Long Range Planning Committee shall have withdrawn or modified in a manner adverse to Tracor or Tracor Subsidiary the Long Range Planning Committee's approval or recommendation of the Merger or shall have refrained from making its recommendation of the Merger to the Company's shareholders; or (x) by Tracor and Tracor Subsidiary if there shall have occurred an event which shall have caused a material adverse effect on the business, operations or financial condition of the Company on a consolidated basis, or the representations and warranties of the Company contained in the Reorganization Agreement have been breached or become inaccurate in a material respect as of the closing date of the Merger.

     If (i) the Company terminates the Reorganization Agreement as a result of the Long Range Planning Committee's having withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making its recommendation to the Company's shareholders of the

Merger in connection with its approval and recommendation to the Company's shareholders of a superior acquisition transaction or (ii) Tracor and Tracor Subsidiary terminate the Reorganization Agreement as a result of the Long Range Planning Committee's having withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making its recommendation of the Merger to the Company's shareholders, then the Company shall, within ten business days following the termination of the Reorganization Agreement, pay Tracor a termination fee payable in cash of $3,447,600. Except as set forth in the immediately preceding sentence, and whether or not the Merger is consummated, all costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for Common Shares pursuant to the Merger or pursuant to the exercise of dissenters appraisal rights under Pennsylvania law will be a taxable transaction to the Company's shareholders for United States federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See 'The Merger -- Federal Income Tax Consequences of the Merger.' SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAXES.

DISSENTERS APPRAISAL RIGHTS

     Under Pennsylvania law, shareholders of the Company who file a written objection prior to the vote on the Proposal and do not vote in favor of approval and adoption of the Proposal have the right to demand an appraisal of the 'fair value' of their Common Shares if the required procedures under Subchapter 15D of the BCL are followed. Appraisal rights will be forfeited if the requirements of Subchapter 15D are not fully and precisely satisfied. See 'The Merger -- Dissenters Appraisal Rights' and a copy of the text of Subchapter 15D of the BCL included in this Proxy Statement as Appendix D.

                            THE RELATED TRANSACTIONS

     On February 28, 1995, in order to provide the Company's Board of Directors with increased flexibility in exploring the possible sale of the Company, the Company entered into the Related Agreements with the Company's controlling shareholders, the Riebmans, pursuant to which the Riebmans agreed to transfer all of their shares of Class A Common Stock and Class B Common Stock into the Voting Trusts controlled by the members of the Long Range Planning Committee. In consideration of the Riebmans' entering into the Related Agreements and transferring their shares to the Voting Trusts, the Company issued 180,947 Contingent Shares of Class A Common Stock to the Riebmans, which shares were transferred to the Voting Trusts.

     Also, the Company agreed to make certain other payments to Dr. Riebman in connection with a sale of the Company that occurs while the Related Agreements are in effect, which payments supplement certain retirement benefits to which Dr. Riebman is entitled under his existing employment agreement with the
Company: (i) the Company has agreed to pay Dr. Riebman $500,000 if the sale of the Company occurs and Dr. Riebman's employment with the Company terminates thereafter for any reason, voluntary or involuntary; (ii) upon consummation of a sale of the Company, if Dr. Riebman voluntarily retires from active employment with the Company, Dr. Riebman will receive an aggregate of up to $675,000 for providing consulting services, payable in three annual payments, respectively, of $300,000 on the date of his retirement, $225,000 on the first anniversary of such date and $150,000 on the second anniversary of such date, provided that the Company shall not be obligated to make any such yearly payment if Dr. Riebman is not available on the respective payment date to provide consulting services for the forthcoming year; and (iii) if the aggregate consideration in connection with a sale of the Company is $60,000,000 or more, as is the case with the Merger, Dr. Riebman will receive a non-competition payment of $1,900,000. See 'The Related Transactions -- Background and Description of the Related Agreements.'

                          MARKET PRICES AND DIVIDENDS

     The shares of Class A Common Stock are traded on the Nasdaq Stock Market under the symbol 'AELNA.' The following table sets forth, for each of the fiscal quarters of the Company indicated, the high and low sale prices per share of Class A Common Stock:


                                                                                      HIGH         LOW
                                                                                      -----     ---------
Fiscal Year Ending February 23, 1996:
     First Quarter...............................................................   $    22 1/2 $      15
     Second Quarter..............................................................        28            21 3/4
     Third Quarter (through November __, 1995)...................................      ____          ____

Fiscal Year Ended February 24, 1995:
     First Quarter...............................................................         9 1/4         7 1/2
     Second Quarter..............................................................        10             7
     Third Quarter...............................................................         9 1/4         8
     Fourth Quarter..............................................................        16 1/4         8 5/8

Fiscal Year Ended February 25, 1994:
     First Quarter...............................................................         7 1/4         5 3/4
     Second Quarter..............................................................         7 1/4         5
     Third Quarter...............................................................         8 1/4         6 1/2
     Fourth Quarter..............................................................        10 1/4         7 1/4

     On February 17, 1995, the last trading day prior to the first public announcement of the Company's intention to explore strategic alternatives, including a possible sale of the Company, the last reported sales price for the Class A Common Stock on the Nasdaq Stock Market was $12.25 per share. On September 29, 1995, the last trading day prior to the first public announcement of the Merger, the last reported sales price per share of Class A Common Stock was $26.25. Shareholders are urged to obtain current market quotations for the Class A Common Stock.

     The Class B Common Stock trades only sporadically in the over-the-counter market, which does not constitute an established public trading market. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the election of the holders on a one-for-one basis.

     No dividends were paid in fiscal years 1994 or 1995 or the fiscal quarters ending May 26, 1995 or August 25, 1995, and the Company does not intend to pay dividends on the Common Shares.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected historical financial information of the Company and its consolidated subsidiaries for each of the five fiscal years ended February 24, 1995 and the fiscal quarters ended August 25, 1995 and August 26, 1994. Such information is based upon and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, which are incorporated by reference in this Proxy Statement.


                                              SIX MONTHS ENDED                        FISCAL YEAR ENDED
                                          ------------------------  -----------------------------------------------------
                                           AUG. 25,     AUG. 26,    FEB. 24,   FEB. 25,   FEB. 26,   FEB. 28,   FEB. 22,
                                             1995         1994        1995       1994       1993       1992       1991
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales and service revenues..............   $  62,021    $  61,485   $ 126,537  $ 123,632  $ 113,132  $ 140,112  $ 144,258
Operating income........................       2,409        1,801       4,096      3,742      2,143      5,323      6,621
Interest expense........................        (623)        (676)     (1,334)    (1,719)    (2,418)    (3,272)    (3,809)
Investment income.......................          64          142         259        455        843        322        321
Other expense, net of other income......        (319)        (281)       (493)      (167)      (318)      (644)      (425)
Provision for claims settlement.........          --           --          --         --     (2,200)        --         --
Gain on redemption of shares in foreign
  company...............................          --           --          --         --         --     14,368         --
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and
  cumulative effect of change in
  accounting principle..................       1,531          986       2,528      2,311     (1,950)    16,097      2,708
Income tax provision....................         535          296         759        694        106      5,641        986
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary
  credit and cumulative effect of change
  in accounting principle...............         996          690       1,769      1,617     (2,056)    10,456      1,722
Extraordinary credit-benefit of net
  operating loss carryforward...........          --           --          --         --         --      1,846        852
Cumulative effect of change in
  accounting for income taxes...........          --           --          --         --      2,540         --         --
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
Net income..............................   $     996    $     690   $   1,769  $   1,617  $     484  $  12,302  $   2,574
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
Earnings per share:
Income (loss) before extraordinary
  credit and cumulative effect of change
  in accounting principle...............   $     .24    $     .18   $     .46  $     .43  $    (.52) $    2.69  $     .44
Extraordinary credit-benefit of net
  operating loss carryforward...........          --           --          --         --         --        .47        .22
Cumulative effect of change in
  accounting for income taxes...........          --           --          --         --        .64         --         --
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------
Net income..............................   $     .24    $     .18   $     .46  $     .43  $     .12  $    3.16  $     .66
                                          -----------  -----------  ---------  ---------  ---------  ---------  ---------

                                             AS OF                    AS OF      AS OF      AS OF      AS OF      AS OF
                                           AUG. 25,                 FEB. 24,   FEB. 25,   FEB. 26,   FEB. 28,   FEB. 22,
                                             1995                     1994       1993       1993       1992       1991
                                          -----------               ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital.........................   $  28,229                $  29,590  $  29,241  $  33,678  $  42,517  $  22,425
Total assets............................     100,826                  101,418    109,156    114,646    114,384    118,120
Long-term debt..........................      12,274                   15,742     19,599     25,141     32,119     37,603
Shareholders' equity....................      61,320                   60,222     58,065     56,320     56,701     44,393

     All fiscal years contain 52 weeks, except fiscal year 1992, which contains 53 weeks.

                                  INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of the Company in connection with the solicitation of proxies by the Long Range Planning Committee and the Board of Directors of the Company for use at a Special Meeting of Shareholders to be held on Thursday, January 4, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 305 Richardson Road, Lansdale, Pennsylvania and at any adjournment or postponement thereof (the 'Special Meeting'). This Proxy Statement, the attached Notice of Special Meeting and the enclosed form of proxy are first being mailed to shareholders of the Company entitled to notice of and to vote at the Special Meeting on or about December 1, 1995.

     The purpose of the Special Meeting is to consider and vote upon the Proposal as set forth in the attached Notice and as more fully described in this Proxy Statement.

     As a result of the Merger, all shareholders of the Company will cease to have an equity interest in, or possess any rights as shareholders of, the Company. See 'The Merger -- General.' Copies of the Reorganization Agreement and Plan of Merger are included in this Proxy Statement as Appendix A and copies of the Related Agreements are included in this Proxy Statement as Appendix B. The summaries of the portions of the Reorganization Agreement, the Plan of Merger and the Related Agreements set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Reorganization Agreement, the Plan of Merger and the Related Agreements.

     THE LONG RANGE PLANNING COMMITTEE HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSAL. THE BOARD OF DIRECTORS OF THE COMPANY, UPON THE RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE, HAS RATIFIED AND ADOPTED THE MERGER AND HAS DIRECTED THAT THE PROPOSAL BE SUBMITTED FOR CONSIDERATION AND VOTE TO THE SHAREHOLDERS OF THE COMPANY.

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under option B the designations with respect to item (1) and item (2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED.

                               VOTING AND PROXIES

RECORD DATE; SOLICITATION OF PROXIES

     The Board of Directors of the Company has fixed the close of business on November 27, 1995 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of Common Shares of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were [3,636,289] shares of Class A Common Stock issued and outstanding and entitled to vote at the Special Meeting held by approximately [1,400] holders of record and [407,702] shares of Class B Common Stock issued and outstanding and entitled to vote at the Special Meeting held by approximately [80] holders of record. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote at the Special Meeting for each share of Class A Common Stock and each share of Class B Common Stock held of record at the Record Date.

     In addition to soliciting proxies by mail, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will bear the cost of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing of this Proxy Statement and related materials, and the reasonable expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of Common Shares.

VOTE REQUIRED

     The holders of a majority of the outstanding shares of Class A Common Stock entitled to vote, represented in person or by proxy, and the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. However, those holders of Class A Common Stock and Class B Common Stock entitled to vote who attend, in person or by proxy, any adjournment or adjournments of the Special Meeting that have been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum of either class, shall constitute a quorum with respect to such class for the purposes of acting upon the Proposal although they constitute less than a quorum with respect to such class as fixed by law or in the Articles of Incorporation or Bylaws of the Company for the originally scheduled date of the Special Meeting.

     Provided that a quorum is present at the Special Meeting, the affirmative vote of (i) a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock entitled to vote and (ii) a majority of the votes cast by the holders of the outstanding shares of Class B Common Stock entitled to vote, each class voting separately, is required for approval and adoption of the Proposal.

     Approval and adoption of the Proposal requires the affirmative vote of a majority of the votes cast on the Proposal by the holders of the outstanding Class A Common Stock and Class B Common Stock of the Company, each class voting separately. Shareholders will be given the opportunity on the enclosed proxy card to vote on the Proposal as a whole under option A or as separate items with respect to item (1) and item (2) under option B. You should vote under option A only or under option B only, not both options. If a shareholder chooses to vote on the Proposal as a whole under option A, the selected designation ('For,' 'Against' or 'Abstain') will constitute the designation with respect to both item (1) and item (2) of the Proposal, and any designation made under option B will be disregarded. If a shareholder chooses to vote on the two items separately under option B, the designations with respect to item (1) and item
(2) will be tallied in accordance with the votes cast on each item. The combined designations made by the shareholders voting under option A or option B will be tabulated separately with respect to item (1) and item (2) of the Proposal. If a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, each class voting separately, is in favor of both item (1) and item (2) of the Proposal, the Proposal will be adopted.

     THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1) OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION BY THE SHAREHOLDERS OF THE PROPOSAL AS A WHOLE, AND, IN THAT CASE, THE MERGER AND THE RELATED TRANSACTIONS WILL NOT BE CONSUMMATED.

     Common Shares that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. In the case of a shareholder who has chosen to vote under option B on the enclosed proxy card, but has failed to vote 'For,' 'Against' or 'Abstain' for either item (1) or item (2) of the Proposal, the shares will be voted FOR the respective item for which no designation has been made. Brokers may not give a proxy to vote without instructions from beneficial owners when the matter to be voted upon involves a merger or consolidation. Under the BCL, if a shareholder (including a nominee or other record owner) either records the fact of abstention or otherwise withholds authority to vote or fails to vote in person or by proxy, such action would not be considered a 'vote cast' and would have no effect on the approval of the Proposal, other than to reduce the number of affirmative votes needed for approval. Any other matter which may properly come before the Special Meeting at which a quorum is present for such purpose requires the affirmative vote of the majority of the votes cast on the matter by the holders of shares of Class B Common Stock and, to the extent that the matter affects the rights and privileges of the holders of the Class A Common Stock, by the holders of the Class A Common Stock, each class voting separately, unless a greater vote is required by law or the Articles of Incorporation or Bylaws of the Company. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by delivering a written notice of revocation of the proxy being revoked, or by submission of a properly executed proxy bearing a later date than the proxy being revoked, to the Secretary of the Company at 305 Richardson Road, Lansdale, PA 19446, or by voting the Common Shares covered thereby in person at the Special Meeting.

     Shareholders have the right to dissent from the Proposal and, subject to certain conditions provided under the BCL, to receive payment for the fair value of their Common Shares. See 'The Merger -- Dissenters Appraisal Rights' and Appendix D hereto.

     As of November 1, 1995, the executive officers and directors of the Company beneficially owned a total of 1,294,995 outstanding shares of Class A Common Stock (excluding 13,500 shares of Class A Common Stock subject to currently exercisable stock options beneficially owned by executive officers and directors of the Company), constituting approximately 35.6% of the shares of Class A Common Stock entitled to vote at the Special Meeting and 310,343 shares of Class B Common Stock, constituting approximately 76.1% of the shares of Class B Common Stock entitled to vote at the Special Meeting. Of these shares, the Voting Trusts created under the Voting Trust Agreement hold 191,583 shares of Class A Common Stock (including the 180,947 Contingent Shares), constituting 5.3% of the shares of Class A Common Stock entitled to vote at the Special Meeting, and 241,262 shares of Class B Common Stock, constituting approximately 59.2% of the shares of Class B Common Stock entitled to vote at the Special Meeting. Pursuant to the terms of the Voting Trust Agreement, 10,646 shares of Class A Common Stock and 241,262 shares of Class B Common Stock of the Common Shares held in the Voting Trusts will be voted by the voting trustees in favor of the Proposal and the 180,947 Contingent Shares of Class A Common Stock will be voted in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Common Stock at the Special Meeting. Inasmuch as the Voting Trust holds 241,262 shares of Class B Common Stock, or 59.2% of the outstanding shares of Class B Common Stock, it is expected that the Voting Trust will cast a sufficient number of votes to approve the Proposal with respect to the Class B Common Stock. Also, three of the voting trustees, Mr. Dunleavy, Mr. Einsidler and Mr. Lowin, have committed to vote the Common Shares other than the Common Shares held in the Voting Trusts over which each of them personally has voting power in favor of the Proposal, provided that the voting trustees have actually voted the Common Shares held in the Voting Trusts as described above. See 'Stock Ownership of Management and Certain Beneficial Owners' and 'The Related Transactions -- Voting Trust Agreement.' In case of any outstanding options that were not exercised as of the Record Date, the underlying Common Shares cannot be voted at the Special Meeting. See 'The Merger -- Termination; Fees and Expenses; Plans of the Company If the Merger Is Not Consummated' and 'The Related Transactions -- Background and Description of the Related Agreements.'

     THE TRANSACTIONS TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVE MATTERS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF THE COMPANY. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE. STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR COMMON SHARES FOR CASH.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The Articles of Incorporation of the Company provide that all voting rights are vested in the Company's Class B Common Stock, except that the Class A Common Stock, which is non-voting stock, votes as a class on any matter directly affecting the rights and privileges of such class or otherwise as required by law. Nevertheless, as provided in the Allocation Agreement, the Long Range Planning Committee and the Board of Directors are submitting the Proposal for consideration by the holders of Class A Common Stock and the holders of Class B Common Stock, each class voting separately. See 'Voting and Proxies.'

     The following sets forth certain information as of November 1, 1995 with respect to shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons who are known to be beneficial owners of more than 5% of the outstanding shares of the Class A Common Stock and/or Class B Common Stock,
(ii) each director, (iii) the Chief Executive Officer of the Company and each executive officer of the Company whose annual salary and bonus exceeded $100,000 for the year ended February 24, 1995 and (iv) all directors and executive officers as a group:


                                                          BENEFICIAL                   BENEFICIAL
NAME OF 5% BENEFICIAL OWNER,                             OWNERSHIP(1)                 OWNERSHIP(1)
DIRECTOR OR EXECUTIVE OFFICER OR                          OF CLASS A    PERCENT OF     OF CLASS B    PERCENT OF
IDENTITY OF GROUP                                        COMMON STOCK    CLASS (2)    COMMON STOCK    CLASS (2)
--------------------------------                         ------------  -------------  ------------  -------------
Leeam Lowin............................................    1,075,700(3)       29.6%             0             0
21 Fox Run Lane
Greenwich, CT 06830

Dr. Leon Riebman(4)....................................      199,093(4)        5.5%       241,262(4)       59.2%
305 Richardson Road
Lansdale, PA 19446-1429

Raymond S. Markowitz(5)................................       12,113             *         24,963           6.1%
305 Richardson Road
Lansdale, PA 19446-1429

Francis J. Dunleavy....................................            0             0              0             0

Frederick D. Einsidler.................................          627             *              0             0

Conrad J. Fowler.......................................          143(6)          *         68,784          16.9%

Lloyd W. Moffit........................................          400             *              0             0

Robert Riebman.........................................      185,447(7)        5.1%                           0

George King............................................       14,532(8)          *            297(8)          *

All directors and executive officers
as a group (8).........................................    1,294,995          35.6%        310,343         76.1%

------------------

*less than 1%.

(1) The securities 'beneficially owned' are determined in accordance with the definitions of 'beneficial ownership' as set forth in the releases of the Securities and Exchange Commission applicable as of the date hereof, and, accordingly, may include securities owned by or for, among others, spouses and/or minor children of the individual and other relatives who have the same home as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding Options within 60 days after November 1, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. The share amounts set forth in these columns do not reflect the additional shares of Class A Common Stock acquirable upon conversion of Class B Common Stock.

(3) Mr. Lowin has sole voting and investment power with respect to 583,000 shares of Class A Common Stock and shared investment power with respect to 475,700 shares of Class A Common Stock. The sole voting power with respect to these 475,700 shares of Class A Common Stock rests with other persons. The sole voting and investment power of 17,000 shares of Class A Common Stock belongs to Mr. Lowin's wife.

(4) Of these shares, 10,646 shares of Class A Common Stock, 180,947 Contingent Shares of Class A Common Stock and 241,262 shares of Class B Common Stock have been deposited in the Voting Trusts established under the Voting Trust Agreement. The voting trustees are Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, the four independent directors who comprise the Long Range Planning Committee. The address of the Voting Trusts is 305 Richardson Road, Lansdale, PA 19446-1429. The voting trustees are required to vote the shares held in the respective Voting Trusts in connection with a qualifying business combination, such as the Proposal, as follows: (i) the 180,947 Contingent Shares will be voted in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Common Stock and (ii) the other shares of Class A Common Stock and the shares of Class B Common Stock held in the Voting Trusts will be voted in favor of the Proposal in accordance with the recommendation of the Long Range Planning Committee. For a description of the other voting rights of the voting trustees and the duration of the Voting Trust Agreement, see 'The Related Transactions -- Background and Description of the Related Agreements.' The remaining 7,500 shares of Class A Common Stock consist of shares purchasable upon exercise of outstanding Options held by Dr. Riebman exercisable within 60 days after November 1, 1995, which are required to be deposited into the Voting Trust if the Options are exercised.

(5) Mr. Markowitz is a Vice President of the Company, but is not deemed an executive officer of the Company. Mr. Markowitz shares voting and investment power with respect to 19,659 shares of Class B Common Stock and 9,663 shares of Class A Common Stock, and has sole voting and investment power with respect to the remaining shares. The shares of Class A Common Stock include 1,450 shares in the form of Options exercisable within 60 days after November 1, 1995.

(6) The sole voting and investment power of the shares of Class A Common Stock belongs to Mr. Fowler's wife, who also has sole voting and investment power with respect to 29,789 shares of Class B Common Stock. Mr. Fowler has sole voting and investment power as to the remaining shares of Class B Common Stock.

(7) Robert Riebman has sole voting and investment power with respect to 4,500 shares of Class A Common Stock. He has an indirect ownership interest in 180,947 shares of Class A Common Stock as a trust beneficiary, which shares are currently held in one of the Voting Trusts established under the Voting Trust Agreement dated February 28, 1995. See note (4) above.

(8) Mr. King and his wife share voting and investment power with respect to 8,532 shares of Class A Common Stock and 297 shares Class B Common Stock. The remaining shares are in the form of Options exercisable within 60 days after November 1, 1995 and are held solely by Mr. King.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the full text of the Reorganization Agreement and the Plan of Merger, copies of which are included in this Proxy Statement as Appendix
A. The Reorganization Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Proposal is approved and adopted at the Special Meeting by the holders of the Class A Common Stock and the holders of the Class B Common Stock and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated. At the Effective Time, Tracor Subsidiary will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will thereby become a wholly owned subsidiary of Tracor. Pursuant to the Merger, each Common Share that is issued and outstanding at the Effective Time, other than Common Shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive the Merger Price of $28.00 per share. Upon consummation of the Merger, holders of Common Shares will possess no further interest in, or rights as shareholders of, the Company. Also, immediately prior to the Effective Time, each holder of Options, whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option.

BACKGROUND OF THE MERGER

     In January 1994, the Board of Directors of the Company appointed a special committee known as the Long Range Planning Committee and consisting entirely of independent, non-management directors of the Company. The members of the Long Range Planning Committee are Francis J. Dunleavy, Chairman, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin. After careful consideration of the various strategic alternatives available to the Company, including whether the Company should remain independent, the Long Range Planning Committee determined that the Company should pursue a possible sale of the Company. The principal factors motivating the Long Range Planning Committee's decision were the perceived need to consider the strategic alternatives for the Company in view of recent and significant developments and consolidations in the domestic defense industry, including whether the Company should remain independent, and if the Company were to remain independent, the possible need to search for a new Chief Executive Officer of the Company.

     In light of Dr. Riebman's role as Chief Executive Officer of the Company, the Riebmans' voting control of the Company and Dr. Riebman's technical knowledge of and reputation in the defense contracting industry, the Long Range Planning Committee determined that the best way to maximize value for all shareholders in a possible sale of the Company would be to first negotiate an arrangement with the Riebmans, with the objective of solidifying Dr. Riebman's prospective relationship with the Company and eliminating the Riebmans' voting control of the Company for a period of time sufficient to complete a sale of the Company. Taking into account the practical difficulties of consummating a sale of the Company on terms that might not have been acceptable to the Riebmans as controlling shareholders, the Long Range Planning Committee determined that the temporary elimination of the Riebmans' voting control of the Company would provide the Long Range Planning Committee with increased flexibility in exploring a potential sale of the Company and would enable the Long Range Planning Committee to facilitate an offer to purchase the Company that would involve the payment of the same price and terms to all holders of Class A Common Stock and Class B Common Stock of the Company. In connection therewith, the Long Range Planning Committee determined that, prior to proceeding with a potential sale of the Company, the Committee would pursue: (i) the negotiation of an arrangement with the Riebmans concerning their voting control of the Company in anticipation of a possible sale of the Company; and (ii) the negotiation of an arrangement with Dr. Riebman regarding his future relationship with the Company that would assure his exclusive availability to the Company prior to a sale of the Company and to a possible buyer of the Company following the acquisition.

     The Long Range Planning Committee determined to engage an investment banking firm, independent legal counsel and a compensation consultant to serve as its advisors in connection with these matters. In October 1994, the Long Range Planning Committee engaged as its financial advisor Dillon Read, an internationally recognized investment banking firm engaged in, among other things, the evaluation of businesses and their securities. Also in October 1994, the Long Range Planning Committee selected Towers Perrin, a nationally recognized employee benefits consulting firm, to advise it on matters relating to compensation and also retained independent legal counsel.

     Over the course of the next several months, the Long Range Planning Committee, acting through its investment banker and counsel, negotiated with the Riebmans and their counsel regarding Dr. Riebman's future relationship with the Company as well as the relinquishment by the Riebmans of their voting control of the Company in connection with a possible sale of the Company. The Riebmans were willing to temporarily relinquish their voting control of the Company, and Dr. Riebman was willing to solidify his prospective relationship with the Company, if the Long Range Planning Committee would agree to use all reasonable efforts to sell the Company and the Company provided certain inducements to the Riebmans. The Long Range Planning Committee met on twelve occasions between October 1994 and February 1995 to review the status of the negotiations and to provide instructions to its investment banker and counsel concerning financial and legal arrangements with Dr. Riebman that might be acceptable to the Long Range Planning Committee.

     As a result of the negotiations among the Long Range Planning Committee and the Riebmans, on February 28, 1995, the Company, the Riebmans and the members of the Long Range Planning Committee in their capacity as voting trustees entered into the Related Agreements.

     Pursuant to the Related Agreements, the Riebmans, among other things, temporarily relinquished voting control of the Company by transferring all of their stock in the Company into Voting Trusts controlled by the Long Range Planning Committee. In exchange for the Riebmans' relinquishing voting control of the Company for a period of time that the Long Range Planning Committee believed to be sufficient to complete a sale of the Company and for the Riebmans' agreeing that the Related Agreements would be subject to shareholder approval and that the holders of the Class A Common Stock would be entitled to vote as a separate class on the sale of the Company and the Related Agreements, the Company issued to the Riebmans .75 shares of Class A Common Stock for each share of Class B Common Stock owned by them, which 180,947 Contingent Shares were immediately transferred into the Voting Trusts and are to be returned to the Company without any payment to the Riebmans if a sale of the Company is not completed during the term of the Voting Trusts. By entering into the Related Agreements, Dr. Riebman also assured, effective as of February 28, 1995, his exclusive availability to the Company prior to completion of a sale of the Company and to a possible buyer of the Company after completion of a sale of the Company, including the mandatory provision of consulting services should he retire after completion of a sale of the Company, in exchange for which the Company agreed to make certain payments to Dr. Riebman, all as more fully set forth in the Related Agreements. See 'The Related Transactions -- Background and Description of the Related Agreements.' The Related Agreements further provide that they, and the transactions contemplated thereunder, are subject to ratification by the holders of Class A Common Stock and Class B Common Stock, each voting as a separate class, at such time as a sale proposal is submitted to the shareholders, and that the sale proposal and such ratification must be voted upon as a single proposition.

     In connection with the Related Agreements, Dillon Read delivered its opinion dated February 28, 1995 that, as of such date, it would be reasonable for the Long Range Planning Committee to conclude that the issuance of the 180,947 Contingent Shares of Class A Common Stock to the Riebmans pursuant to the Allocation Agreement was fair, from a financial point of view, to the holders of Class A Common Stock and Class B Common Stock, other than the Riebmans.

     In addition, Towers Perrin advised the Long Range Planning Committee that it was clearly prudent and consistent with prevailing practices of companies with retiring founding executives for the Company to enter into consulting and non-competition arrangements with Dr. Riebman similar in nature to the 1995 Agreement and the Participation Rights Agreement, particularly in light of Dr.

Riebman's technical knowledge of the defense electronics business, as well as his technical reputation in the defense contracting industry and his business relationships with the key decision-makers of the Company's largest customers.

     As described above, pursuant to the Related Agreements, the Long Range Planning Committee agreed to use all reasonable efforts to pursue a potential sale of the Company. In connection therewith, between March and June 1995, Dillon Read contacted or was contacted by approximately 40 potential acquirors of all or part of the Company, which included substantially all of the significant participants in the domestic defense industry. Based upon the advice of Dillon Read that the Company would, in all probability, be able to generate a higher price to shareholders if sold as a whole rather than division by division, the Long Range Planning Committee determined that initially it would pursue only those entities interested in acquiring the Company as a whole.

     Over the course of the next two months, Dillon Read conducted preliminary discussions with approximately 24 potential purchasers of the Company. Of these 24 entities, 21 requested additional information about the Company and entered into confidentiality agreements with the Company in order to receive and review confidential information concerning the Company. After execution of the confidentiality agreements, these entities were provided copies of a memorandum containing certain confidential information concerning the Company and its operations.

     Commencing in late July 1995, Dillon Read communicated with those entities that continued to have an active and bona fide interest in purchasing the Company, one of which was Tracor, concerning the bidding process, including the request that these bids should reflect a price per share in cash and any material contingencies which might accompany a bid. In addition, the interested parties received a draft of an agreement and plan of reorganization, which had been prepared by counsel to the Long Range Planning Committee.

     At its meeting on August 31, 1995, the Long Range Planning Committee, based upon the advice of Dillon Read, determined to establish a deadline of September 13, 1995, for the submission of final bids to acquire the Company. The Long Range Planning Committee decided, however, that in the meantime it would continue to be receptive to inquiries from any interested parties.

     Over the course of the next several weeks, the Long Range Planning Committee reviewed the bids it received with its advisors, and the bidders performed additional due diligence with respect to the Company, which included further consultation with senior management of the Company as well as discussions with certain attorneys retained by the Company for specific legal matters. In addition, Dillon Read and counsel to the Long Range Planning Committee contacted representatives of each of the bidders to further clarify certain aspects of each of the bids and to negotiate with respect to elements of each bid that the Long Range Planning Committee had found to be objectionable.

     As of the close of business on September 29, 1995, the Long Range Planning Committee decided to pursue exclusive negotiations with Tracor. On the evening of October 1, 1995, following negotiations throughout the weekend of September 30 and October 1, 1995 between the Long Range Planning Committee and its advisors and Tracor and its representatives, the Long Range Planning Committee met to evaluate the Tracor proposal, which had been modified as a result of negotiations. At that meeting, Dillon Read advised the Long Range Planning Committee that, as of October 1, 1995, the consideration to be received by the shareholders of the Company, other than the Riebmans, pursuant to the Merger was fair to the holders of Class A Common Stock and Class B Common Stock, other than the Riebmans, from a financial point of view. Dillon Read indicated that in reaching this decision it had, among other things, reviewed certain business and financial information provided to it by the Company and considered the financial terms of certain recent mergers and acquisition transactions. Counsel to the Long Range Planning Committee reviewed the terms of the draft agreement submitted by Tracor, as modified in the negotiations. Because the Tracor proposal was conditional on the receipt of financing, counsel and Dillon Read also reviewed with the Long Range Planning Committee the commitment letter that Tracor had received from Bankers Trust.

     The Long Range Planning Committee reconvened on the morning of October 2, 1995 and unanimously approved the Tracor proposal. Immediately thereafter, the Company and Tracor executed the Reorganization Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE; OPINIONS OF THE FINANCIAL ADVISOR

  Reasons for the Merger; Recommendation of the Long Range Planning Committee

     At its October 2, 1995 meeting, the Long Range Planning Committee determined that the Merger is fair to, and in the best interests of, the Company and its shareholders. Therefore, the Long Range Planning Committee approved the Merger. The Long Range Planning Committee unanimously recommends that the Company's shareholders VOTE FOR approval and adoption of the Proposal. The Board of Directors, upon the recommendation of the Long Range Planning Committee, has ratified and approved the Merger.

     The determination of the Long Range Planning Committee to approve the Merger was based upon consideration of a number of factors. The following list includes all material factors considered by the Long Range Planning Committee:

          (1) Alternatives to the Merger were considered, including prospects for the Company resulting from the continued operation of the Company as an independent publicly owned entity in view of recent and significant developments and consolidations in the defense industry, weighed against the risks associated with such alternatives, including current industry, economic and market conditions;

          (2) The Company conducted an active and extensive auction;

          (3) The $28.00 per share Merger Price represents a substantial premium over the closing price of $12.25 per share on February 17, 1995, the last full trading day prior to the first public announcement of the Company's intention to explore strategic alternatives, including a possible sale of the Company, and represents a premium over the closing price of $26.25 per share on September 29, 1995, the last full trading day prior to the first public announcement of the execution of the Reorganization Agreement; and

          (4) The opinion of Dillon Read was delivered in writing to the Long Range Planning Committee at its October 1, 1995 meeting as to the fairness, as of that date, to the shareholders other than the Riebmans from a financial point of view, of the consideration to be received pursuant to the Merger by the shareholders other than the Riebmans. See 'Opinions of Financial Advisor' below.

     The Long Range Planning Committee recognizes that if the Merger is consummated, the Company's shareholders will not have the opportunity to continue their equity interest in any future growth of the Company as an independent entity. See 'Certain Other Effects of the Merger.'

     However, the Long Range Planning Committee placed special consideration on the fact that the Merger Price represents a substantial premium over the price at which the Class A Common Stock had been trading prior to the first public announcement of the Company's intention to explore strategic alternatives, including a possible sale of the Company. The foregoing discussion of the information and factors considered by the Long Range Planning Committee is not meant to be exhaustive but is believed to include the material factors considered by the Long Range Planning Committee. The Long Range Planning Committee did not quantify or attach any specific weight to the various factors that it considered in reaching its determination that the Reorganization Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the shareholders of the Company. In reaching its determination, the Long Range Planning Committee took the various factors into account collectively and the Long Range Planning Committee did not perform a factor-by-factor analysis.

  Opinions of Financial Advisor

     On October 1, 1995, the Long Range Planning Committee received Dillon Read's oral opinion, subsequently confirmed by a written opinion dated October 1, 1995, that, as of the date of such opinion the consideration to be received by the shareholders of the Company other than the Riebmans pursuant to the Merger was fair, from a financial point of view, to such shareholders, other than the Riebmans. The full text of Dillon Read's written opinion is attached as Appendix C hereto and should be read in its entirety for a description of the procedures followed, matters considered, assumptions made and methods employed by Dillon Read in arriving at its opinion.

     In arriving at its opinion, Dillon Read (i) reviewed the Reorganization Agreement, (ii) reviewed certain business and financial information relating to the Company and its subsidiaries, including certain financial projections, estimates and analyses provided to Dillon Read by the Company, (iii) reviewed and discussed the businesses and prospects of the Company and its subsidiaries with representatives of the Company, (iv) analyzed certain publicly available information, including financial information, relating to publicly held companies in businesses Dillon Read considered similar to those of the Company,
(v) considered the trading history of the Company's Class A Common Stock prior to the announcement by the Company on February 20, 1995 concerning its possible sale, (vi) considered the financial terms of certain recent merger and acquisition transactions involving companies that Dillon Read believed to be generally comparable to the Company, (vii) considered the Voting Trust Agreement, pursuant to which the Riebmans transferred to the voting trustees the right to vote the Common Shares beneficially owned by the Riebmans on any transaction recommended by the Long Range Planning Committee and (viii) conducted such other financial studies, analyses and investigations, and considered such other information as it deemed necessary or appropriate.

     In connection with its review, Dillon Read did not independently verify the foregoing information and relied upon its being complete and accurate in all material respects. Dillon Read has not made or reviewed any independent evaluations or appraisals of any assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor were they furnished with any such evaluation or appraisal that has not been publicly disclosed. With respect to the projections, estimates and analyses provided to Dillon Read by the Company, Dillon Read assumed, at the Company's direction, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to future financial performance. Further, Dillon Read's opinion is based on economic, monetary and market conditions existing on the date thereof and the information made available to them through such date.

     Dillon Read's financial analysis of the Company examined, among other things, the Company's net sales earnings and profit margins for the last five fiscal years. The financial analysis showed that the Company's net sales decreased from $144.3 million in fiscal 1991 to $126.5 million in fiscal 1995. The Company's operating income decreased from $6.6 million in fiscal 1991 to $4.1 million in fiscal 1995. The Company's income before cumulative effect of change in accounting principle increased from $1.7 million in fiscal 1991 to $1.8 million in fiscal 1995. The Company's operating profit margin decreased from 4.5% in fiscal 1991 to 3.2% in fiscal 1995. The Company's net profit margin (excluding the cumulative effect of the change in accounting principle) increased from 1.2% in fiscal 1991 to 1.4% in fiscal 1995.

     The amount of consideration to be paid to the shareholders of the Company pursuant to the Reorganization Agreement was determined through arm's length negotiations between the Company and Tracor and followed an active auction process. The Company did not place any limitations upon Dillon Read regarding the procedures to be followed or the factors to be considered in rendering its opinion.

     Dillon Read's opinion does not constitute a recommendation regarding whether or not it is advisable for shareholders of the Company to vote in favor of the Proposal.

     In connection with rendering its opinion, Dillon Read considered a variety of valuation methods. The material valuation methods used are summarized below.

     COMPARABLE COMPANY ANALYSIS. Using publicly available information, Dillon Read analyzed, based upon market trading values, multiples of certain financial criteria (such as net income, projected net income, earnings before interest and taxes, earnings before depreciation, amortization, interest and taxes, revenues and book value) used to value three groups of other companies, which, in Dillon Read's judgment, were generally comparable to the Company for the purpose of this analysis. The first comparable company analysis was comprised of five public defense prime contractors and included General Dynamics Corporation, Litton Industries, Inc., Lockheed Martin Corporation, McDonnell Douglas Corporation and Northrop Grumman Corporation. The second comparable company analysis was comprised of three public defense electronics companies and included Hughes Electronics corporation, Loral Corporation and Raytheon Company. The third comparable company analysis was comprised of four public small capitalization companies with defense related businesses and included Alliant Techsystems Inc., Esco Electronics Corporation, Tracor and Watkins-Johnson Company.

     The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the first group of comparable companies were as follows: (a) latest twelve months net income -- 13.3x to 14.8x, with a median of 13.8x and a mean of 13.9x; (b) estimated calendar 1995 earnings -- 11.5x to 14.3x, with a median 13.6x and a mean of 13.4x; (c) estimated calendar 1996 earnings -- 10.6x to 14.0x, with a median of 12.2x and a mean of 12.4x; and (d) book value -- 1.3x to 2.8x, with a median of 2.4x and a mean of 2.3x. The range, median and mean for adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for the first group of comparable companies were as follows: (a) latest twelve months revenues -0.6x to 0.8x, with a median of 0.8x and a mean of 0.7x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 5.3x to 7.8x, with a median of 6.5x and a mean of 6.4x; and (c) latest twelve months earnings before interest and taxes -- 7.2x to 9.7x, with a median of 8.0x and a mean of 8.3x.

     The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the second group of comparable companies were as follows: (a) latest twelve months net income -- 13.3x to 17.6x, with a median of 16.3x and a mean of 15.7x (b) estimated calendar 1995 earnings -- 13.2x to 14.9x, with a median 14.9x and a mean of 14.4x; (c) estimated calendar 1996 earnings -- 11.9x to 13.9x, with a median of 13.3x and a mean of 13.0x; and (d) book value -- 2.1x to 2.8x, with a median of 2.5x and a mean of 2.5x. The range, median and mean for adjusted market capitalization as a multiple of each of the indicated statistics for the second group of comparable companies were as follows: (a) latest twelve months revenues -- 1.0x to 1.2x, with a median of 1.1x and a mean of 1.1x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 7.3x to 8.9x, with a median of 7.3x and a mean of 7.6x; and (c) latest twelve months earnings before interest and taxes -- 9.5x to 10.8x, with a median of 10.1x and a mean of 10.1x.

     The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the third group of comparable companies were as follows: (a) latest twelve months net income -- 9.9x to 17.7x, with a median of 13.8x and mean of 13.8x; (b) estimated calendar 1995 earnings -- 13.4x to 16.6x, with a median of 14.9x and a mean of 15.0x; (c) estimated calendar 1996 earnings -- 11.5x to 13.4x, with a median of 12.2x and a mean of 12.3x; and (d) book value -- 0.6x to 5.1x, with a median of 2.2x and a mean of 2.5x. The adjusted market capitalization as a multiple of each of the indicated statistics for the third group of comparable companies were as follows: (a) latest twelve months revenues -- 0.4x to 1.1x, with a median of 0.8x and a mean of 0.8x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 4.6x to 8.4x, with a median of 4.6x and a mean of 5.9x; and (c) latest twelve months earnings before interest and taxes -- 6.1x to 11.8x, with a median of 7.7x and a mean of 8.5x.

     The Company's multiples based upon the Merger Price of $28.00 per share, were as follows: (a) latest twelve months net income -- 55.3x; (b) net income for calendar year 1995 (based on the Company's estimates) -- 43.2x; (c) net income for calendar year 1996 (based on the Company's estimates) -- 28.1x; (d) book value -- 1.9x; (e) latest twelve months revenues -- 1.1x; (f) latest twelve months earnings before depreciation, amortization, interest and taxes -- 11.7x; and (g) latest twelve months earnings before interest and taxes -- 27.6x. Dillon Read believes that these multiples supported

Dillon Read's view that the consideration to be received in the Merger by the shareholders of the Company is fair, from a financial point of view, to such shareholders, because taken as a whole the ratios described above were within the range of, or exceeded, selected comparable company multiples.

     COMPARABLE MERGERS AND ACQUISITIONS. Using publicly available information, Dillon Read analyzed, based upon the purchase price of the common equity of the acquired companies and total transaction values, multiples of certain financial criteria (such as net income, projected net income, earnings before interest and taxes, earnings before depreciation, interest and taxes, revenues and book value) used to value certain mergers and acquisitions of companies which, in Dillon Read's judgment, were generally comparable to the Merger for the purposes of this analysis.

     The merger and acquisition transactions which were analyzed included eleven transactions completed or pending in the defense industry. The acquisitions reviewed by Dillon Read, in reverse chronological order of announcement date included: (a) the pending acquisition of Magnavox Electronic Systems Corporation by Hughes Electronics Corporation, (b) the acquisition of E-Systems, Inc. by Raytheon Company, (c) the acquisition of Unisys Defense Businesses by Loral Corporation, (d) the acquisition of Lockheed Corporation by Martin Marietta Corporation, (f) the acquisition of Grumman Corporation by Northrop Corporation,
(g) the acquisition of IBM Federal Systems by Loral Corporation, (h) the acquisition of General Dynamic's Tactical Aircraft Business by Lockheed Corporation, (i) the acquisition of General Electric's Aerospace Business by Martin Marietta Corporation, (j) the acquisition of LTV Missile Division by Loral Corporation, (k) the acquisition of LTV's Aircraft Division by Vought Aircraft Company and (1) the acquisition of General Dynamics Missile Business by Hughes Aircraft Corporation.

     The range, median and mean for the transaction value (defined as purchase price of equity plus the book value of debt less cash and cash equivalents) as a multiple of each of the indicated statistics for the above transactions were as follows: (a) latest twelve months sales -- 0.2x to 1.1x, with a median of 0.6x and a mean of 0.6x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 2.9x to 10.1x, with a median of 4.8x and mean of 5.4x; (c) latest twelve months earnings before interest and taxes -- 5.2x to 13.3x, with a median of 7.6x and mean of 8.0x; and (d) net assets -- 1.3x to 4.6x, with a median of 3.0x and mean of 2.9x.

     The Company's multiples based upon the consideration to be received by the shareholders in connection with the Merger were as follows: (a) sales for latest twelve months -- 1.1x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 11.7x; (c) latest twelve months earnings before interest and taxes -- 27.6x; and (d) net assets 1.7x. Dillon Read believes that these multiples in the aggregate supported Dillon Read's view that the consideration to be received by the shareholders of the Company is fair, from a financial point of view, to such shareholders, because the ratios described above were within the range of, or exceeded, selected multiples.

     DISCOUNTED CASH FLOW ANALYSIS. Dillon Read performed a discounted cash flow valuation of the Company using a set of projections based upon forecasts provided by the Company's management. Utilizing these projections for the Company, Dillon Read calculated the theoretical unlevered discounted cash flow value for the Company by adding together the present value of (i) the projected stream of unlevered free cash flow through fiscal year 2004 and (ii) the projected value of the Company at the end of fiscal year 2004 (the 'Terminal Value').

     Based on the financial forecast of the Company's management for the Company's future cash flows through 2000 and estimates of future cash flows from 2001 to 2004 and Terminal Value multiples of estimates of earnings before interest and taxes in 2004 (which were based upon estimates by the Company's management of the Company's earnings before interest and taxes in 2000 ranging from 7.5x to 8.5x, and discount rates ranging from 11.0% to 12.0%), Dillon Read analyzed the present value of the Company's estimated future cash flows. Such analysis indicated that assuming the above Terminal Value multiples ranging from 7.5x to 8.5x (as indicated by the comparable company and comparable mergers analyses) and discount rates ranging from 11.0% to 12.0%, the net after-tax present value of the Company's future cash flows ranged from $15.94 to $19.25 per share of Common Shares. Dillon Read believes that the discounted cash flow analysis supported Dillon Read's opinion that the consideration to be received by the Company's shareholders is fair, from a financial point of view, because the consideration valued at the time of Dillon Read's opinion exceeds the range of present values of the Company's future cash flows.

     TRADING HISTORY OF THE CLASS A COMMON STOCK. Dillon Read analyzed the price history of the Class A Common Stock during 1986 through 1994 and the first three calendar quarters of 1995. The trading history of the Class A Common Stock was examined to evaluate the fairness of the Merger Price for the Common Shares in light of historical trading levels. Dillon Read believes that the Company's trading history of the Class A Common Stock supported Dillon Read's view that the consideration to be received by shareholders of the Company is fair, from a financial point of view, because the consideration to be received represented premiums to historical trading levels.

     Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its opinion. Dillon Read did not quantify the effect of any one factor upon its opinion. Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's and Dillon Read's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates inherently are subject to uncertainty neither the Company, Tracor, Dillon Read nor any other person assumes responsibility for their accuracy.

     Dillon Read is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As a part of its investment banking business, Dillon Read is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Dillon Read has acted as financial advisor to the Company in connection with the Merger. At the request of the Company, Dillon Read acted as agent in soliciting bids for the purchase of the Company. Dillon Read previously rendered an opinion to the Board of Directors of the Company and to the Long Range Planning Committee dated February 28, 1995 to the effect that it would be reasonable for the Long Range Planning Committee to conclude that the Contingent Shares to be issued by the Company to the Riebmans pursuant to an agreement between the Company and the Riebmans was fair to the shareholders of the Company, other than the Riebmans, from a financial point of view. Dillon Read's February 28, 1995 letter excluded from its consideration any other agreement or arrangement into which the Company and the Riebmans then or subsequently entered into including, but not limited to, the Voting Trust Agreement, the 1995 Agreement and the Participation Rights Agreement.

     For the services performed in connection with the Merger and in connection with rendering its opinion dated February 28, 1995, Dillon Read has to date received fees of $400,000, and expects to receive an additional fee of approximately $1,200,000 upon the closing, if any, of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Long Range Planning Committee and the Board of Directors with respect to the Merger, shareholders should be aware that members of the Company's management and the Board of Directors have certain interests in connection with the Merger.

     Change in Control Agreement. George King, Executive Vice President and Chief Financial Officer of the Company, has entered into a change in control agreement with the Company, pursuant to which Mr. King will be entitled to payments in the event of his termination of employment within 24 months after the occurrence of a change in control, other than in the event of his death or complete and permanent disability, or his voluntary resignation except for good reason. Under this agreement, a 'change in control' is deemed to occur if (i) the Riebmans own (a) less than 50% of the outstanding shares of Class B Common Stock or (b) if no shares of Class B Common Stock are outstanding, less than 15% of the outstanding shares of Class A Common Stock and another person owns more than 15% of the outstanding Class A Common Stock, and (ii) Dr. Riebman ceases to hold the position of Chief Executive Officer of the Company. Voluntary termination of Mr. King's employment for 'good reason' would be deemed to occur if his base salary, responsibilities or duties are reduced (and any such reduction in salary is not part of a general reduction of senior executive base salary levels), provided that Mr. King gives at least one-month prior written notice of his intent to terminate employment for such reason.

     Assuming that, following the Merger and during the relevant contract period, Mr. King's employment is terminated in such manner that he is entitled to full payment under the change in control agreement, Mr. King will be entitled to 36 consecutive monthly payments in the aggregate amount of approximately three times Mr. King's average annual salary, bonus and other taxable income from the Company for the last five years of his employment, reduced by amounts paid during such 36 months under Mr. King's supplemental benefits agreement with the Company and the present value of all other amounts paid under any other agreement, including property transferred, which are contingent upon a change in control. Mr. King's right to future payments under the agreement will terminate if Mr. King fails to comply with his agreement (i) not to disclose confidential information relating to the Company or (ii) for the period during which payments are to be made under the agreement, not to induce or attempt to induce, directly or indirectly, any person employed by the Company (including any employee, consultant or agent of the Company) to leave such employment or relationship with the Company.

     Stock Options. Immediately prior to the Effective Time, each holder of Options, whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option. Accordingly, the Company will be obligated to pay Dr. Riebman $215,850 and Mr. King $313,125 in cancellation of their respective Options. Once the Merger is approved by the Company's shareholders, the cancellation of the Options will be accounted for as an expense of the Company in any financial statements issued by the Company.

     Indemnification Under the Reorganization Agreement. Pursuant to the Reorganization Agreement, Tracor has agreed that after the Effective Time the Surviving Corporation in the Merger will indemnify and hold harmless each person who is, or has been prior to the date of the Reorganization Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the 'Indemnified Parties') against (i) all losses, claims, damages, costs, expenses (including without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ('Indemnified Liabilities') and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the

Reorganization Agreement, the Related Agreements, any other agreement related to the Reorganization Agreement, the Related Agreements or the transactions contemplated by the Reorganization Agreement or any such other agreements, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws or any indemnification agreements in effect on the date of the Reorganization Agreement. Tracor has agreed that the Surviving Corporation's Articles of Incorporation and Bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Party thereunder or under the Reorganization Agreement, unless otherwise required by applicable law. Tracor has agreed that to the extent available on terms reasonably satisfactory to the Surviving Corporation, the Surviving Corporation will maintain, for not less than five years after the Effective Time, directors' and officers' liability insurance covering each Indemnified Party on terms not materially less favorable than the insurance maintained in effect by the Company on the date of the Reorganization Agreement. Furthermore, Tracor has guaranteed the payment and performance of the Surviving Corporation's obligations under the indemnification provisions of the Reorganization Agreement.

     The Related Agreements. If the Proposal is approved by the shareholders of the Company and if the Merger is consummated, the Riebmans will receive the Merger Price with respect to all shares transferred by them to the Voting Trusts, including the Contingent Shares, and Dr. Riebman will receive the noncompetition payment of $1,900,000 pursuant to the Participation Rights Agreement, as described below. If Dr. Riebman's employment with the Company terminates for any reason, voluntary or involuntary, after the Effective Time of the Merger, he will receive the $500,000 change-in-control payment. Furthermore, if he voluntarily retires after the Effective Time of the Merger, Dr. Riebman will receive consulting fees of an aggregate of up to $675,000 payable in three annual payments, respectively, of $300,000 on the date of his retirement, $225,000 on the first anniversary of such date and $150,000 on the second anniversary of such date, provided that the Company is not obligated to make any such yearly payment if Dr. Riebman is not available on the respective payment date to provide consulting services for the forthcoming year. These payments supplement certain retirement benefits to which Dr. Riebman is entitled under his existing employment agreement with the Company. For a more complete discussion of the Related Transactions, see 'The Related Transactions.'

EFFECTIVE TIME OF THE MERGER

     The Effective Time of the Merger will occur upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the BCL and a Certificate of Merger with the Delaware Department of Corporations in accordance with the Delaware General Corporation Law. The Articles of Merger and the Certificate of Merger are expected to be presented for filing as soon as practicable after the approval and adoption of the Proposal by the Company's shareholders at the Special Meeting and upon satisfaction or waiver of all other conditions to consummation of the Merger. See 'Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants.'

PAYMENT FOR COMMON SHARES

     As a result of the Merger, holders of certificates formerly representing Common Shares will cease to have any equity interest in the Company. After consummation of the Merger, all certificates formerly evidencing Common Shares (other than Common Shares held in the treasury of the Company or Common Shares in respect of which dissenters appraisal rights have been properly exercised) will be required to be surrendered to the Paying Agent in order to receive the Merger Price to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of such certificates. Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to former holders of Common Shares by the Paying Agent as promptly as practicable following the Effective Time. HOLDERS OF COMMON SHARES SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. Upon surrender of stock certificates and other required documents to the Paying Agent, the Paying Agent will distribute by bank check the Merger Price for each share represented by such stock certificates to the holder thereof. See 'The Merger -- Terms of the Merger.' If payment in respect of canceled Common Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Paying Agent that such tax either has been paid or is not payable.

       SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.


CERTAIN OTHER EFFECTS OF THE MERGER

     If the Merger is consummated, the Company's shareholders will not have an opportunity to continue their equity interest in the Company as an independent entity and therefore will not share in future earnings and growth of the Company.

     If the Merger is consummated, public trading of shares of Class A Common Stock and Class B Common Stock will cease, the Class A Common Stock will cease to be listed on the Nasdaq Stock Market and the registration of the Class A Common Stock and Class B Common Stock under the Exchange Act will be terminated. See 'Additional Information -- Available Information' for information concerning the effect of the Merger on the Surviving Corporation's obligation to file periodic reports and other information with the Commission.

     For information concerning the income tax consequences of the Merger, see 'Federal Income Tax Consequences of the Merger.'

ANTITRUST MATTERS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the 'HSR Act') provide that certain acquisition transactions (including the Merger) may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice ('Department of Justice') and the Federal Trade Commission (the 'FTC') and certain waiting period requirements have been satisfied. The required information was supplied by the Company and by Tracor on November 2, 1995, and the applicable waiting period under the HSR Act will expire on December 2, 1995. At any time before or after the consummation of the Merger, the Department of Justice, the FTC or some other person could seek to enjoin or rescind the Merger on antitrust grounds. See 'Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants.'

ACCOUNTING TREATMENT

     The Merger will be accounted for by Tracor as a 'purchase' for accounting and financial reporting purposes.

TERMS OF THE MERGER

     General. The Company has agreed in the Reorganization Agreement to submit the Proposal to its shareholders for approval and adoption at a meeting to be held as soon as practicable in accordance with the BCL and the Company's Articles of Incorporation and Bylaws and, in connection therewith, prepare and file a proxy statement and cause the proxy statement to be mailed to the Company's shareholders as soon as practicable. If the Proposal is approved and adopted by the shareholders and the other conditions contained in the Reorganization Agreement are satisfied or waived, Tracor Subsidiary will be merged with and into the Company. Upon the filing of Articles of Merger, or at such later time as specified in such filing, each Common Share that is issued and outstanding at the Effective Time, other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount, in cash, without interest, equal to the Merger Price. Also, immediately prior to the Effective Time, each holder of Options, whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option. The obligations of the Company and Tracor to effect the Merger are subject to the fulfillment of certain conditions set forth in the Reorganization Agreement, including the approval and adoption of the Proposal by the shareholders of the Company. See 'The Merger -- Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants.'

     The terms of the Merger are set forth in the Reorganization Agreement and the Plan of Merger which are attached as Appendix A to this Proxy Statement, and the description of the Merger contained herein is qualified in its entirety by reference to the Reorganization Agreement and the Plan of Merger. Shareholders are urged to review the Reorganization Agreement and the Plan of Merger carefully.

     Amendments. The Reorganization Agreement may be amended at any time before or after shareholder approval by written agreement of Tracor, Tracor Subsidiary and the Company, except that after approval of the Merger by the shareholders of the Company, no amendment may be made, without the further approval of the shareholders of the Company, which either decreases the amount of cash to which the shareholders of the Company are entitled pursuant to the Reorganization Agreement or otherwise materially adversely affects the shareholders of the Company.

CONDITIONS TO CONSUMMATION OF THE MERGER; REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

     Conditions to Consummation of the Merger. Under the Reorganization Agreement, the obligations of the Company, Tracor and Tracor Subsidiary to effect the Merger are subject to the satisfaction, on or before the Effective Time, of certain conditions or the waiver thereof. Among such conditions are that (i) the Proposal shall have been approved and adopted by (a) a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock entitled to vote at the Special Meeting and (b) a majority of the votes cast by the holders of the outstanding shares of Class B Common Stock entitled to vote at the Special Meeting; (ii) no order, decree, ruling or other action of a court or governmental agency of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger shall be in effect; and (iii) the waiting periods under the HSR Act shall have terminated or early termination thereof shall have been granted or all approvals required in connection therewith, if any, shall have been obtained.

     Under the Reorganization Agreement, the obligations of Tracor and Tracor Subsidiary to effect the Merger are also subject to each of the following conditions: (i) the aggregate number of Dissenting Shares (as defined in the Plan of Merger) shall not exceed 5% of the outstanding Common Shares; (ii) the representations and warranties of the Company contained in the Reorganization Agreement shall be accurate in all material respects at and as of the closing date (except to the extent that such representation and warranty speaks as of another date) and no material adverse change shall have occurred to the business, financial condition, property or prospects of the Company taken as a whole since February 24, 1995 and (iii) the Company shall have complied in all material respects with the covenants that the Company agreed to undertake in the Reorganization Agreement.

     Under the Reorganization Agreement, the obligations of the Company to effect the Merger are also subject to each of the following conditions: (i) the representations and warranties of Tracor and Tracor Subsidiary contained in the Reorganization Agreement shall be accurate in all material respects at and as of the closing date (except to the extent that such representation and warranty speaks as of another date); (ii) Tracor and Tracor Subsidiary shall have complied in all material respects with the covenants that Tracor and Tracor Subsidiary agreed to undertake in the Reorganization Agreement and (iii) on the date on which this Proxy Statement is mailed to the Company's shareholders, the Company shall have received an opinion of Dillon Read (or other nationally recognized investment banking firm), dated as of the date of such mailing and acceptable to the Long Range Planning Committee to the effect that the Merger Price is fair from a financial point of view to the Company's shareholders, other than the Riebmans, and on the date of the Special Meeting and at the Effective Time, such opinion shall not have been withdrawn or modified in a manner not acceptable to the Long Range Planning Committee.

     Representations and Warranties. The representations and warranties of the Company and of Tracor and Tracor Subsidiary contained in the Reorganization Agreement include various representations and warranties typical in such agreements and are included in Sections 2.1 and 2.2, respectively, of the Reorganization Agreement, a copy of which is included in this Proxy Statement as Appendix A.

     Certain Covenants. The Company, Tracor and Tracor Subsidiary covenanted to certain matters in the Reorganization Agreement including, among others, the following:

          Conduct of Business by the Company Pending the Merger. The Reorganization Agreement provides that between the date of the Reorganization Agreement and the Effective Time, unless Tracor shall otherwise agree in writing or except as otherwise expressly contemplated by the Reorganization Agreement, (i) the Company shall use its reasonable best efforts to maintain its relationships with its suppliers and customers and, if and as requested by Tracor, (a) the Company shall make reasonable arrangements as reasonably requested by Tracor for representatives of Tracor to meet with customers and suppliers of the Company and (b) the Company shall schedule, and the management of the Company shall participate in, meetings of the representatives of Tracor with employees of the Company; (ii) the Company shall not make any new commitments for capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, except for expenditures for maintenance of capital assets in the ordinary course of its business consistent with past practice; (iii) the Company shall conduct its business only in the ordinary course consistent with past practice; (iv) the Company shall maintain all of the assets used or useful to the business of the Company in good repair, order and condition, maintain in full force and effect all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, currently in effect and maintain in full force all policies of insurance or satisfactory substitute insurance policies, in each case consistent with its past practice; and (v) the Company shall not grant any additional options, warrants or similar rights.

          The Company also agreed under the Reorganization Agreement that, without the written consent of Tracor, neither the Company nor its subsidiaries will: (i) issue, sell, pledge, dispose of or encumber any material assets other than in the ordinary course of business consistent with past practices; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of capital stock, pay any dividend in stock, property or otherwise or redeem, purchase, acquire or offer to acquire any shares of capital stock; (iv) issue, sell, pledge or dispose of any securities; (v) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (vi) incur any indebtedness for borrowed money or issue debt securities, except in the ordinary course of its business consistent with past practice under existing credit facilities; (vii) enter into any new material contract, modify any existing material contract in any material respect except in the ordinary course of business consistent with past practices or terminate, assign, waive or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of its business consistent with past practices; (viii) dissolve or liquidate;
     (ix) grant any increase in salary or other compensation of its employees, except in the ordinary course of business consistent with past practices;
     (x) enter into any employment agreement or any material transaction with any officer or other executive employee; (xi) institute any new severance or termination pay or pay practices; (xii) hire any new employees except for employees having an annualized salary of less than $100,000 who are terminable at will; (xiii) adopt or amend, except as may be required by applicable law or regulation, any employee benefit or retirement plan; or
     (xiv) mortgage, pledge or otherwise subject to any encumbrance any of its material assets.

          Inquiries and Negotiations. Pursuant to, and except as otherwise provided in, the Reorganization Agreement, the Company agreed on the date of the Reorganization Agreement, immediately to cease any existing discussions or negotiations with any parties in respect of the acquisition of all or any substantial part of the business of the Company (an 'Acquisition Transaction'). The Company agreed in the Reorganization Agreement that it would not, and would not permit its officers, employees, representatives or agents to (i) solicit or initiate discussions or negotiations with, or provide any nonpublic information to, any person other than Tracor or its affiliates concerning an Acquisition Transaction, or (ii) otherwise solicit or initiate any inquiries or the submission of any proposal contemplating an Acquisition Transaction. The Company also agreed in the Reorganization Agreement to communicate promptly to Tracor the terms, including the identity of the person making such proposal, of any inquiry or proposal that it may receive in respect of an Acquisition Transaction. The Reorganization Agreement permits the Company, if the Long Range Planning Committee is advised by counsel that the failure to so act could involve a breach of fiduciary duty on the part of the Long Range Planning Committee, to do any of the following: (i) engage in discussions or negotiations with, and provide nonpublic information to, a person which has initiated discussions or negotiations or made an unsolicited inquiry or proposal, concerning an Acquisition Transaction, (ii) withdraw, modify or refrain from making its recommendation to shareholders of the Company of the Merger as contemplated by the Reorganization Agreement and (iii) accept an offer for an Acquisition Transaction which the Long Range Planning Committee believes is more favorable to the Company or to its shareholders than the Merger contemplated by the Reorganization Agreement.

          Company Stock Options. The Company agreed in the Reorganization Agreement to grant no additional options, warrants or similar rights. Under the Plan of Merger, immediately prior to the Effective Time, each holder of Options, whether or not then exercisable, will be entitled to receive from the Company an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the Option multiplied by the number of shares of Class A Common Stock subject to the Option. See 'The Merger -- Interests of Certain Persons in the Merger.'

TERMINATION; FEES AND EXPENSES; PLANS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED

     Termination. The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Company: (i) by mutual consent of the Long Range Planning Committee of the Company and the Board of Directors of Tracor and Tracor Subsidiary; (ii) by the Company or Tracor and Tracor Subsidiary if the Merger shall not have been consummated on or before April 2, 1996, or such later date as may be mutually agreed to by the parties; (iii) by the Company or Tracor and Tracor Subsidiary if any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable; (iv) by the Company if Tracor or Tracor Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in the Reorganization Agreement to be complied with or performed by it or them prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof; (v) by the Company if the Long Range Planning Committee shall have withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making, the Long Range Planning Committee's recommendation to the Company's shareholders of the Merger in connection with its approval and recommendation to the shareholders of the Company of a superior Acquisition Transaction; (vi) by the Company if it becomes reasonably certain that Tracor or Tracor Subsidiary will be unable to satisfy any condition to the Merger as set out in the Reorganization Agreement on or before April 2, 1996; (vii) by Tracor and Tracor Subsidiary if the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in the Reorganization Agreement to be complied with or performed by the Company prior to the Effective Time, and such failure has not been cured within 30 days after receipt of notice thereof; (viii) by Tracor and Tracor Subsidiary if it becomes reasonably certain that the Company will be unable to satisfy any condition to the Merger as set forth in the Reorganization Agreement on or before April 2, 1996; (ix) by Tracor and Tracor Subsidiary if the Long Range Planning Committee shall have withdrawn or modified in a manner adverse to Tracor or Tracor Subsidiary its approval or recommendation of the Merger or shall have refrained from making its recommendation of the Merger to the Company's shareholders; or
(x) by Tracor and Tracor Subsidiary if there shall have occurred an event which shall have caused a material adverse effect on the business, operations or financial condition of the Company on a consolidated basis, or the representations and warranties of the Company contained in the Reorganization Agreement have been breached or become inaccurate in a material respect as of the closing date of the Merger.

     Termination Fees. If (i) the Company terminates the Reorganization Agreement as a result of the Long Range Planning Committee's having withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making, its recommendation to the Company's shareholders of the Merger in connection with its approval and recommendation to the Company's shareholders of a superior Acquisition Transaction or (ii) Tracor and Tracor Subsidiary terminate the Reorganization Agreement as a result of the Long Range Planning Committee's having withdrawn, modified in a manner adverse to Tracor or Tracor Subsidiary, or refrained from making its recommendation of the Merger to the Company's shareholders, then the Company shall, within ten business days following the termination of the Reorganization Agreement, pay Tracor a termination fee payable in cash of $3,447,600. Except as set forth in the immediately preceding sentence, and whether or not the Merger is consummated, all costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

     Plans of the Company If the Merger Is Not Consummated. If the shareholders fail to adopt the Proposal, the Merger and the Related Transactions will not be consummated. In the event the Proposal is not adopted by the shareholders of the Company, the Reorganization Agreement and the Related Agreements will terminate, and it is not known whether a sale of the Company would occur in the foreseeable future.

SOURCE AND AMOUNT OF FUNDS

     Tracor will require approximately $115.5 million to pay the Merger Price for all of the outstanding Common Shares of the Company and to pay for the cancellation of all outstanding Options. Tracor has received a commitment letter from Bankers Trust to provide the financing necessary for Tracor to complete the Merger and to pay a portion of the aggregate Merger Price.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     THE DISCUSSION SET FORTH BELOW CONCERNING FEDERAL INCOME TAX CONSEQUENCES TO A PARTICULAR SHAREHOLDER MAY VARY DEPENDING UPON SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES. FOR EXAMPLE, THE FOLLOWING DISCUSSION MAY NOT BE APPLICABLE TO A SHAREHOLDER WHO ACQUIRED COMMON SHARES PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER OR THE EXERCISE OF DISSENTERS APPRAISAL RIGHTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAXES.

     Exchange of Common Shares pursuant to the Merger (and the receipt of cash in respect of the exercise of dissenters appraisal rights) will be taxable transactions for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be taxable transactions under applicable state, local and other tax laws. For federal income tax purposes, each holder of Common Shares whose shares are exchanged in the Merger will generally recognize gain or loss equal to the difference between the amount of cash received by such shareholder in the Merger and such shareholder's tax basis in such shares. Gain or loss recognized will be treated as a long-term capital gain or loss if the Common Shares are held as capital assets and if the Common Shares exchanged have a holding period of more than one year at the Effective Time.

     If a noncorporate shareholder recognizes a capital loss in connection with the sale of Common Shares, the shareholder may offset such capital loss against any other capital gains realized by such shareholder in the taxable year and against up to $3,000 of such shareholder's ordinary income (for individuals filing joint returns). Any excess loss may be carried forward indefinitely. A corporate shareholder may use a capital loss recognized in connection with the Merger to offset any capital gains realized by it in the same taxable year but not to offset ordinary income. Any unused capital loss of a corporation may generally be carried back to its three preceding taxable years and then, to the extent unused, forward for five succeeding taxable years, in each case to offset capital gains, if any.

DISSENTERS APPRAISAL RIGHTS

     For purposes of this section, the term 'Company' will be deemed to also refer to the Surviving Corporation with respect to actions taken after the Effective Time.

     Pursuant to the Plan of Merger and the BCL, the owners of Common Shares will have dissenters rights in connection with the Merger under Sections 1571 through 1580 of Subchapter 15D of the BCL (hereinafter 'Subchapter 15D'), a copy of which is included in this Proxy Statement as Appendix D, and may object to the Proposal and demand in writing that the Company pay the fair value of their Common Shares.

     If any holders of Common Shares properly exercise dissenters rights of appraisal in connection with the Merger under Subchapter 15D of the BCL (a 'Dissenting Shareholder'), any shares held by such holders will not be converted into the right to receive the Merger Price, but instead will be converted into the right to receive the fair value of such shares pursuant to Subchapter 15D of the BCL. THE FOLLOWING SUMMARY OF THE PROVISIONS OF SUBCHAPTER 15D IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUBCHAPTER 15D, A COPY OF WHICH (AS WELL AS A COPY OF SECTION 1930 OF THE BCL) IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX D AND INCORPORATED HEREIN BY REFERENCE. The Company will not give any notice of the following requirements other than as described in this Proxy Statement and as required by the BCL.

     General. Any holder of Common Shares who has duly demanded the payment of the fair value of his or her shares under Subchapter 15D will not, after the Effective Time, be a shareholder of the Company for any purpose or be entitled to the payment of dividends or other distributions on any such Common Shares; moreover, the Common Shares of any Dissenting Shareholder will be converted into the right to receive either (i) the fair value of such Common Shares, determined in accordance with Subchapter 15D, or (ii) the right to receive the Merger Price, if any Dissenting Shareholder effectively withdraws his or her demand for appraisal rights.

     SHAREHOLDERS OF THE COMPANY SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS RIGHTS ARE FOLLOWED WITH PARTICULARITY, DISSENTERS RIGHTS WILL BE LOST. VOTING AGAINST THE MERGER, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS RIGHTS.

     Filing Notice of Intention to Demand Fair Value. Before any shareholder vote is taken on the Proposal, a Dissenting Shareholder must deliver to the Company a written notice of his or her intention to demand fair value of the Common Shares if the Merger is effected. Such written notice may be sent to the Secretary of the Company at the Company's address set forth on Page 1 of this Proxy Statement. Neither the return of a proxy by the Dissenting Shareholder with instructions to vote the Common Shares represented thereby against the Proposal nor a vote against the Proposal or an abstention from voting on the Proposal is sufficient to satisfy the requirement of delivering a written notice to the Company. In addition, the Dissenting Shareholder must not effect any change in the beneficial ownership of the Common Shares from the date of filing the notice with the Company through the Effective Time, and the Dissenting Shareholder must not vote the Common Shares for which payment of fair value is sought in favor of the Proposal. The submission of a signed blank proxy will serve to waive appraisal rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the Proposal will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for adoption and approval of the Proposal will also preserve dissenters rights under the BCL. Failure by a Dissenting Shareholder to comply with any of the foregoing will result in such Dissenting Shareholders forfeiting any right to payment of the fair value of such Dissenting Shareholders Common Shares.

     Record and Beneficial Owners. A record holder of Common Shares may assert dissenters rights as to fewer than all the Common Shares of the same class or series registered in his or her name only if the holder dissents with respect to all the Common Shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents. A beneficial owner of Common Shares who is not the record holder may assert dissenters rights with respect to Common Shares held on his or her behalf if such Dissenting Shareholder submits to the Company the written consent of the record holder not later than the time of assertion of dissenters rights. The beneficial owner may not dissent with respect to less than all the Common Shares of the same class or series he or she owns, whether or not such Common Shares are registered in the beneficial owner's name.

     Notice to Demand Payment. If the Merger is approved by the requisite vote at the Special Meeting, the Company shall mail to all Dissenting Shareholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the Merger a notice stating where and when a demand for payment must be sent, and stock certificates representing the Common Shares held by the Dissenting Shareholder must be deposited to obtain payment. The notice shall be accompanied by a copy of Subchapter 15D of the BCL and include a form for demanding payment, which form shall have a request for certification of the date that beneficial ownership of the Common Shares was acquired by the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents. The time set for the receipt of a demand and the Dissenting Shareholder's stock certificates shall not be less than 30 days from the mailing of the notice. Failure by a Dissenting Shareholder to timely demand payment and deposit the stock certificates pursuant to such notice will cause such Dissenting Shareholder to lose all right to receive payment of the fair value of his or her Common Shares. All mailings to the Company are at the risk of the dissenter. However, the Company recommends that the Notice of Intention to Dissent, the Demand Form and the holder's stock certificates be sent by certified mail. If the Merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, the Company shall return any stock certificates that have been deposited. The Company, however, may at any later time send a new notice regarding demand for payment and deposit of stock certificates with like effect.

     Payment of Fair Value of Common Shares. Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger has already been effected, the Company shall either remit to Dissenting Shareholders who have made demand and deposited their Certificates the amount the Company estimates to be the fair value of the Common Shares or give written notice that no remittance will be made under Section 1577 of the BCL. Such remittance or notice shall be accompanied by:

          (i) the Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

          (ii) a statement of the Company's estimate of the fair value of the Common Shares; and

          (iii) a notice of the right of a Dissenting Shareholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D of the BCL.

If the Company does not remit the amount of its estimate of the fair value of the Common Shares, it will return all stock certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares carrying such notation are thereafter transferred, each new stock certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in the Company other than those which the original dissenter had after making demand for payment of their fair value.

     Estimate by Dissenting Shareholder of Fair Value of Common Shares. If a Dissenting Shareholder believes that the amount estimated or paid by the Company for his or her Common Shares is less than their fair value, the Dissenting Shareholder may send to the Company his or her own estimate of the fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the Dissenting Shareholder does not file his or her own estimate of the fair value within 30 days after mailing such remittance or notice by the Company, the Dissenting Shareholder will be entitled to no more than the amount estimated in the notice or remitted by the Company.

     Valuation Proceedings. Within 60 days after the latest of (i) the Effective Time, (ii) timely receipt of any demands for payment, or (iii) timely receipt of any Dissenting Shareholder estimates of fair value, if any demands for payment remain unsettled, the Company may file in court an application for relief requesting that the fair value of the Common Shares be determined by the court. Each Dissenting Shareholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such Dissenting Shareholder's Common Shares is found to exceed the amount, if any, previously remitted. Such Dissenting Shareholder will also be entitled to interest on such amount from the Effective Time until the date of payment. There is no assurance, however, that the Company will file such an application. If the Company fails to file an application within the 60-day period, any Dissenting Shareholder who has not settled his or her claim may do so in the Company's name within 30 days after the expiration of the 60-day period. If no Dissenting Shareholder files an application within such 30-day period, each Dissenting Shareholder who has not settled his or her claim will be paid no more than the Company's estimate of the fair value of the Common Shares and may bring an action to recover any amount not previously remitted.

     Costs and Expenses of Valuation Proceedings. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against the Company, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the Dissenting Shareholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the Dissenting Shareholders against the Company if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. The court can also assess any such fees or expenses incurred by the Company against any Dissenting Shareholder if such Dissenting Shareholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to the other Dissenting Shareholders and should not be assessed against the Company, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefited.

     Under the BCL, a shareholder of the Company has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The BCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

     The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Appendix D to this Proxy Statement, and is qualified in its entirety by the provisions of Subchapter 15D.

                            THE RELATED TRANSACTIONS

GENERAL

     In light of Dr. Riebman's role as Chief Executive Officer of the Company, the fact that the Riebmans retained voting control of the Company and Dr. Riebman's technical knowledge of the defense electronics business, his technical reputation in the defense contracting industry and his business relationships with key decision makers of the Company's largest customers, the Long Range Planning Committee determined that the best way to maximize value for all shareholders in a possible sale of the Company would be to first negotiate an arrangement with the Riebmans, with the objective of solidifying Dr. Riebman's prospective relationship with the Company and eliminating the Riebmans' voting control of the Company for a period of time sufficient to complete a sale of the Company. Taking into account the practical difficulties of consummating a sale of the Company on terms that might not be acceptable to the Riebmans as controlling shareholders, the Long Range Planning Committee determined that the temporary elimination of the Riebmans' voting control of the Company would provide the Long Range Planning Committee with increased flexibility in exploring a potential sale of the Company and would enable the Long Range Planning Committee to facilitate an offer to purchase the Company that would involve the payment of the same price and terms to all holders of Class A Common Stock and Class B Common Stock of the Company. In connection therewith, the Long Range Planning Committee determined that, prior to proceeding with a potential sale of the Company, the Committee would pursue: (i) the negotiation of an arrangement with the Riebmans concerning their voting control of the Company in anticipation of a possible sale of the Company; and (ii) the negotiation of an arrangement with Dr. Riebman regarding his future relationship with the Company that would assure his exclusive availability to the Company prior to a sale of the Company and to a possible buyer of the Company.

     On February 28, 1995, in order to provide the Company's Board of Directors with increased flexibility in exploring the possible sale of the Company, the Company entered into the Related Agreements with the Company's controlling shareholders, the Riebmans, pursuant to which the Riebmans agreed to transfer all of their shares of Class A Common Stock and Class B Common Stock into the Voting Trusts controlled by the members of the Long Range Planning Committee. In exchange for the Riebmans' relinquishing voting control of the Company for a period of time that the Long Range Planning Committee believed to be sufficient to complete a sale of the Company and for the Riebmans' agreeing that the Related Agreements would be subject to shareholder approval and that the holders of the Class A Common Stock would be entitled to vote as a separate class on the sale of the Company and the Related Agreements, the Company issued 180,947 Contingent Shares of Class A Common Stock to the Riebmans, which shares were transferred to the Voting Trusts. See 'The Merger -- Background of the Merger.'

     Also, as more fully described under 'Background and Description of the Related Agreements' below, the Company agreed to make certain other payments to Dr. Riebman in connection with a sale of the Company that occurs while the Voting Trusts are in effect, which payments supplement certain retirement benefits to which Dr. Riebman is entitled under his existing employment agreement with the Company: (i) the Company has agreed to make a change-in-control payment to Dr. Riebman of $500,000 if the sale of the Company occurs and Dr. Riebman's employment with the Company terminates thereafter for any reason, voluntary or involuntary; (ii) upon consummation of a sale of the Company, if Dr. Riebman voluntarily retires from active employment with the Company, Dr. Riebman will receive an aggregate of up to $675,000 for consulting services, payable in three annual payments, respectively, of $300,000 on the date of his retirement, $225,000 on the first anniversary of such date and $150,000 on the second anniversary of such date, provided that the Company shall not be obligated to make any such yearly payment if Dr. Riebman is not available on the respective payment date to provide consulting services for the forthcoming year; and (iii) if the aggregate consideration in connection with a sale of the Company is $60,000,000 or more, as is the case with the Merger, Dr. Riebman will receive a non-competition payment of $1,900,000.

BACKGROUND AND DESCRIPTION OF THE RELATED AGREEMENTS

     The Related Agreements consist of the following agreements:

          1. The Allocation Agreement dated as of February 28, 1995 by and among the Riebmans and the Company.

          2. The Voting Trust Agreement dated as of February 28, 1995 by and among the Company, the Riebmans and the voting trustees.

          3. The 1995 Agreement dated as of February 28, 1995 by and between the Company and Dr. Riebman.

          4. The Participation Rights Agreement dated as of February 28, 1995 by and between the Company and Dr. Riebman.

     The Related Agreements are summarized below. However, such summaries are qualified in their entirety by reference to the full text of the Related Agreements attached to Appendix B to this Proxy Statement. For a description of the reasons considered by the Long Range Planning Committee in negotiating and causing the Company to enter into the Related Agreements, see 'The Merger -- Background of the Merger.'

     The Allocation Agreement. As more particularly described in the Allocation Agreement, the Board of Directors of the Company had previously appointed the Long Range Planning Committee for the purpose of considering strategic alternatives for the Company in view of recent and significant developments and consolidations in the defense industry. After assessing certain factors, the Long Range Planning Committee decided, because of its belief that it could thereby perform its duty to realize for the shareholders of the Company the best value reasonably available, to pursue the following course of action: (i) the negotiation of an arrangement with Dr. Riebman and Claire E. Riebman whereby they would transfer their voting control of the Company to the voting trustees under the Voting Trusts for a period of time expected to be sufficient to complete a sale of the Company, and (ii) the negotiation of an arrangement with Dr. Riebman regarding his future relationship with the Company. The Allocation Agreement, the Voting Trust Agreement, the 1995 Agreement and the Participation Rights Agreement embody the results of these negotiations.

     Under the Allocation Agreement, in exchange for (i) the Riebmans' relinquishing voting control of the Company for a period of time that the Long Range Planning Committee believed to be sufficient to complete a sale of the Company, and (ii) the Riebmans' agreeing that the Related Transactions would be subject to shareholder approval and that the holders of the Class A Common Stock would be entitled to vote as a separate class on the sale of the Company and the Related Agreements, the Company issued 180,947 Contingent Shares of Class A Common Stock to the Riebmans, which represent .75 shares of Class A Common Stock for each share of Class B Common Stock beneficially owned by the Riebmans immediately prior to such issuance.

     Under the terms of the Allocation Agreement, the Long Range Planning Committee committed in good faith to use all reasonable efforts to arrange for a sale of the Company, but it did not have any obligation to do so unless it were to deem the terms thereof to be in the best interests of the Company and its shareholders. The Long Range Planning Committee has the right, in the exercise of its fiduciary duty, to withdraw its recommendation of a proposal relating to the sale of the Company.

     All actions by the Company contemplated by the Allocation Agreement, the Voting Trust Agreement and the 1995 Agreement shall be taken on its behalf exclusively by the Long Range Planning Committee, which has the full authority of the Board of Directors of the Company for such purpose. All actions of the Long Range Planning Committee require the approval of a majority of the members of the Long Range Planning Committee, unless there exist at any time fewer than three members of the Long Range Planning Committee, in which case all actions at such time shall require the unanimous approval of the members of the Long Range Planning Committee.

     As provided in the Allocation Agreement, the intent of the Long Range Planning Committee was that all holders of Class A Common Stock and Class B Common Stock will be offered the same consideration and other terms in a sale of the Company. The Long Range Planning Committee engaged an investment banking firm, an employee benefits consultant and independent legal counsel in connection with these matters.

     The Allocation Agreement has an initial term of nine months commencing February 28, 1995 and can be extended, at the option of the Company, for up to two additional periods of three months each, upon payment by the Company to the Riebmans of $100,000 for the first renewal term and $300,000 for the second renewal term. Such payments shall be credited against, and reduce to that extent, the consulting payments provided for in the 1995 Agreement, as described below. In addition, if the Company enters into an agreement to sell the Company at any time during the initial term, the first renewal term or the second renewal term, but shareholder approval of the proposal has not yet been obtained, the initial term, the first renewal term or the second renewal term, as the case may be, will be automatically extended, if it would have otherwise expired, until the earlier of (i) the consummation of such sale of the Company or (ii) the termination of such agreement for the sale of the Company pursuant to its terms. However, if such termination occurs in connection with a recommendation by the Long Range Planning Committee, in the exercise of its fiduciary duty, of an alternative agreement which contemplates a sale of the Company, the alternative agreement, if entered into by the Company during the initial term, the first renewal term or the second renewal term and provided that the payments, if any, by the Company described in the first sentence of this paragraph have been made in a timely manner, will replace the terminated agreement for the sale of the Company for purposes of the aforementioned automatic extension.

     The Allocation Agreement may be terminated at the option of the Riebmans if
(i) the voting trustees materially breach the Voting Trust Agreement or (ii) the Company materially breaches the Allocation Agreement or the 1995 Agreement. The Allocation Agreement may be terminated at the option of the Company if (i) the Riebmans materially breach the Voting Trust Agreement, (ii) the Riebmans materially breach the Allocation Agreement or (iii) Dr. Riebman materially breaches the 1995 Agreement.

     Unless the Allocation Agreement has previously expired or terminated, it will terminate upon the earlier to occur of the following events: (i) immediately prior to the closing of the sale of the Company for which approval of the Company's shareholders has been obtained, (ii) immediately following the conclusion of a meeting of shareholders at which shareholder approval of such proposal has been sought but not obtained, or (iii) November 28, 1996.

     The Company has agreed to make a payment to Dr. Riebman in the amount of $500,000 if (i) a sale of the Company occurs and (ii) Dr. Riebman's employment with the Company terminates thereafter for any reason, voluntarily or involuntarily.

     The Company has agreed to reimburse the Riebmans for the reasonable fees and disbursements (not to exceed $75,000) of their counsel incurred in connection with the negotiation of the Allocation Agreement. In addition, as more particularly described in the Allocation Agreement, the Company has agreed to pay the reasonable counsel fees and disbursements incurred by the Riebmans (as parties to the Allocation Agreement), the members of the Long Range Planning Committee, the voting trustees, any director or officer of the Company, or any of them in defense of any pending or threatened action, suit or proceedings whether by or in the right of the Company or otherwise, involving the Allocation Agreement or any exhibit thereto, subject to the Company's receipt of an undertaking by such person or persons to repay the amount so advanced if it is ultimately determined by a court that such payment was not proper in the circumstances.

     In connection with the execution and delivery of the Allocation Agreement and the Voting Trust Agreement, the Company's Bylaws were amended so as to effectuate the purposes of the Allocation Agreement and the Voting Trust Agreement.

     The Voting Trust Agreement. Pursuant to the Voting Trust Agreement, the Riebmans transferred to the voting trustees to be maintained in the respective Voting Trusts (i) shares of Class A Common Stock owned by the Riebmans immediately prior to entering into the Allocation Agreement (10,646 shares of Class A Common Stock), (ii) the Contingent Shares (180,947 shares of Class A Common Stock) and (iii) the shares of Class B Common Stock owned by the Riebmans immediately prior to entering into the Allocation Agreement (241,262 shares of Class B Common Stock) in exchange for voting trust certificates representing the shares of Class A Common Stock and Class B Common Stock so transferred. The shares of Class A Common Stock so transferred to the voting trustees are held in the 'Class A Voting Trust' and the shares of Class B Common Stock so transferred to the voting trustees are held in the 'Class B Voting Trust.'

     The sole purpose of the Voting Trust Agreement is to enable the voting trustees (i) to vote the shares of Class A Common Stock and the shares of Class B Common Stock transferred to the respective Voting Trusts in favor of a proposal for the sale of the Company and (ii) to vote for the election of directors of the Company, all in accordance with the terms and provisions of the Voting Trust Agreement.

     In connection with a proposal for the sale of the Company, the voting trustees are required to vote (i) the Contingent Shares in the same proportion as the votes cast with respect to the proposal by the other holders of shares of Class A Common Stock and (ii) the other shares of Class A Common Stock and the shares of Class B Common Stock in favor of any proposal recommended by the Long Range Planning Committee.

     With respect to any action by shareholders of the Company other than in connection with the election of directors or a proposal for the sale of the Company, the voting trustees are required to vote the shares of Class A Common Stock, other than the Contingent Shares, and the shares of Class B Common Stock as directed in writing by the Riebmans. Except as provided in the Voting Trust Agreement, in voting shares deposited under the Voting Trust Agreement, the voting trustees shall act by majority vote, unless at any time there exists fewer than three voting trustees, in which event all acts of the voting trustees shall require the unanimous vote of the voting trustees.

     In the election of directors of the Company, the voting trustees are required to (i) vote for the election of two persons nominated by Dr. Riebman or his personal representatives, (ii) vote for the reelection of incumbent directors of the Company unless one or more of them determines not to seek reelection, resigns or dies, (iii) consult with Dr. Riebman and Claire E. Riebman prior to voting for the election of any other person as a director of the Company, and (iv) assure that at all times a majority of the directors of the Company are 'independent directors,' as defined in the Voting Trust Agreement.

     During the term of the Voting Trust Agreement, if a voting trustee ceases to be a member of the Long Range Planning Committee for any reason whatsoever, such voting trustee thereupon shall cease to be a voting trustee under the Voting Trust Agreement. Upon appointment of a substitute member or members to the Long Range Planning Committee, such member or members shall thereupon become a voting trustee or trustees under the Voting Trust Agreement.

     During the term of the Voting Trust Agreement, without the prior written consent of the Company and the voting trustees, Dr. Riebman and Claire E. Riebman are not permitted to transfer any interest in Class A Common Stock or Class B Common Stock owned by them or any beneficial interests evidenced by voting trust certificates, except that (i) the executors of the estate of either of them may succeed to such interests and will be bound by the Voting Trust Agreement, and (ii) either of them may make donative transfers of such interests to and among themselves or to their issue so long as the donees agree to be bound by the Voting Trust Agreement. During the term of the Voting Trust Agreement, the Riebmans have agreed not to acquire any additional shares of Class A Common Stock or Class B Common Stock except in connection with (i) the exercise of options existing on February 28, 1995 or (ii) beneficial ownership of shares of Class A Common Stock or Class B Common Stock issued in connection with stock dividends or stock distributions. Any such newly acquired shares shall be deposited into the respective Voting Trust.

     The term of the Voting Trust Agreement is coextensive with the term of the Allocation Agreement. Upon termination of the Voting Trust Agreement the certificates representing the shares of Class A Common Stock, other than the Contingent Shares, and the shares of Class B Common Stock will be returned to the holder(s) of the voting trust certificates representing those shares. Upon the earliest to occur of the following events, certificates representing the Contingent Shares, together with any cash dividends or stock distributions received on the Contingent Shares, will be delivered by the voting trustees to the following person or persons:

          (a) Immediately prior to the sale of the Company, in which event such delivery will be made to the holder(s) of the voting trust certificates representing the Contingent Shares in proportion to their respective holdings;

          (b) The expiration or termination of the Allocation Agreement for any reason other than as contemplated by clause (a) above, in which event such delivery will be made to the Company which will thereupon cancel the Contingent Shares without payment of any consideration therefor;

          (c) The receipt by the voting trustees of joint written instructions from the Riebmans and the Company in which event such delivery will be made to the person or persons designated in such instruction; or

          (d) The receipt by the voting trustees of a certified copy of a final non-appealable order of a court of competent jurisdiction providing for the disposition of the Contingent Shares, in which event such delivery will be made to the person or persons designated in such order.

     The 1995 Agreement.  Pursuant to the 1995 Agreement, Dr. Riebman has agreed
(i) that he will not voluntarily retire from active employment with the Company prior to the expiration or termination of the Allocation Agreement and (ii) that he will provide consulting services to the Company for a period of three years (up to 130 days per year) commencing with the date on which he voluntarily retires from active employment with the Company (the 'Consulting Commencement Date'). In addition, the 1995 Agreement contains a supplementary provision which improves the Company's rights with respect to the protection of proprietary information, intellectual property and restrictions on competition.

     In consideration for his provision of consulting services to the Company, Dr. Riebman will be entitled to specified fringe benefits and will receive $675,000 payable as follows: (i) $300,000 on the Consulting Commencement Date,
(ii) $225,000 on the first anniversary of the Consulting Commencement Date, and
(iii) $150,000 on the second anniversary of the Consulting Commencement Date. Payment of any of the aforementioned amounts is conditioned upon certificates representing the Contingent Shares being delivered to the holders of the voting trust certificates representing the Contingent Shares. Further, the Company will have no obligation to make any such payment unless Dr. Riebman is available on the payment date to provide consulting services for the forthcoming year. In addition, any payments made by the Company pursuant to the Agreement for the First Renewal Term and the Second Renewal Term will be credited against, and reduce to that extent, such payments. If the Allocation Agreement expires or terminates for a reason other than the sale of the Company, the 1995 Agreement will terminate and be of no further force and effect.

     Participation Rights Agreement. In consideration for agreeing to the supplement in the 1995 Agreement which improves the Company's rights with respect to the protection of proprietary information, intellectual property and restrictions on competition by Dr. Riebman, the Company has granted to Dr. Riebman or his heirs the right to participate in the proceeds of the sale of the Company. If the 'aggregate consideration' in connection with a sale of the Company is equal to or greater than $60,000,000, the payment under the Participation Rights Agreement will be $1,900,000. If the aggregate consideration in connection with a sale of the Company is less than $60,000,000, the non-competition payment will be an amount equal to the product of $1,900,000, multiplied by a fraction, the numerator of which is the amount of such aggregate consideration and the denominator of which is $60,000,000. The Company's obligation to make this payment is conditioned on the sale of the Company during the term of the Related Agreements.

     The Related Agreements also supplement Dr. Riebman's existing employment and retirement agreement with the Company. Under this employment agreement, Dr. Riebman is entitled to receive, for ten years, annual retirement payments that are generally equal to 50% of his average salary and bonus during his last three years of full-time employment (adjusted for changes in the cost of living), reduced by the $41,032 annuity value of the vested benefits paid to Dr. Riebman pursuant to the termination of the Company's pension plan. As of February 24, 1995, Dr. Riebman's accrued retirement benefits under this employment agreement totaled $1,335,000.

OPINION OF FINANCIAL ADVISOR REGARDING THE CONTINGENT SHARES

     In connection with the execution of the Related Agreements on February 28, 1995 the Long Range Planning Committee and the Board of Directors of the Company received a letter that, as of such date, in Dillon Read's opinion it would be reasonable for the Long Range Planning Committee to conclude that the consideration to be paid by the Company to the Riebmans in the form of the Contingent Shares was fair to the Company's shareholders, other than the Riebmans, from a financial point of view. The full text of Dillon Read's letter is attached as Appendix C to this Proxy Statement and should be read in its entirety for a description of the procedures followed, matters considered, assumptions made and methods employed by Dillon Read.

     Dillon Read's letter excluded from its consideration any other agreement or arrangement into which the Company and the Riebmans then or subsequently entered including, but not limited to, the Voting Trust Agreement, the 1995 Agreement and the Participation Rights Agreement. It should also be noted that the letter was not delivered in contemplation of the Merger or any other specific transaction but instead addressed the reasonableness of the Long Range Planning Committee's conclusion in light of the then existing circumstances. Dillon Read's letter does not constitute a recommendation regarding whether or not it is advisable for shareholders to ratify any particular action previously undertaken by anyone, including the Long Range Planning Committee, or the specific payments to be made to the Riebmans.

     For more information regarding Dillon Read's advice with respect to the Merger and its engagement by the Company see 'The Merger -- Background of the Merger' and 'The Merger -- Opinions of Financial Advisor.'

RECOMMENDATION OF THE LONG RANGE PLANNING COMMITTEE

     The Long Range Planning Committee recommends that the shareholders VOTE FOR the Proposal. The Long Range Planning Committee determined that the best way to maximize value for all shareholders in a possible sale of Company would be to first negotiate an arrangement with the Riebmans, with the objective of solidifying Dr. Riebman's prospective relationship with the Company and eliminating the Riebmans' voting control of the Company for a period of time sufficient to complete a sale of the Company. Based upon such determination and the opinions of its investment advisor and compensation advisor, the Long Range Planning Committee recommended that the Company enter into the Related Agreements and believes that the Related Agreements and the Merger are in the best interests of the Company and its shareholders.

                             ADDITIONAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Ernst & Young LLP, independent accountants and auditors of the Company's financial statements, is expected to be present at the Special Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, Seven World Trade Center, New York, New York 10048. In addition, copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information also may be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     After the Effective Time, the Class A Common Stock and Class B Common Stock will no longer be publicly traded and the Class A Common Stock will cease to be listed on the Nasdaq Stock Market. Moreover, the Surviving Corporation of the Merger will be relieved of the obligation to file informational reports under the Exchange Act, such as proxy statements, and its officers, directors and more than 10% shareholders will be relieved of the reporting requirements under, and the 'short-swing' profit recapture provisions of, Section 16 of the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended February 24, 1995;

          2. Report on Form 8-K dated as of February 28, 1995;

          3. Quarterly Report on Form 10-Q for the quarter ended May 26, 1995.

          4. Quarterly Report on Form 10-Q for the quarter ended August 25, 1995; and

          5. Report on Form 8-K dated as of October 2, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     These documents (without exhibits, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates by reference herein) are available without charge to each person, including each beneficial owner, to whom a copy of this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of request. Requests should be directed to AEL Industries, Inc., 305 Richardson Road, Lansdale, Pennsylvania; telephone number: (215) 822-2929; attention: Secretary.

     The Company is mailing with this Proxy Statement a copy of the Company's Form 10-K Annual Report for the year ended February 24, 1995 and the Company's Form 10-Q Quarterly Report for the quarter ended August 25, 1995.

                                 OTHER MATTERS

     Neither the Long Range Planning Committee nor the Board of Directors of the Company intends to bring any other matters before the Special Meeting and does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the Common Shares thereby represented in accordance with their best judgment.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              AEL INDUSTRIES, INC.

                                  TRACOR, INC.

                                      AND

                                TRACOR AEL, INC.

                                OCTOBER 2, 1995

                               TABLE OF CONTENTS

     ARTICLE I        PLAN OF REORGANIZATION.............................................................        A-1
        1.1           The Merger.........................................................................        A-1
        1.2           Conversion and Cancellation of Securities..........................................        A-1
        1.3           Timing.............................................................................        A-2
     ARTICLE II       REPRESENTATIONS AND WARRANTIES.....................................................        A-2
        2.1           Representations and Warranties by AEL..............................................        A-2
        2.2           Representations and Warranties by Buyer and Sub....................................       A-17
    ARTICLE III       ADDITIONAL COVENANTS...............................................................       A-19
        3.1           Shareholder Approval...............................................................       A-19
        3.2           Conduct of AEL's Business..........................................................       A-19
        3.3           AEL Stock Options..................................................................       A-20
        3.4           HSR Act............................................................................       A-21
        3.5           Other Actions......................................................................       A-21
        3.6           Inquiries and Negotiations.........................................................       A-21
        3.7           Notification of Certain Matters....................................................       A-21
        3.8           Access to Information..............................................................       A-21
        3.9           Public Announcements...............................................................       A-22
        3.10          Indemnification; Director's and Officer's Liability Insurance......................       A-22
        3.11          Employee Benefit Plan..............................................................       A-23
        3.12          Update Information.................................................................       A-23
        3.13          Dissenting Shareholders............................................................       A-24
        3.14          Commitment Letter..................................................................       A-24
     ARTICLE IV       CONDITIONS TO THE MERGER...........................................................       A-24
        4.1           Conditions to the Merger Relating to Buyer and Sub.................................       A-24
        4.2           Conditions to the Merger Relating to AEL...........................................       A-25
     ARTICLE V        TERMINATION AND ABANDONMENT........................................................       A-26
        5.1           Termination by Mutual Consent......................................................       A-26
        5.2           Termination by AEL or Buyer and Sub................................................       A-26
        5.3           Termination by AEL.................................................................       A-27
        5.4           Termination by Buyer and Sub.......................................................       A-27
        5.5           Effect of Termination..............................................................       A-27
        5.6           Amendment..........................................................................       A-27
        5.7           Waiver.............................................................................       A-27
     ARTICLE VI       MISCELLANEOUS......................................................................       A-28
        6.1           Notices............................................................................       A-28
        6.2           Counterparts.......................................................................       A-28
        6.3           Headings...........................................................................       A-28
        6.4           No Survival of Representations or Warranties.......................................       A-29
        6.5           Entire Agreement...................................................................       A-29
        6.6           Cooperation........................................................................       A-29
        6.7           No Rights To Third Parties.........................................................       A-29
        6.8           No Assignment......................................................................       A-29
        6.9           Governing Law......................................................................       A-29
        6.10          Consent to Jurisdiction............................................................       A-29
    ARTICLE VII       CERTAIN DEFINITIONS................................................................       A-29

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 2, 1995 ('Agreement'), by and among AEL INDUSTRIES, INC., a Pennsylvania corporation ('AEL'), TRACOR, INC., a Delaware corporation ('Buyer'), and TRACOR AEL, INC., a Delaware corporation and a wholly-owned subsidiary of Buyer ('Sub').

                                   BACKGROUND

     The respective boards of directors of Buyer and Sub and the Long Range Planning Committee of the Board of Directors of AEL (the 'Long Range Planning Committee') have each approved the acquisition of AEL by Buyer through a merger of Sub with and into AEL (Sub and AEL are sometimes hereinafter referred to as the 'Constituent Corporations') in accordance with the provisions of this Agreement and the Plan of Merger set forth as Exhibit A hereto (the 'Plan of Merger'), in which the outstanding shares of AEL Class A Common Stock, par value $1.00 ('Class A Stock'), and AEL Class B Common Stock, par value $1.00 ('Class B Stock'), (Class A Stock and Class B Stock collectively the 'AEL Common Stock') will be converted into the right to receive cash, without interest, in the amount of $28.00 (the 'Merger Price') per share.

     AEL has entered into certain other agreements each dated as of February 28, 1995 (collectively the 'Other Agreements') consisting of an Agreement (the 'Allocation Agreement') by and among AEL, Dr. Leon Riebman and Claire E. Riebman (collectively the 'Riebmans'); a Voting Trust Agreement by and among AEL, the Riebmans and Messrs. Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees; a 1995 Agreement between AEL and Dr. Leon Riebman; and a Participation Rights Agreement between AEL and Dr. Leon Riebman.

     For federal income tax purposes, all parties intend that the Merger (as hereinafter defined in Section 1.1) shall be treated as a taxable purchase by Buyer of all outstanding capital stock (and options to purchase capital stock) of AEL.

     NOW, THEREFORE, in order to set forth the terms and conditions of the Merger and the method of effecting the same, AEL, Buyer and Sub, each intending to be legally bound hereby, agree as follows.

                                   ARTICLE I

                             PLAN OF REORGANIZATION

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined in Section 1.3), Sub shall be merged with and into AEL pursuant to this Agreement and the Plan of Merger and the separate corporate existence of Sub shall thereupon cease (the 'Merger'). Buyer shall cause Sub to perform its obligations under the Plan of Merger. AEL shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the 'Surviving Corporation') and shall continue to be governed by the Pennsylvania Business Corporation Law of 1988, as amended (the 'BCL') and other laws of the Commonwealth of Pennsylvania, and all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the 'DGCL') and the BCL.

     1.2 Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Sub, AEL or any holder of any shares of capital stock of either Constituent Corporation, the shares of capital stock of each of the Constituent Corporations shall be converted, and the Merger Price shall be payable, as and to the extent set forth in the Plan of Merger. The aggregate cash amount payable for all outstanding shares of AEL Common Stock and the Cashed Options (as defined in the Plan of Merger) as a result of the Merger is herein referred to as the 'Merger Consideration.'

     1.3 Timing.

     (a) Shareholder Approval. AEL shall submit: (1) this Agreement, the Plan of Merger and the Merger (collectively the 'Merger Transaction') and (2) the Other Agreements to its shareholders for ratification, approval and adoption at a meeting ('Shareholders Meeting') to be held as soon as practicable. The Other Agreements and the Merger Transaction shall be submitted to the AEL shareholders for ratification, approval and adoption as a single proposition (the 'Proposal'). In connection with the Shareholders Meeting, AEL shall take all steps as shall be necessary for the prompt preparation and filing by AEL of a proxy statement (the 'Proxy Statement'), as contemplated by Rules 14a-1 et. seq. under the Securities Exchange Act of 1934 (the 'Exchange Act') with the Securities and Exchange Commission (the 'SEC') and shall cause the Proxy Statement to be mailed to the holders of shares of AEL Common Stock as soon as practicable. The affirmative vote of a majority of the votes cast by the holders of shares of Class A Stock and by the holders of shares of Class B Stock, each voting as a separate class, shall be required for the ratification, approval and adoption of the Proposal at the Shareholders Meeting by the shareholders of AEL ('Shareholder Approval').

     (b) The Closing. If Shareholder Approval is obtained, and subject to the provisions of this Agreement, a closing (the 'Closing') shall be held on (i) the later of (A) the second business day following the Shareholders Meeting and (B) the first business day on which the last of the conditions set forth in Article IV to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the 'Closing Date'), at 10:00 A.M. (local time) at the offices of Duane, Morris & Heckscher, Philadelphia, Pennsylvania, or at such other time or place as the parties hereto may agree.

     (c) Effective Time.  If all the conditions to the Merger set forth in
Article IV shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article V, the parties hereto shall cause Articles of Merger meeting the requirements of Section 1926 of the BCL to be properly filed with the Secretary of the Commonwealth of Pennsylvania in accordance with the provisions of the BCL, and a Certificate of Merger meeting the requirements of Section 252 of the DGCL to be properly filed in accordance with the provisions of the DGCL on the Closing Date. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania (provided that the Certificate of Merger shall have previously been filed in accordance with the
DGCL) or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the 'Effective Time'). As a result of the Merger, the Surviving Corporation shall become a wholly-owned subsidiary of Buyer at the Effective Time.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties by AEL. AEL represents and warrants to Buyer and Buyer Sub as follows:

          (a) Organization and Qualification. AEL and each of the AEL Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. AEL and the AEL Subsidiaries taken as a whole are collectively called the 'AEL Group'. AEL and each AEL Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. For the purposes of this Agreement, a 'Material Adverse Effect' means a material adverse effect on the business, operations or financial condition of the AEL Group. Schedule 2.1(a) hereto lists all corporations in which AEL has the voting power to elect a majority of the board of directors. Schedule 2.1(a) hereto contains a listing and summary description of any partnership or joint venture in which AEL has an interest. AEL has furnished or made available to Buyer accurate and complete copies of the Articles of Incorporation and Bylaws of AEL and each of the AEL Subsidiaries.

          (b) Capitalization.  The authorized capital stock of AEL consists of
     (i) 20,000,000 shares of Class A Stock of which 3,629,707 shares are issued and outstanding, including 180,947 Contingent Shares (as defined in the Allocation Agreement); (ii) 440,000 shares of Class B Stock of which 407,927 shares are issued and outstanding; and (iii) 200,000 shares of Preferred Stock, par value $1.00, none of which are issued and outstanding. All of such issued and outstanding shares of AEL Common Stock were validly issued and are fully paid and nonassessable. The outstanding shares of capital stock of each AEL Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.1(b), (A) each AEL Subsidiary is wholly-owned of record and beneficially by AEL or another wholly-owned Subsidiary of AEL, and (B) the ownership interests of AEL in each such Subsidiary are owned of record and beneficially by AEL (or another Subsidiary of AEL), free and clear of any security interest, pledge, hypothecation, lien or other encumbrance of any kind. Except as set forth on Schedule 2.1(b) or in any of the schedules to this Agreement, there are no outstanding options, warrants, rights or other securities exercisable or exchangeable for any capital stock or other securities of AEL or any AEL Subsidiary, any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of AEL or any AEL Subsidiary capital stock, or any agreements of any kind which may obligate AEL or any AEL Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its securities or other equity interests.

          (c) Authority Relative to Agreement. AEL has all requisite corporate power and authority to execute and deliver this Agreement and, subject only to Shareholder Approval, the requisite approval to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been approved by the Long Range Planning Committee. The execution and delivery of this Agreement by AEL and the consummation by AEL of the transactions contemplated hereby have been duly authorized by the Long Range Planning Committee and, except for Shareholder Approval, no other corporate proceedings on the part of AEL are necessary to authorize the Merger Transaction. This Agreement has been duly executed and delivered by AEL and, subject only to Shareholder Approval, this Agreement constitutes a valid and binding obligation of AEL enforceable against AEL in accordance with its terms.

          (d) Lack of Conflict With Other Agreements. The execution and delivery of this Agreement by AEL and the consummation by AEL of the Merger Transaction will not (i) conflict with any provision of the Articles of Incorporation or Bylaws, as amended, of AEL or the AEL Subsidiaries or (ii) except for the Credit Facilities (as hereinafter defined in Section 2.1(o)(1)) result in any violation of or default under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AEL or the AEL Subsidiaries, which violation, default or acceleration would (i) have a Material Adverse Effect on the ability of AEL to enter into and perform its obligations under this Agreement, or (ii) have a Material Adverse Effect.

          (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be obtained or made by AEL or the AEL Subsidiaries in connection with the execution and delivery of this Agreement by AEL or the consummation by AEL of the Merger Transaction, except for (i) filings pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, (ii) the filing of a premerger notification and the expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the 'HSR Act') and (iii) the filing of Articles of Merger with the

     Secretary of the Commonwealth of Pennsylvania and a Certificate of Merger with the Secretary of State of the State of Delaware.

          (f) SEC Filings. AEL has made available to Buyer and Sub accurate and complete copies of each report, schedule, registration statement and definitive proxy statement filed by AEL with the SEC with respect to all fiscal years since (and including) February 22, 1991 (together referred to as the 'SEC Filings'). As of their respective dates, the SEC Filings (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the 'Securities Act'), and the rules and regulations thereunder, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Filing, any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Filing. The financial statements of AEL included in the SEC Filings have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ('GAAP') (except as may be indicated therein or in the notes thereto) and fairly present the financial position of AEL as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to the omission of footnote information and to normal year-end audit adjustments.

          (g) Undisclosed Liabilities. Except as disclosed in the SEC Filings or in this Agreement or any Schedule hereto:

             (i) The AEL Group does not have any material liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) of a type normally reflected on a balance sheet prepared in accordance with GAAP except for liabilities and obligations
        (A) reflected or reserved for on the balance sheet of AEL as of February 24, 1995 (the 'Balance Sheet Date'), or (B) that have arisen since the Balance Sheet Date in the ordinary course of the operation of the business and consistent with the past practice of the AEL Group (and which are disclosed on Schedule 2.1(g) hereto).

             (ii) Set forth on Schedule 2.1(g) is the current Reasonable Best Estimate (as hereinafter defined) of AEL of all program cost reserves of AEL and the AEL Subsidiaries with respect to the Material Contracts listed on Schedule 2.1(o) pursuant to which AEL or any of the AEL Subsidiaries is required to perform services, deliver products or both. 'Reasonable Best Estimate' means an estimate as to which there is a reasonable basis and in no event shall it be construed as a guarantee or other assurance of a future result.

          (h) Events Subsequent to Balance Sheet Date.  Except as disclosed on
     Schedule 2.1(h), since the date of the Balance Sheet Date, (i) there has not been any Material Adverse Effect, or any event, condition or contingency that is, in the reasonable judgment of senior management of AEL, likely to result in a Material Adverse Effect, other than any changes in the prospects of the business of AEL or any of the AEL Subsidiaries which result from developments affecting the defense industry generally,
     (ii) neither AEL nor any of the AEL Subsidiaries has (A) sold, transferred, leased, pledged or mortgaged any material assets, properties or rights, except in the ordinary course of operations of their respective businesses, consistent with past practices, (B) made any change in any method of accounting, or (C) made any capital expenditures or commitments for capital expenditures which exceed $100,000 in any case or $500,000 in the aggregate.

          (i) Proxy Statement. None of the information included in the Proxy Statement (as amended or supplemented) will, at the time the Proxy Statement is mailed or at the time of the meeting of AEL shareholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to information relating to Buyer or Sub supplied by Buyer or Sub for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects, as to form and substance, with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          (j) Litigation and Proceedings. Except as set forth on Schedule 2.1(j), and the other schedules attached hereto, there are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or to the knowledge of AEL, investigations (including, without limitation, investigations by any government involving any Governmental Contract wherein a claim for improper charges was made), before or by any court or governmental authority or instrumentality or before any arbitrator pending or, to the knowledge of AEL, threatened, against AEL or any AEL Subsidiary in which the relief sought includes damages in excess of $100,000 in any individual case or $500,000 in the aggregate or that seeks injunctive relief. Except as set forth on Schedule 2.1(j) and to the knowledge of AEL, there are no investigations (including, without limitation, investigations by any governmental body or agent involving any Government Contract wherein a claim for improper charges was made) involving, directly or indirectly, AEL or any AEL Subsidiary. Except as set forth on Schedule 2.1(j), there is no unsatisfied judgment, order or decree or any outstanding injunction binding upon AEL or any of the AEL Subsidiaries.

          (k) Employee Benefit Plans.

             (i) Definitions. The following terms, when used in this Section 2.1(k), shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                 (A) Benefit Arrangement.  'Benefit Arrangement' shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any 'voluntary employees' beneficiary association' as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (1) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (2) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by AEL or any ERISA Affiliate, and (C) covers any employee or former employee of AEL or any ERISA Affiliate (with respect to their relationship with any such entity).

                 (B) Employee Plans.  'Employee Plans' shall mean all Benefit
            Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                 (C) ERISA.  'ERISA' shall mean the Employee Retirement Income
            Security Act of 1974, as amended.

                 (D) ERISA Affiliate.  'ERISA Affiliate' shall mean any entity which is (or at any relevant time was) a member of a 'controlled group of corporations' with, under 'common control' with, or a member of an 'affiliated service group' with AEL as defined in
            Section 414(b), (c), (m) or (o) of the Code.

                 (E) Multiemployer Plan.  'Multiemployer Plan' shall mean any
            'multiemployer plan,' as defined in Section 4001(a)(3) of ERISA, (1) which AEL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and (2) which covers any employee or former employee of AEL or any ERISA Affiliate (with respect to their relationship with such entities).

                 (F) PBGC.  'PBGC' shall mean the Pension Benefit Guaranty
            Corporation.

                 (G) Pension Plan.  'Pension Plan' shall mean any 'employee pension benefit plan' as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (1) which AEL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and (2) which covers any employee or former employee of AEL or any ERISA Affiliate (with respect to their relationship with such entities).

                 (H) Welfare Plan.  'Welfare Plan' shall mean any 'employee welfare benefit plan' as defined in Section 3(1) of ERISA, (1) which AEL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (2) which covers any employee or former employee of AEL or any ERISA Affiliate (with respect to their relationship with such entities).

             (ii) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 2.1(k) contains a complete list of Employee Plans, true and correct copies of which have been previously furnished or made available to Buyer.

             (iii) Representations. Except as set forth in Schedule 2.1(k), AEL represents and warrants as follows:

                 (A) Pension Plans.

                      (1) No 'accumulated funding deficiency' (for which an
                 excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither AEL nor any ERISA Affiliate has failed to pay when due any 'required installment,' within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither AEL nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Pension Plan. All 'benefit liabilities' within the meaning of Section 4001(a)(16) of ERISA, are fully funded as of the Closing Date with respect to each Pension Plan on a termination basis with an assumed interest rate of 6%.

                      (2) Neither AEL nor any ERISA Affiliate is required to
                 provide security to a Pension Plan under Section 401(a)(29) of the Code.

                      (3) Except as otherwise disclosed in Schedule 2.1(k), each
                 Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the provisions of the Code Sections 401(a) and 501(a), and each has been so determined by the Internal Revenue Service, or application for such determination has been made and is currently pending.

                      (4) Each Pension Plan, related trust agreement, annuity
                 contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Pension Plan, including without limitation ERISA and the Code.

                      (5) AEL or an ERISA Affiliate has paid all premiums (and
                 interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan which is covered by Title IV of ERISA for each plan year thereof for which such premiums are required. Neither AEL nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction which is described in Section 4069 of ERISA. There has been no unreported 'reportable event' (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan. No filing has been made by AEL or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC, or which could reasonably be expected to result in liability of AEL or any ERISA Affiliate to the PBGC with respect to any Pension Plan, other than liabilities for premium payments. Neither AEL nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which AEL or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                 (B) Multiemployer Plans.  There are no Multiemployer Plans, and
            neither AEL nor any ERISA Affiliate has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan.

                 (C) Welfare Plans.

                      (1) Each Welfare Plan is in material compliance with its
                 terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                      (2) An estimate of the liabilities of AEL and any of its
                 ERISA Affiliates for providing retiree life and medical benefits coverage to active and retired employees of AEL and any of its ERISA Affiliates has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. AEL or any of the AEL Subsidiaries has the right to modify and to terminate Welfare Plans, including the right to modify or terminate Welfare Plans that provide coverage or benefits for both retired and active employees or their beneficiaries.

                      (3) Each Welfare Plan which is a 'group health plan,' as
                 defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

                 (D) Benefit Arrangements.  Each Benefit Arrangement is in
            material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code.

                 (E) Fiduciary Duties and Prohibited Transactions.  Neither AEL
            nor any of the AEL Subsidiaries has any liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any 'prohibited transaction,' as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
            Section 4975(c)(2) or (d) of the Code to which any Welfare Plan or Pension Plan is subject. To the knowledge of AEL, neither AEL nor any of its ERISA Affiliates has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has no unpaid civil penalty under
            Section 502(1) of ERISA.

                 (F) Litigation.  There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, or, to the knowledge of AEL, threatened or anticipated against AEL or any ERISA Affiliate other than routine claims for benefits.

                 (G) Unpaid Contributions.  Neither AEL nor any ERISA Affiliate
            has any liability for unpaid contributions with respect to any Employee Plan. AEL and all ERISA Affiliates have made all required contributions under each Employee Plan for all periods through and including the Closing Date or proper accruals have been made and are reflected on the appropriate balance sheet and books and records.

                 (H) Copies of Documentation.  AEL has delivered pursuant to this Agreement a true and complete set of copies of (a) all Employee Plans and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the Closing Date, together with all amendments thereto which shall become effective at a later date; (b) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Code; (c) Forms 5500 and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee's Plan's enrolled actuary; (d) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (e) all summaries furnished or made available to employees, officers and directors of AEL and its ERISA Affiliates of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; (f) current registration statements on Form S-8 and amendments thereto with respect to any Employee Plan; and (g) the notifications to employees of their rights under Section 4980B of the Code.

          (l) Brokers. Except for the arrangement regarding Dillon, Read & Co. Inc. heretofore disclosed to Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction based upon arrangements made by or on behalf of AEL.

          (m) Environmental Matters.

             (1) Environmental Definitions.

                 (A) Environment.  'Environment' means soil, land, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air and any other environmental medium;

                 (B) Environmental, Health and Safety
            Liabilities. 'Environmental, Health and Safety Liabilities' means any loss, cost, expense, claim, demand, liability, obligation or other responsibility of whatever kind or otherwise, based upon Environmental Law relating to:

                      (1) any environmental, health or safety matters or
                 conditions (including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                      (2) fines, penalties, judgments, awards, settlements,
                 legal or administrative proceedings, damages, losses, claims, demands and response, remedial or inspection costs and expenses arising under Environmental Law;

                      (3) financial responsibility under Environmental Law for
                 cleanup costs or corrective action, including for any removal, remedial or other response actions, and for any natural resource damages;

                      (4) any other compliance, corrective or remedial measures
                 required under Environmental Law.

             The terms 'removal', 'remedial' and 'response' action shall include the types of activities covered by the United States Comprehensive Environmental Response,

        Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ('CERCLA');

                 (C) Environmental Law.  'Environmental Law' means any provision of past or present federal, state, local or any other legally enforceable governmental law, directive, statute, ordinance, rule, regulation or standard, common law or any judgment, order, writ, notice, decree, permit, license, approval, consent or injunction, relating to any environmental, health or safety matters or conditions, Hazardous Materials (hereinafter defined), pollution or protection of the Environment, including, but not limited to, on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products, emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or Hazardous Materials or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes;

                 (D) Facilities.  'Facilities' means any real property,
            leaseholds or other interests owned by AEL or any AEL Subsidiary and/or any buildings, plants, structures or equipment of AEL or any AEL Subsidiary;

                 (E) Hazardous Materials.  'Hazardous Materials' means and
            includes, but shall not be limited to, any (i) 'hazardous substance', 'pollutant' or 'contaminant' (as defined in Section 101(14), (33) of CERCLA, 42 U.S.C. SectionSection9601(14), (33) or
            the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. Section9602 and found at 40 C.F.R. Part 302), including any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of CERCLA; (ii) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, 33 U.S.C. SectionSection1251, 1321(b)(2)(A), as amended ('FWPCA'); (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection6901, 6921, as amended ('RCRA'); (iv) any substance containing petroleum, as that term is defined in
            Section 9001(8) of RCRA, 42 U.S.C. Section991(8) or 40 C.F.R. Part 280; (v) any toxic pollutant which is listed under Section 307(a) of the FWPCA, 33 U.S.C. Section1317(a); (vi) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. SectionSection7401, 7412, as amended; (vii) any imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. SectionSection2601, 2602, as amended; (ix) waste oil and other petroleum products; (x) any asbestos, asbestos containing material or urea formaldehyde or material which contains it; or (xi) any other toxic materials, contaminants or hazardous substances or wastes pursuant to any Environmental Law;

                 (F) Release.  'Release' means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment;

                 (G) Threat of Release.  'Threat of Release' means a substantial likelihood of a Release which, to the best of AEL's knowledge, might require action in order to prevent or mitigate damage to the Environment that might result from such Release;

             (2) Compliance with Environmental Laws.

                 (A) Except as set forth in Schedule 2.1(m) hereto, to the
            knowledge of AEL (i) each of the AEL Group is, and at all times during the ten-year period prior to the date hereof has been, in material compliance with all Environmental Laws applicable to them, where any failure to so be in compliance, or during the ten-year period prior to the date hereof to have so been in compliance, would have a Material Adverse Effect, and (ii) neither AEL nor any of the AEL Subsidiaries has received, during the five-year period prior to the date hereof, any written order or notice from any federal, state, or local governmental agency administering or enforcing any Environmental Law, of any violation or failure to comply with any such Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other property now owned or previously owned or leased by the AEL Group or to which Hazardous Materials generated by the AEL Group may have been transported;

                 (B) Set forth in Schedule 2.1(m) are all the consents,
            licenses, permits, approvals, and certificates relating to Environmental Laws held by the AEL Group on the date hereof, which, in the reasonable judgment of senior management of AEL, constitute all of the consents, licenses, permits, approvals, and certificates required, including those required under Environmental Laws, for the AEL Group to lawfully own, operate, use, and maintain their assets and to conduct their businesses. Except as set forth in Schedule 2.1(m), to the knowledge of AEL, AEL and the AEL Subsidiaries have, at all times prior to Closing, maintained their assets and conducted their businesses in compliance in all material respects with the terms of all such consents, licenses, permits, approvals, and certificates, and all required filings and all required applications with respect to and for renewal thereof have been timely made and filed. All such consents, licenses, permits, approvals, and certificates are in full force and effect and there are no proceedings pending or, to the best knowledge of AEL, threatened that seek the revocation, cancellation, suspension, or adverse modification thereof;

                 (C) Except as set forth in Schedule 2.1(m), to the knowledge of
            AEL neither AEL, nor any AEL Subsidiary (nor any other Person for whose conduct they are responsible), has any material Environmental, Health and Safety Liabilities with respect to the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which any member of the AEL Group has or had an interest;

                 (D) Except as set forth in Schedule 2.1(m), to the knowledge of
            AEL neither AEL, nor any AEL Subsidiary, nor any other Person for whose conduct they are responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, used or processed any toxic or Hazardous Materials except in compliance in all material respects with all applicable Environmental Laws;

                 (E) Except as set forth in Schedule 2.1(m), to the knowledge of
            AEL neither AEL nor any AEL Subsidiary, nor any other Person for whose conduct they are responsible, has received any notice of any material violation of any Environmental Law, or any notice of any material potential Environmental, Health and Safety Liabilities with respect to the Facilities or, to the best of AEL's knowledge, with respect to any other properties and assets (real, personal and mixed, tangible and intangible) in which AEL, or any AEL Subsidiary, has or had an interest, or with respect to any other property or facility where toxic or Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by AEL, or any AEL Subsidiary, or any other Person for whose conduct they are responsible, have been transported, treated, stored, handled, disposed, transferred, recycled or received;

                 (F) Except as set forth in Schedule 2.1(m), to the knowledge of
            AEL, there has been no illegal or reportable Release or Threat of Release, of any toxic or Hazardous Materials at or from the Facilities. Neither AEL, nor any AEL Subsidiary, nor any other Person for whose conduct any of them is responsible, has received any notice of any illegal or reportable release or threat of release of any toxic or hazardous materials at any other locations where any toxic or Hazardous Materials generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (real, personal and mixed, tangible and intangible) in which AEL or any AEL Subsidiary has or had an interest, have been transported, treated, stored, handled, disposed, transferred, recycled or received, whether by AEL, any AEL Subsidiary or by any other Person for whose conduct they are responsible;

                 (G) Except as listed in Schedule 2.1(m) hereto, to the
            knowledge of AEL there are no Liens or any other restrictions of any nature whatsoever, resulting from any Environmental, Health or Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which the AEL Group, or any them, has an interest.

          (n) Real Property. Schedule 2.1(n) lists (i) all Owned Real Property and (ii) the address of all real property now used or occupied by AEL and the AEL Subsidiaries and the name of the record owner thereof. AEL or one of the AEL Subsidiaries has good and marketable fee simple title to all Owned Real Property, subject only to any (i) Permitted Liens, (ii) Liens constituting a lease, sublease or occupancy agreement that gives any third party any right to occupy any portion of the Owned Real Property and (iii) Liens reflected on any survey or in any title report delivered to Buyer prior to the date of this Agreement. AEL has delivered or made available to Buyer correct and complete copies of the leases and subleases for the real property listed on Schedule 2.1(n) which is leased by AEL or any of the AEL Subsidiaries. Each such lease and sublease is in full force and effect and gives the lessee or sublessee thereunder the right to use and occupy the demised premises thereunder for the uses set forth therein. Neither AEL or any of the AEL Subsidiaries nor, to the knowledge of AEL, the other party or parties thereto, is in breach of any term of any such lease or sublease, except where any such breach would not have a Material Adverse Effect.

          (o) Material Contracts.

             (1) Schedule 2.1(o) hereto lists all Material Contracts to which AEL or any AEL Subsidiary is a party. 'Contracts' means any bids, quotations, proposals, contracts (including, without limitation, Government Contracts), agreements, subcontracts, work authorizations, leases, memoranda of understanding and purchase orders. For purposes of this Agreement, the term 'Material Contract' means any Contract providing for (i) AEL or any of the AEL Subsidiaries to refrain from engaging in conduct which is competitive with the business of the other party to the contract in any way, (ii) the license to or from any third party of any intellectual property rights that are material to the operation of the business of AEL, (iii) the repayment of money borrowed from a third party (hereinafter referred to as the 'Credit Facilities'),
        (iv) the sale by AEL or any of the AEL Subsidiaries of goods and services pursuant to any individual contract in an amount greater than One Million ($1,000,000) Dollars, (v) the purchase by AEL or any of the AEL Subsidiaries of goods and services pursuant to any individual contract which AEL reasonably expects will account for at least five (5) percent of its payments to suppliers during 1995, (vi) the partnership or joint venture contracts referred to in Schedule 2.1(a) hereto, (vii) each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment, (viii) any other Contract (however named) in addition to those shown on Schedule 2.1(a) involving a sharing of profits, losses, costs, or liabilities of AEL or any of the AEL Subsidiaries with any other Person, (ix) each Contract requiring capital expenditures after the date hereof in an amount in excess of $100,000, (x) each Contract providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods, (xi) each power of attorney which is currently effective and outstanding, (xii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by AEL or any of the AEL Subsidiaries other than in the ordinary course of business, (xiii) any other Contract which, in the reasonable judgment of senior management of AEL, is material to the business or operations of the AEL Group, and
        (xiv) each legally binding amendment, supplement, and modification in respect of any of the foregoing.

             (2) AEL has made available to Buyer an accurate and complete copy of each Material Contract except as noted on Schedule 2.1(o) hereto and those Material Contracts which have heretofore been filed as exhibits to the SEC Filings. Each Material Contract is on terms which AEL believes are commercially prudent taken as a whole and, with respect to items
        (iv) and (v) of this Section 2.1(o)(1), was contracted in all material respects in accordance with AEL's internal contracting and bidding procedures.

             (3) Except as set forth on Schedule 2.1(o), all the Contracts listed pursuant to paragraph (1) hereof (A) are in full force and effect, (B) represent the legal, valid and binding obligations of AEL or the AEL Subsidiary party thereto and are enforceable against AEL or such AEL Subsidiary in accordance with their terms, and (C) to the knowledge of AEL, represent the legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms. Except as set forth on Schedule 2.1(o), to the knowledge of AEL no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default under any such Contract by AEL or any AEL Subsidiary party thereto or any other party thereto or the basis for force majeure or the claim of excusable delay or nonperformance under any such Contract except where the occurrence of such event or existence of any such condition individually or in the aggregate would not have a Material Adverse Effect.

             (4) Except as set forth on Schedule 2.1(o), there are no renegotiations of, or, to the knowledge of AEL, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to AEL or any of the AEL Subsidiaries under current or completed Contracts, with any Person or entity having the contractual or statutory right to demand or require such renegotiation. Neither AEL nor any of the AEL Subsidiaries has received any written demand for such renegotiation in respect of any such Contract. Except as set forth on
        Schedule 2.1(o), no customer or government contract officer has asserted that any material adjustments are required to the terms of any Contracts.

             (5) Except as set forth on Schedule 2.1(o), no consent of any party to any such Contract is required in connection with the Merger, except where the failure to obtain such consent would not have a Material Adverse Effect.

          (p) Government Contracts; Backlog.

             (1) Except as set forth on Schedule 2.1(p) or on any other Schedule to this Agreement, neither AEL nor any of the AEL Subsidiaries has received notice of any claim, suit or investigation asserting or alleging the commission of criminal acts or bribery, or other violation of applicable law (either civil or criminal), by either AEL or any of the AEL Subsidiaries with respect to any Contract between AEL or any of the AEL Subsidiaries and the United States Government or a department or agency thereof (a 'Government Contract'). Neither AEL nor any of the AEL Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any agency or department thereof (it being understood that debarment and suspension does not include ineligibility to bid for certain contracts due to generally applicable bidding requirements). Except as set forth on
        Schedule 2.1(p), neither AEL nor any AEL Subsidiary has received written notice of any kind from the U.S. government or any agency or department thereof alleging any violation, or notifying AEL or any AEL Subsidiary of any investigation of a possible violation, of any applicable law, rule, or regulation of AEL or any of the AEL Subsidiaries or any act for which AEL or any of the AEL Subsidiaries could be debarred or suspended from contracting with any agency of any government, or prohibiting or seeking to prohibit AEL or any of the AEL Subsidiaries from conducting, or restricting or seeking to restrict AEL's or any of the AEL Subsidiaries' ability to conduct, all or any part of its business or operations or from contracting with any government. No payment has been made by AEL or any of the AEL Subsidiaries, or, to the best knowledge of AEL, by any Person acting on its or their behalf, to any Person in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act. Except as set forth in Schedule 2.1(p), the cost accounting and procurement systems maintained by AEL and the AEL Subsidiaries with respect to Government Contracts are in compliance in all material respects with all applicable United States laws and regulations.

             (2) Schedule 2.1(p) identifies the current Reasonable Best Estimate of AEL of the 'cost to complete' of each Material Contract pursuant to which AEL or any of the AEL Subsidiaries is required to perform services or deliver products and AEL's current Reasonable Best Estimate of the aggregate amount of payments to be received under each such Contract. Except as set forth on Schedule 2.1(p), none of such Contracts has accrued or, in the reasonable judgment of AEL's senior management, is expected by AEL to result in any losses.

          (q) Intellectual Property.

             (1) Schedule 2.1(q) lists each material patent, registered and unregistered trademark, service mark, trade dress, logo, trade name, copyright, mask work, and registration or application for any of the foregoing (the foregoing, together with all material know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints, being hereinafter collectively referred to as the 'Intellectual Property'), owned by AEL or any of its Subsidiaries.

             (2) The Contracts listed on Schedule 2.1(o) include all license or sublicense agreements with respect to any Intellectual Property to which AEL or any of the AEL Subsidiaries is a party and which is material to the business and operations of the AEL Group as presently being conducted.

             (3) Except as set forth on Schedule 2.1(q):

                 (A) AEL or one or more of the AEL Subsidiaries has good title to each item of Intellectual Property owned by it, free and clear of any Lien other than Permitted Liens;

                 (B) AEL and its Subsidiaries own or have the right to use
            pursuant to license, sublicense, agreement or permission all items of Intellectual Property used in the operation of the business of AEL and its Subsidiaries, as presently conducted.

                 (C) AEL and the AEL Subsidiaries' use of the Intellectual
            Property and other trade rights, trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered ('Proprietary Rights'), is not to the knowledge of AEL infringing upon or otherwise violating the Proprietary Rights of any third party in or to such rights;

                 (D) no claims have been asserted by any Person against AEL or any of the AEL Subsidiaries with respect to the use of any Intellectual Property or Proprietary Rights used by AEL or any of the AEL Subsidiaries challenging or questioning the validity or effectiveness of such use or any such right, license or agreement;

                 (E) to the knowledge of AEL no Person has a right to a royalty or similar payment, or has any other rights, in respect of any Intellectual Property or Proprietary Rights; and

                 (F) neither AEL nor the AEL Subsidiaries, or to the knowledge of AEL, the other party or parties thereto, is in breach of any license or sublicense with respect to any item of Intellectual Property, except where any such breach would not have a Material Adverse Effect.

          (r) Labor Relations.

             (1) The Contracts listed on Schedule 2.1(r) include all collective bargaining agreements to which either AEL or any of the AEL Subsidiaries is a party. The Contracts listed on Schedule 2.1(r) also include all written employment or severance agreements to which either AEL or any of its Subsidiaries is a party with respect to any employee or former employee whose compensation or benefits during the fiscal year ended December 31, 1994 exceeded $75,000 and which may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty. AEL has made available to Buyer true, correct and complete copies of each such Contract, as amended to date. Neither AEL nor any of the AEL Subsidiaries party thereto nor, to the knowledge of AEL, the other party or parties thereto, is in breach of any term of any such Contract.

             (2) Except as set forth on Schedule 2.1(r):

                 (A) AEL and the AEL Subsidiaries have complied with the
            applicable laws relating to the employment of labor, including, without limitation, those relating to wages, hours, unfair labor practices, discrimination and immigration, except where such instances of noncompliance would not have a Material Adverse Effect;

                 (B) neither AEL nor any of the AEL Subsidiaries has engaged in any unfair labor practice and there are no complaints against AEL or any of the AEL Subsidiaries pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of AEL or any of the AEL Subsidiaries;

                 (C) there are no representation questions, arbitration
            proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the knowledge of AEL, threatened with respect to the employees of AEL or any of the AEL Subsidiaries;

                 (D) other than as set forth on Schedule 2.1(r), neither AEL nor any of the AEL Subsidiaries has entered into any severance or similar arrangement in respect of any present employee of AEL or any of its Subsidiaries, that will result in any obligation (absolute or contingent) of Buyer, AEL or any of the AEL Subsidiaries to make any payment to any present employee of AEL or any of the AEL Subsidiaries following termination of employment;

                 (E) AEL and the AEL Subsidiaries have complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the 'Employment Laws'), except where such instances of noncompliance would not have a Material Adverse Effect.

             (3) Neither AEL nor any of the AEL Subsidiaries is liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the Employment Laws.

          (s) Legal Compliance.  Except with respect to (1) matters set forth on
     Schedule 2.1(s), (2) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 2.1(m)), (3) compliance with laws applicable to Government Contracts (as to which certain representations and warranties are made pursuant to Section 2.1(p)), and (4) compliance with Employment Laws (as to which certain representations and warranties are made pursuant to Section 2.1(r)), AEL and the AEL Subsidiaries are in compliance with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable thereto, except where such instances of noncompliance would not have a Material Adverse Effect.

          (t) Taxes.  Except as otherwise disclosed in Schedule 2.1(t):

             (1) All federal, state, local, and foreign tax returns of AEL and the AEL Subsidiaries and each consolidated or affiliated group which AEL and the AEL Subsidiaries have been a part ('Tax Returns'), including those Tax Returns relating to income, employment, franchise, property, sales and use, and excise taxes, and any other taxes due from and/or withheld by or required to be withheld by AEL and the AEL Subsidiaries (collectively, 'Taxes') have been duly and timely filed and are correct and complete in all material respects.

             (2) All Taxes or estimates thereof that are due have been timely paid.

             (3) None of the Tax Returns has been audited or is being audited by any taxing authority.

             (4) No assessment, audit or other proceeding by any taxing authority, court, or other governmental or regulatory authority is proposed, pending, or, to the knowledge of AEL, threatened with respect to the Taxes or Tax Returns of AEL or the AEL Subsidiaries.

             (5) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for or the period for the collection or assessment of Taxes due for any taxable period.

             (6) No consent to the application of Section 341(f)(2) of the Code (or any predecessor thereof) has been made or filed by or with respect to any of AEL or the AEL Subsidiaries or any of their assets and properties.

             (7) None of the assets and properties of AEL or the AEL Subsidiaries is an asset or property that Buyer or any of its Affiliates is or will be required to treat as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

             (8) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to AEL or any of the AEL Subsidiaries or any assets thereof.

             (9) All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662 of the Code have been disclosed on such Tax Returns or there is or was substantial authority for such treatment.

             (10) Neither AEL nor any of the AEL Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or under Section 162(m) of the Code.

             (11) None of AEL or any of the AEL Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing agreement or similar agreement and no such agreement shall be entered into or amended by AEL or the AEL Subsidiaries prior to the Closing. None of AEL nor any of the AEL Subsidiaries has any liability for the Taxes of any Person (other than any of AEL and the AEL Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (12) No 'excess loss account'or 'deferred intercompany gain' (as such terms are described in Treasury Regulation Section 1.1502) exists for, between or with respect to AEL or any of the AEL Subsidiaries.

             (13) Except as disclosed on Schedule 2.1(a), neither AEL nor any of the AEL Subsidiaries is a partner in any partnership.

             (14) Except as disclosed on federal tax returns, neither AEL nor any of the AEL Subsidiaries has made any tax elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code, or Treasury
        Regulation 1.1502.

             (15) Neither AEL nor any of the AEL Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of any change in any accounting method. Neither AEL nor any of the AEL Subsidiaries has an application pending with any taxing authority requesting permission for a change in any accounting method.

             (16) Neither AEL nor any of the AEL Subsidiaries is a foreign person within the meaning of Section 1445(b) of the Code.

             (17) The unpaid Taxes of AEL and the AEL Subsidiaries did not, as of the most recent fiscal month end, exceed the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect the liability pursuant to FAS 109) set forth on the face of the balance sheet for the same month and do not exceed that reserve as adjusted for the passage of time through the Closing Date.

          (u) Licenses, Permits and Authorizations. Schedule 2.1(u) contains a list of all material licenses, franchises and other permits of or with any governmental, regulatory or administrative authority, whether foreign, federal, state or local, which are held by AEL or any of the AEL Subsidiaries. All such licenses, franchises and other permits are in full force and effect and there are no proceedings pending or, to the knowledge of AEL, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Such licenses, approvals, consents, franchises and permits constitute, in the reasonable judgment of senior management of AEL, all of the material licenses, approvals, consents, franchises and permits necessary to permit AEL and the AEL Subsidiaries to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of AEL and the AEL Subsidiaries as currently conducted. All required filings with respect to such licenses, approvals, consents, franchises, and permits have been timely made and all required applications for renewal thereof have been timely filed except as to instances wherein the failure to so timely file would not have a material adverse effect.

          (v) Books and Records. The books of account, minute books, and stock record books of AEL and the AEL Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with ordinary business practices, including, but not limited to, the maintenance of a reasonable system of internal controls. The minute books of AEL and the AEL Subsidiaries contain records of all meetings held of, and corporate action taken by, the shareholders and the Board of Directors of AEL and the AEL Subsidiaries, and no meetings of such shareholders or any such Board of Directors has been held at which any significant action was taken for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of AEL and the AEL Subsidiaries.

        (w) Insurance.

             (1) Schedule 2.1(w) contains a summary description of all policies of property, fire and casualty, product liability, workers' compensation, and all other forms of insurance held by AEL or any of the AEL Subsidiaries. True, correct and complete copies of such insurance policies have been made available to Buyer.

             (2) All policies described in paragraph (1) hereof (A) are valid, outstanding, and enforceable policies, (B) provide adequate insurance coverage for the assets and the operations of AEL and the AEL Subsidiaries for all material risks normally insured against by a Person or entity carrying on the same business as AEL and the AEL Subsidiaries, and (C) will not terminate, or lapse by reason of, the transactions contemplated by this Agreement.

             (3) Neither AEL or any of the AEL Subsidiaries has received (A) any notice of cancellation of any policy described in paragraph (1) hereof or refusal of coverage thereunder (B) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (C) any other notice that such polices are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

          (x) Takeover Laws. AEL has taken the requisite corporate action to render the following provisions of Chapter 25 of the BCL inapplicable to
     AEL: (a) Subchapter E. -- Control Transactions; (b) Subchapter F. -- Business Combinations; (c) Subchapter G. -- Control Share Acquisitions; (d) Subchapter H. -- Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control; (e) Subchapter I. -- Severance Compensation for Employees Terminated Following Certain Control Share Acquisitions; and
     (f) Subchapter J. -- Business Combination Transactions -- Labor Contracts.

     2.2 Representations and Warranties by Buyer and Sub. Buyer and Sub each represent and warrant to AEL as follows:

          (a) Organization and Qualification; Etc. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Buyer owns beneficially and of record all the issued and outstanding capital stock of Sub.

          (b) Authority Relative to Agreements. Each of Buyer and Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and Sub and the consummation by Buyer and Sub of the Merger Transaction have been duly authorized by the Boards of Directors of Buyer and Sub and no other corporate proceedings on the part of Buyer or Sub are necessary to authorize the Merger Transaction. This Agreement has been duly executed and delivered by Buyer or Sub and this Agreement constitutes a valid and binding obligation of Buyer or Sub, as the case may be, enforceable against Buyer and Sub in accordance with its terms.

          (c) Lack of Conflicts with Other Agreements. The execution and delivery of this Agreement by Buyer and Sub and the consummation by Buyer and Sub of the Merger Transaction will not (i) conflict with any provision of the Articles of Incorporation or Bylaws of Buyer or Sub or (ii) result in any violation of or default under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Sub, which violation, default or acceleration would have a material adverse effect on the business, operations or financial condition of Buyer or Sub.

          (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Buyer or Sub in connection with the execution and delivery of this Agreement by Buyer or Sub or the consummation by Buyer or Sub of the Merger Transaction, except for (i) the filing of a premerger notification and the expiration or early termination of the waiting period required by the HSR Act and (ii) the filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania and a Certificate of Merger with the Secretary of State of the State of Delaware.

          (e) Proxy Statement and Other Information. None of the information relating to Buyer or Sub which is supplied by Buyer or Sub for inclusion in the Proxy Statement (as such information is amended or supplemented) will, at the time the Proxy Statement is mailed or at the time of the meeting of the AEL shareholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction based upon arrangements made by or on behalf of Buyer or Sub.

          (g) Eligibility. Buyer and Buyer Sub each satisfy the eligibility requirements for a facility security clearance as set forth on the National Industrial Security Program Operating Manual promulgated by the Department of Defense (including without limitation Sections 1 and 3 of Chapter 2 thereof) at the level currently held by AEL.

          (h) Financing. Buyer has funds available (including those to be provided to it pursuant to the Commitment Letter hereinafter defined in
     Section 4.1(n)] which are sufficient to pay the Merger Consideration and to pay all other amounts owing by AEL or Sub in connection with the Merger Transaction. Buyer will, from time to time prior to the Closing at the reasonable request of AEL, provide to AEL substantiation of the status of the financing arrangements contemplated in the Commitment Letter.

                                  ARTICLE III

                              ADDITIONAL COVENANTS

     3.1 Shareholder Approval.

     (a) As soon as reasonably practicable following the date of this Agreement, AEL shall take all action necessary in accordance with the Exchange Act, the BCL and its Articles of Incorporation and Bylaws to call a meeting (the 'Meeting') of its shareholders to seek Shareholder Approval and for such other purposes as may be appropriate. The Long Range Planning Committee shall, subject to its fiduciary duties, recommend without qualification that AEL's shareholders vote for the Proposal. The Long Range Planning Committee shall, subject to its fiduciary duties, solicit shareholder proxies with the intention of obtaining Shareholder Approval.

     (b) Promptly following the date of this Agreement, AEL shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, a preliminary draft of the Proxy Statement. AEL, Buyer and Sub shall cooperate fully with each other in the preparation and filing of the Proxy Statement and any amendments and supplements thereto. The Proxy Statement shall not be filed, and no amendment or supplement thereto shall be made by AEL, without Buyer's and Sub's prior approval which shall not be unreasonably delayed or withheld. AEL will use reasonable efforts to seek prompt review of the Proxy Statement by the SEC. As soon as reasonably practicable following the date of this Agreement, AEL shall cause to be mailed a definitive Proxy Statement to its shareholders promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period of, the SEC.

     3.2 Conduct of AEL's Business.

     (a) AEL agrees that, from the date of this Agreement to the Effective Time, unless Buyer shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, AEL shall conduct its business and shall cause the AEL Subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve their business organizations, maintain their rights and franchises, keep available the services of their officers and employees, and preserve their relationships with customers, suppliers and others having material business dealings with them. Specifically, and without limiting the generality of the foregoing, neither AEL nor any of the AEL Subsidiaries shall, without the written consent of Buyer:

          (i) directly or indirectly do any of the following: (A) issue, sell, pledge, dispose of or encumber any material assets other than in the ordinary course of its business consistent with past practice, (B) amend or propose to amend its Articles of Incorporation or Bylaws, (C) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend in stock, property or otherwise with respect to such shares, (D) redeem, purchase, acquire or offer to acquire any shares of its capital stock or (E) enter into any agreement with respect to any of the matters set forth in this Section 3.2(a);

          (ii) (A), except in connection with the exercise of any AEL Stock Options (as defined in the Plan of Merger) or the conversion of any shares of Class B Stock, issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock plan or otherwise, (B) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (C) incur any indebtedness for borrowed money or issue any debt securities, except in the ordinary course of its business consistent with past practice under the Credit Facilities, (D) enter into any new Material Contract or modify any existing Material Contract in any material respect except in the ordinary course of its business consistent with past practice, (E) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of its business consistent with past practice or except as expressly provided herein, or (F) dissolve or liquidate;

          (iii) grant any increase in the salary or other compensation of its employees or grant any bonus to any employee, except in the ordinary course of its business consistent with past practice;

          (iv) enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other executive employee;

          (v) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees or to increase the benefits payable under its severance or termination pay practices;

          (vi) hire any new employees except for employees having an annualized salary of less than $100,000 who are terminable at will;

          (vii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any directors, officers or employees, except in the ordinary course of its business consistent with past practice;

          (viii) mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature, any of its material assets, or become committed so to do, or permit or suffer any of such material assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature other than liens for current taxes not yet due and payable, or become committed to do so;

          (ix) make any new commitments for capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, except for expenditures for maintenance of capital assets in the ordinary course of its business consistent with past practice.

     (b) Unless otherwise consented to in writing by Buyer, from the Date of this Agreement until the Effective Time, AEL shall, and shall cause each of the AEL Subsidiaries to:

          (i) use all reasonable efforts to maintain its relationships with its suppliers and customers and, if and as requested by Buyer, (A) make reasonable arrangements as reasonably requested by Buyer for representatives of Buyer to meet with customers and suppliers of AEL and the AEL Subsidiaries (if Buyer shall give AEL reasonable notice of such meetings), and (B) schedule, and the senior management of AEL and the AEL Subsidiaries shall participate in, meetings of representatives of Buyer with employees of AEL and the AEL Subsidiaries;

          (ii) maintain all of the assets used or useful to the business of AEL and the AEL Subsidiaries in good repair, order and condition, maintain in full force and effect all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, currently in effect and maintain in full force all policies of insurance or satisfactory substitute insurance policies insuring against the risks, damages and losses covered by the insurance policies currently in force, in each case consistent with its past practice; and

          (iii) otherwise conduct its business in the ordinary course consistent with past practice.

     3.3 AEL Stock Options. Schedule 3.3 attached hereto describes all AEL Stock Options which will be exercisable as of the Effective Time ('Exercisable Options') and all AEL Stock Options which will not be exercisable as of the Effective Time ('Nonexercisable Options'). All options to purchase AEL Stock, including both the Exercisable Options and the Non-Exercisable Options, are herein referred to collectively as the 'AEL Stock Options.' AEL shall make adjustments to the AEL Stock Options as are permitted by the plans relating thereto to provide that immediately prior to the Effective Time, each holder of AEL Stock Options shall be entitled to receive from AEL, and each of the AEL Stock Options shall be cancelled in exchange for, a payment by AEL to the holder of an amount equal to the difference between the Merger Price and the per share exercise price (the 'Spread') of such AEL Stock Options multiplied by the number of shares subject to such AEL Stock Options (such options are called the 'Cashed Options'). The funds required to make such payments shall be made available to AEL by Buyer on the Closing Date. Appropriate arrangements shall be made for reduction of the amount to be paid to each holder of Cashed Options for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to, or obtaining a cash payment from, such holder.

     3.4 HSR Act. Buyer, Sub and AEL, to the extent required shall as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission ('FTC') and the Antitrust Division of the Department of Justice (the 'Antitrust Division') and shall respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and shall use reasonable efforts to resolve, as soon as practicable, any questions which may be raised by the FTC or the Antitrust Division.

     3.5 Other Actions. Subject to the terms and conditions herein provided, each of the parties hereby agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including without limitation using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including without limitation filings required under the Exchange Act.

     3.6 Inquiries and Negotiations. AEL shall immediately cease any existing discussions or negotiations with any parties conducted prior to the date of this Agreement in respect of the acquisition of all or substantially all the business of AEL, whether by sale of assets or shares of capital stock of AEL, or by merger, consolidation, or similar transaction (collectively, an 'Acquisition Transaction'). AEL shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, (i) solicit or initiate discussions or negotiations with, or provide any nonpublic information to, any person other than Buyer or its affiliates concerning an Acquisition Transaction, or (ii) otherwise solicit or initiate inquiries or the submission of any proposal contemplating an Acquisition Transaction. AEL shall promptly communicate to Buyer the terms, including the identity of the person making such proposal, of any inquiry or proposal which it may receive in respect of an Acquisition Transaction. Nothing contained in this Agreement shall be construed to prohibit the Long Range Planning Committee from any or all of the following, if the Long Range Planning Committee is advised by legal counsel that the failure to so act could involve a breach of fiduciary duty on the part of the Long Range Planning Committee: (a) engaging in discussions or negotiations with, and providing nonpublic information to, any person other than Buyer or its affiliates which has initiated discussions or negotiations, or made an unsolicited inquiry or proposal, concerning an Acquisition Transaction, (b) withdrawing, modifying or refraining from making its recommendation to the AEL shareholders of the Merger Transaction, and (c) accepting an offer for an Acquisition Transaction which the Long Range Planning Committee believes is more favorable to AEL or to its shareholders than the Merger Transaction ('Superior Transaction') and recommending the Superior Transaction to the AEL shareholders.

     3.7 Notification of Certain Matters. AEL shall give prompt notice to Buyer and Sub, and Buyer and Sub shall give prompt notice to AEL, of (i) the occurrence, or failure to occur, of any event which such party believes would likely cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time and (ii) material failure of AEL, any Buyer or Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     3.8 Access to Information.

          (a) AEL shall cause its officers, directors and employees to, and shall use reasonable efforts to cause its representatives and agents (including without limitation its attorneys and accountants) to afford, from the date of this Agreement to the Effective Time, the officers, employees and agents of Buyer and Sub and to their respective legal and financial advisors, lenders, financing sources, and their respective legal advisors and representatives, so long as such Persons agree to maintain the confidentiality of such information in accordance with this Agreement, complete access at all reasonable times to its officers, employees, agents, properties, books, records, and work papers, and shall furnish Buyer and Sub all financial, operating and other data and information as Buyer or Sub, through its officers, employees or agents, may reasonably request, except to the extent the foregoing are protected by the attorney-client privilege or constitute attorney work product.

          (b) Except for any governmental filings required in order to complete the transactions contemplated herein, and except as Buyer and AEL may agree in writing, each party hereto shall keep all Evaluation Materials (hereinafter defined) confidential, and, except as required by applicable law, no party shall disclose any Evaluation Materials or any information contained therein to any Person; provided, however, that any such information may be disclosed by any party hereto (i) to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives, so long as such Persons agree to maintain the confidentiality of such information in accordance with this Section 3.8, and (ii) to those of such party's directors, officers, employees, agents and representatives who need to know such information for the purposes of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees, agents and representatives shall be informed by such party of the confidential nature of such information and shall be directed by such party, and shall each agree to treat such information confidentially in accordance with this Section 3.8). Without limiting the generality of the foregoing, in the event that the transactions contemplated hereby are not consummated, neither party hereto nor its directors, officers, employees, agents or representatives shall use any of the Evaluation Materials made available to it by another party hereto for any purpose. The foregoing restrictions shall not apply to any disclosure by Buyer after the Closing of any information disclosed by AEL or the AEL Subsidiaries.

          (c) In the event that any party hereto or any of its representatives receives a request or is required (by applicable law, regulation or legal process) to disclose all or any part of the information contained in the Evaluation Materials, such party or its representatives, as the case may be, shall (i) promptly notify the disclosing party of the existence, terms and circumstances surrounding such a request, (ii) consult with the disclosing party on the advisability of taking legally available steps to resist or narrow such request, and (iii) assist the disclosing party in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the disclosing party waives compliance with the provisions hereof, (i) such party or its representatives, as the case may be, may disclose only that portion of the Evaluation Materials which such party is advised by opinion of legal counsel is legally required to be disclosed and shall exercise reasonable efforts to assist the disclosing party in obtaining assurance that confidential treatment will be accorded such and (ii) such party shall not be liable for such disclosure unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by such party or its representatives not permitted by this Section 3.8.

          (d) If this Agreement is terminated, the parties hereto shall comply with the terms of the Confidentiality Agreement.

     3.9 Public Announcements. Except to the extent otherwise required by applicable law, neither AEL, Buyer nor Sub shall make, issue or release any oral or written public announcement or statement concerning, or acknowledgment of the existence of, or reveal the terms, conditions or status of, the Merger Transaction or make any other communication to its shareholders or the investing public, directly or indirectly (including without limitation press releases and statements to securities analysts), without first making a good faith attempt to obtain the prior approval of, or concurrence in, the contents of such announcement, acknowledgment or statement by the other of them, which approval or concurrence shall not be unreasonably withheld or delayed.

     3.10 Indemnification; Director's and Officer's Liability Insurance. After the Effective Time, the Surviving Corporation shall continue to be obligated to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of AEL or any of the AEL Subsidiaries (the 'Indemnified Officers and Directors') against (i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of AEL or any of the AEL Subsidiaries whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ('Indemnified Liabilities') and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Other Agreements or the transactions contemplated hereby or thereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws or any indemnification agreements in effect on the date hereof (to the extent consistent with applicable law) (the 'Existing D&O Indemnification Provisions'). The Existing D&O Indemnification Provisions shall survive the Merger and shall continue in full force and effect after the Effective Time. Any determination required to be made with respect to whether an Indemnified Officer's or Director's conduct complies with the standards set forth under applicable law or the Surviving Corporation's Articles of Incorporation or Bylaws shall be made in good faith by the Board of Directors of the Surviving Corporation. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 3.10 shall apply without limitation to negligent acts or omissions by an Indemnified Officer or Director. The Surviving Corporation's Articles of Incorporation and Bylaws shall not be rescinded or amended in a manner that adversely affects the rights of any Indemnified Officer or Director thereunder or under this Section 3.10 unless otherwise required by applicable law. To the extent available on terms reasonably satisfactory to the Surviving Corporation, the Surviving Corporation shall maintain, for not less than five years after the Effective Time, director's and officer's liability insurance covering each Indemnified Officer or Director on terms not materially less favorable than the insurance maintained in effect by AEL on the date hereof as to terms of coverage (including without limitation types of claims, time period of claims, exclusions and persons covered), amounts and deductibles (but in no event shall the coverage be greater at any time than that being maintained for the benefit of the officers and directors of AEL prior to the Effective Time). Buyer hereby guarantees the payment and performance of the Surviving Corporation's obligations in this
Section 3.10. Each Indemnified Officer and Director is intended to be a third party beneficiary of this Section 3.10 and may specifically enforce its terms. This Section 3.10 shall not limit or otherwise adversely affect any rights any Indemnified Officer and Director may have under any agreement with AEL or under AEL's Articles of Incorporation or Bylaws.

     3.11 Employee Benefit Plan. Neither AEL, nor any AEL Subsidiary, nor any Welfare Plan or Pension Plan, nor any trust created thereunder, will engage in any 'prohibited transaction' (as such term is defined in Section 406 of ERISA), and neither AEL nor any AEL Subsidiary will (a) terminate any Pension Plan in a manner that results in the imposition of a lien on any property of AEL or any AEL Subsidiary pursuant to Section 4068 of ERISA, or (b) take any action that adversely affects the qualification of any Employee Plan or its compliance with the applicable requirements of ERISA or the Code or results in a 'reportable event' (as such term is defined in Section 4043(b) of ERISA).

     3.12 Update Information. Not less than 5 business days before the date scheduled for Closing, AEL and Buyer shall correct and supplement in writing any information furnished on Schedules that, to the knowledge of AEL or Buyer, respectively, is incorrect or incomplete in any material respect, and shall promptly furnish such corrected and supplemented information to the other, so that such information shall be correct and complete in all material respects to the knowledge of such party at the time such updated information is so provided. Thereafter, prior to the Closing, AEL and Buyer shall each notify the other in writing of any changes or supplements to the updated information needed, to the knowledge of AEL or Buyer, respectively, to make such information correct and complete to the knowledge of such party as of the Closing. It is agreed that the furnishing of such corrected and supplemental information, in and of itself, shall not create any presumption that such information constitutes or evidences the existence of a material change or any breach or violation by AEL or Buyer of any provision of this Agreement, it being understood that any determination as to whether such a breach or violation exists shall be made on the basis of any and all relevant information, which may include information as is so furnished under this Section 3.12.

     3.13 Dissenting Shareholders. AEL shall give Buyer (a) prompt notice of any demands received from Dissenting Shareholders, if any, for payment of the fair value for their shares of capital stock and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands.

     3.14 Commitment Letter. Buyer shall use all reasonable efforts to consummate the financing contemplated in the Commitment Letter including without limitation those which are appropriate to enforce the performance by Bankers Trust Company of its obligations thereunder. Buyer shall not terminate or amend the Commitment Letter in any material respect without the prior written consent of AEL, which consent will not be unreasonably withheld.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     4.1 Conditions to the Merger Relating to Buyer and Sub. The obligation of Buyer and Sub to effect the Merger is subject to the satisfaction, prior to the Effective Time, of each of the following conditions unless waived by Buyer and
Sub:

          (a) Shareholder Approval and Dissenters Rights. Shareholder Approval shall have been obtained by the requisite vote of the holders of Class A Stock and Class B Stock, each voting as a class as contemplated in Section 1.3(a) hereof. The aggregate number of Dissenting Shares (as defined in the Plan of Merger) shall not exceed 5% of the outstanding shares of AEL Common Stock.

          (b) No Injunction. No order, decree, ruling or other action of a court or governmental agency of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger Transaction, shall be in effect.

          (c) HSR Act. The waiting periods under the HSR Act shall have been terminated or early termination thereof shall have been granted, or all approvals required in connection therewith, if any, shall have been obtained.

          (d) Accuracy of Representations and Warranties; Compliance With Covenants; and Absence of Material Adverse Change. The representations and warranties of AEL herein shall be accurate in all material respects at and as of the Closing Date (except to the extent that such representation and warranty speaks as of another date); AEL shall have complied in all material respects with the covenants it has agreed herein to undertake; and no material adverse change shall have occurred to the business, operations or financial condition of AEL since February 24, 1995.

          (e) AEL shall have delivered to Buyer a certificate signed by an officer of AEL, dated the Closing, certifying that, to the best of the knowledge of such officer, the conditions specified in Section 4.1 as they relate to AEL, have been fulfilled.

          (f) There shall not be in force any order, decree, statute, rule or regulation, nor shall there be on file any complaint by a governmental agency seeking an order or decree, and Buyer shall not have received written notice from any governmental agency that it has determined to institute any suit or proceeding seeking an order or decree, in each case, that would, as a result of the consummation of the transactions contemplated hereby, require (i) any divestiture by Buyer or any Significant Subsidiary of Buyer of a significant portion of the business of Buyer or such Significant Subsidiary and its Subsidiaries, taken as a whole, or (ii) any divestiture by AEL or any Significant Subsidiary of AEL of a significant portion of the business of AEL or such Significant Subsidiary.

          (g) Any consent required for the consummation of the Merger under any agreement, contract or license described in a schedule hereto or for the continued enjoyment by AEL and the AEL Subsidiaries of the benefits of any agreement, contract or license described in a schedule hereto after the Merger shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect.

          (h) Buyer shall have received an opinion, dated as of the Closing Date, from counsel to AEL, substantially in the form of Exhibit C.

          (i) Mr. Leeam Lowin shall have executed and delivered to Buyer, not later than the close of business on October 6, 1995, an agreement in the form attached hereto as Exhibit E.

          (j) Buyer shall not have been informed by a member of senior management or a senior official of any of the customers of AEL and/or the AEL Subsidiaries identified on Schedule 4.1(j) that such customer intends to terminate or modify in any material respect its existing contractual relationship with AEL and/or the AEL Subsidiaries after the Effective Time of the Merger solely as a result of the consummation of the Merger Transactions contemplated hereby and the aggregate of all such terminations or modifications are reasonably likely to have a Material Adverse Effect. Buyer shall notify AEL, in writing, as soon as practicable upon receiving any such customer notification. AEL shall have a period of not less than ten business days in which to (a) verify to its reasonable satisfaction the accuracy of such notification, and (b) address the matter with a view to resolving any concerns which form the basis for such notification so that the customer shall withdraw the notification.

          (k) AEL shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as Buyer may reasonably request for the purpose of (A) enabling its counsel to provide the opinion required under this Agreement, (B) evidencing the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenants or agreements of AEL or the compliance by AEL with any of the conditions, all as contained or referred to in this Agreement, or (C) effectuating or confirming the consummation of the transactions contemplated hereby.

          (l) Buyer shall have obtained debt financing in accordance with the terms of the Commitment Letter attached hereto as Schedule 4.1(l) issued by Bankers Trust Company to Buyer.

          (m) Buyer shall have received possession of all corporate, accounting, business and tax records of AEL and the AEL Subsidiaries.

          (n) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable and customary respects to Buyer and its counsel.

     4.2 Conditions to the Merger Relating to AEL. The obligation of AEL to effect the Merger is subject to the satisfaction prior to the Effective Time of each of the following conditions unless waived by AEL:

          (a) Shareholder Approval. Shareholder Approval shall have been obtained by the requisite vote of the holders of Class A Stock and Class B Stock, each voting as a class, as contemplated in Section 1.3(a) hereof.

          (b) No Injunction. No order, decree, ruling or other action of a court of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger Transaction, shall be in effect.

          (c) HSR Act. The waiting period under the HSR Act shall have been terminated or early termination thereof shall have been granted, or all approvals required in connection therewith, if any, shall have been obtained.

          (d) Accuracy of Representations and Warranties and Compliance With Covenants. The representations and warranties of Buyer and Sub herein shall be accurate in all material respects at and as of the Closing Date (except to the extent that such representation and warranty speaks as of another date) and Buyer and Sub shall have complied in all material respects with the covenants each of them has agreed herein to undertake.

          (e) Fairness Opinion. On the date on which the Proxy Statement is mailed to the AEL shareholders, AEL shall have received an opinion ('Fairness Opinion') of Dillon, Read & Co., Inc. (or other nationally recognized investment banking firm) dated the date of such mailing and acceptable to the Long Range Planning Committee to the effect that the Merger Price is fair from a financial point of view to the AEL shareholders, and on the date of the Shareholders Meeting and at the Effective Time, such opinion shall not have been withdrawn or modified in a manner which is not acceptable to the Long Range Planning Committee.

          (f) Buyer shall have delivered to AEL a certificate signed by an officer of Buyer, dated the Closing, certifying that, to the knowledge of such officer, the conditions specified in Section 4.2 as they relate to Buyer have been fulfilled.

          (g) AEL shall have received an opinion, dated as of the Closing Date, from Winstead Sechrest & Minick P.C., counsel to Buyer, substantially in the form of Exhibit B.

          (h) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable and customary respects to AEL and its counsel.

          (i) There shall not be in force any order, decree, statute, rule or regulation, nor shall there be on file any complaint by a governmental agency seeking an order or decree, and AEL shall not have received written notice from any governmental agency that it has determined to institute any suit or proceeding seeking an order or decree, in each case, that would, as a result of the consummation of the transactions contemplated hereby, require (i) any divestiture by Buyer or any Significant Subsidiary of Buyer of a significant portion of the business of Buyer or such Significant Subsidiary and its Subsidiaries, taken as a whole, or (ii) any divestiture by AEL or any Significant Subsidiary of AEL of a significant portion of the business of AEL or such Significant Subsidiary.

          (j) Buyer shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as AEL may reasonably request for the purpose of (A) enabling its counsel to provide the opinion required under this Agreement, (B) evidencing the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenants or agreements of Buyer or the compliance by Buyer with any of the conditions, all as contained or referred to in this Agreement, or (C) effectuating or confirming the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                          TERMINATION AND ABANDONMENT

     5.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger Transaction may be abandoned at any time prior to the Effective Time, before or after Shareholder Approval shall have been obtained, by the mutual consent of AEL (by action of the Long Range Planning Committee), Buyer and Sub (by action of the respective Boards of Directors of Buyer and Sub).

     5.2 Termination by AEL or Buyer and Sub. This Agreement may be terminated and the Merger Transaction may be abandoned by either AEL (by action of the Long Range Planning Committee) or Buyer and Sub (by action of the respective Boards of Directors of Buyer and Sub) if (a) the Merger shall not have been consummated on or before six months after the date hereof, or such later date as may be mutually agreed to by the parties hereto (but only if the party seeking to terminate this

Agreement is not otherwise in breach in any material respect of any of its obligations hereunder) or (b) any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger Transaction and such order, decree, ruling, or other action shall have become final and nonappealable.

     5.3 Termination by AEL. This Agreement may be terminated and the Merger Transaction may be abandoned by AEL (by action of the Long Range Planning Committee) if (a) Buyer or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it or them at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (b) the Long Range Planning Committee shall have withdrawn, modified in a manner adverse to Buyer or Sub, or refrained from making, its recommendation to the AEL shareholders of the Merger Transaction in connection with its approval and recommendation to the AEL shareholders of a Superior Transaction, or (c) it becomes reasonably certain that Buyer or Sub will be unable to satisfy any condition to the Merger Transaction as set forth in Section 4.2 on or before six months after the date hereof.

     5.4 Termination by Buyer and Sub. This Agreement may be terminated and the Merger Transaction may be abandoned by Buyer and Sub (by action of the respective Boards of Directors of Buyer and Sub) if (a) AEL shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (b) it becomes reasonably certain that AEL will be unable to satisfy any condition to the Merger Transaction as set forth in Section 4.1 on or before six months after the date hereof, (c) the Long Range Planning Committee shall have withdrawn, modified in a manner adverse to Buyer or Sub, or refrained from making its recommendation of the Merger Transaction to the AEL shareholders, or (d) there shall have occurred an event which shall have caused a Material Adverse Effect, or the representations and warranties of AEL have been breached or become inaccurate in a material respect as of the Closing.

     5.5 Effect of Termination. Except as provided in Section 3.8(b) hereof with respect to information obtained in connection with the transactions contemplated hereby, in the event of the termination of this Agreement and the abandonment of the Merger Transaction, this Agreement shall thereafter become void and have no effect, and no party thereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except that nothing herein shall relieve any party from liability for any willful breach thereof. Notwithstanding the foregoing, in the event that AEL terminates this Agreement pursuant to clause (b) in Section 5.3 hereof, or Buyer and Sub terminate this Agreement pursuant to clause (c) of Section 5.4 hereof, then AEL shall, within ten business days following the termination of this Agreement, pay Buyer a termination fee payable in cash of $3,447,600. Except as provided in the immediately preceding sentence, and whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     5.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; except that after Shareholder Approval shall have been obtained, no amendment may be made which decreases the amount of cash to which the shareholders of AEL are entitled pursuant to this Agreement or otherwise materially adversely affects the shareholders of AEL without the further approval of a majority of the votes cast by the holders of Class A Stock and Class B Stock, each voting as a class, at a shareholders meeting duly convened for this purpose.

     5.7 Waiver. Any time prior to the Effective Time, any party hereto may (a) in the case of the Buyer or Sub, extend the time for the performance of any of the obligations or other acts of AEL or, subject to the provisions contained in
Section 5.6 hereof, waive compliance with any of the agreements of AEL or with any conditions to the respective obligations of Buyer or Sub, or (b) in the case of AEL, extend the time for the performance of any of the obligations or other acts of Buyer or Sub, or waive compliance with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five days after posting in the United States mail having been sent registered or certified mail return receipt requested, or (iii) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

          (a) If to Buyer or Sub, to:

                       Tracor, Inc.
                       6500 Tracor Lane
                       Austin, Texas 78725-2000
                       Attention: Russell E. Painton, Esq.
                       Telecopy No.: (512) 929-2257

                       with a copy to:

                       Winstead Sechrest & Minick P.C.
                       5400 Renaissance Tower
                       1201 Elm Street
                       Dallas, Texas 75270
                       Attention: Darrel A. Rice, Esq.
                       Telecopy No.: (214) 745-5390

           (b) If to AEL, to:
                       AEL Industries, Inc.
                       c/o Long Range Planning Committee
                         of the Board of Directors
                       Francis J. Dunleavy, Chairman
                       305 Richardson Road
                       Lansdale, PA 19446
                       Facsimile No. 215-822-6056

                       with a copy to:

                       Duane, Morris & Heckscher
                       4200 One Liberty Place
                       Philadelphia, PA 19103-7396
                       Attention: Vincent F. Garrity, Jr., Esq.
                       Facsimile No. 215-979-1020

or such other address as shall be furnished available in writing by any party to the others prior to the giving of the applicable notice or communication.

     6.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.3 Headings. The headings herein are for convenience or reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.

     6.4 No Survival of Representations or Warranties. None of the representations or warranties included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement shall survive after the Effective Time.

     6.5 Entire Agreement. This Agreement, which includes the Exhibits and Schedules hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

     6.6 Cooperation. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

     6.7 No Rights To Third Parties. Nothing in this Agreement express or implied is intended to confer upon any other person, other than the Indemnified Parties, any rights or remedies under or by reason of this Agreement.

     6.8 No Assignment. This Agreement shall not be assigned, by operation of law or otherwise.

     6.9 Governing Law. This Agreement shall be governed in all respects, including without limitation its validity, interpretation and effect, by the law of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein.

     6.10 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding ('Suit') arising out of this Agreement may be brought and adjudicated in the United States District Court for the Eastern District of Pennsylvania, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Montgomery County, Pennsylvania, (b) submits to the non-exclusive jurisdiction of any such court for the purposes of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.1 hereof.

                                  ARTICLE VII

                              CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following meanings:

          'Acquisition Transaction' has the meaning specified in Section 3.6.

          'AEL' has the meaning specified in the Preamble hereto.

          'AEL Common Stock' has the meaning specified in 'Background' on page 1 of this Agreement.

          'AEL Group' has the meaning specified in Section 2.1(a).

          'AEL Stock Options' has the meaning specified in Section 3.3.

          'AEL Subsidiaries' means a corporation or other entity of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by AEL.

          'AEL Welfare Plan' has the meaning specified in Section 2.1(k).

          'Affiliate' means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

          'Agreement' has the meaning specified in the Preamble hereto.

          'Allocation Agreement' has the meaning specified in 'Background' on page 1 of this Agreement.

          'Balance Sheet Date' has the meaning specified in Section 2.1(g).

          'BCL' has the meaning specified in Section 1.1.

          'Benefit Arrangement' has the meaning specified in Section 2.1(k).

          'Buyer' has the meaning specified in the Preamble hereto.

          'Cashed Options' has the meaning specified in the Plan of Merger.

          'CERCLA' has the meaning specified in Section 2.1(m).

          'Class A Stock' has the meaning specified in 'Background' on page 1 hereof.

          'Class B Stock' has the meaning specified in 'Background' on page 1 hereof.

          'Closing' has the meaning specified in Section 1.3.

          'Closing Date' has the meaning specified in Section 1.3.

          'Commitment Letter' means the commitment from Bankers Trust Company to Buyer, in the form of Schedule 4.1(l) attached hereto, to provide financing to Buyer for payment of a portion of the Merger Consideration.

          'Code' means the Internal Revenue Code of 1986, as amended.

          'Confidentiality Agreement' means the letter agreement, dated May 12, 1995, between Buyer and AEL, in the Form attached hereto as Exhibit D.

          'Contracts' has the meaning specified in Section 2.1(o).

          'Credit Facilities' has the meaning specified in Section 2.1(o).

          'DGCL' has the meaning specified in Section 1.1.

          'Effective Time' has the meaning specified in Section 1.3.

          'Employee Plans' has the meaning specified in Section 2.1(k).

          'Employment Laws' has the meaning specified in Section 2.1(r).

          'Environment' has the meaning specified in Section 2.1(m).

          'Environmental, Health and Safety Liabilities' has the meaning specified in Section 2.1(m).

          'Environmental Laws' has the meaning specified in Section 2.1(m).

          'ERISA' has the meaning specified in Section 2.1(k).

          'ERISA Affiliate' has the meaning specified in Section 2.1(k).

          'Evaluation Materials' means this Agreement (together with the Schedules and Exhibits hereto) and, as to any party hereto, means all other non-public information furnished or made available to such party by the other parties hereto (the 'disclosing party') in connection with the transactions contemplated hereby relating to the disclosing party or the disclosing party's Affiliates, whether furnished or made available orally or in writing (whatever the form or data storage medium) or gathered by inspection and regardless of whether specifically identified as 'confidential,' together with analyses, compilations, studies or other documents prepared by any party, or by such party's agents, representatives (including attorneys, accountants and financial advisors) or employees, which contain or otherwise reflect such information, provided that the term Evaluation Materials shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure in violation of the terms hereof or the

     Confidentiality Agreement, (ii) was or becomes available to a party hereto on a non-confidential basis from a source other than any other party hereto or their representatives and affiliates, provided that such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to any party hereto or any of their respective representatives, or (iii) has been or is independently developed by the party to which such information was furnished or made available and not derived from the Evaluation Materials.

          'Exchange Act' has the meaning specified in Section 1.3.

          'Exercisable Options' has the meaning specified in Section 3.3.

          'Existing D&O Indemnification Provisions' has the meaning specified in
     Section 3.10.

          'Facilities' has the meaning specified in Section 2.1(m).

          'Fairness Opinion' has the meaning specified in Section 4.2.

          'FWPCA' has the meaning specified in Section 2.1(m).

          'GAAP' has the meaning specified in Section 2.1(f).

          'Government Contract' has the meaning specified in Section 2.1(p).

          'Hazardous Materials' has the meaning specified in Section 2.1(m).

          'HSR Act' has the meaning specified in Section 2.1(e).

          'Indemnified Liabilities' has the meaning specified in Section 3.10.

          'Indemnified Officers and Directors' has the meaning specified in
     Section 3.10.

          'Intellectual Property' has the meaning specified in Section 2.1(q).

          'Knowledge' means the actual knowledge of senior management of AEL, Buyer and Sub, respectively, after due inquiry.

          'Liens' means any mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, or liens of any kind.

          'Long Range Planning Committee' means the Long Range Planning Committee of the Board of Directors of AEL, Francis J. Dunleavy, Chairman.

          'Material Adverse Effect' has the meaning specified in Section 2.1(a).

          'Material Contracts' has the meaning specified in Section 2.1(o).

          'Merger' has the meaning specified in Section 1.1.

          'Merger Consideration' has the meaning specified in Section 1.2.

          'Merger Price' has the meaning specified in 'Background' on page 1 of this Agreement.

          'Merger Transaction' has the meaning specified in Section 1.3.

          'Multiemployer Plan' has the meaning specified in Section 2.1(k).

          'Non-Exercisable Options' has the meaning specified in Section 3.3.

          'Optionholder' means a holder of AEL Stock Options, including all Exercisable Options and Unexercisable Options.

          'Other Agreements' has the meaning specified in 'Background' on page 1 of this Agreement.

          'Owned Real Property' means all real property owned by AEL or any of the AEL Subsidiaries.

          'PBGC' has the meaning specified in Section 2.1(k).

          'Pension Plan' has the meaning specified in Section 2.1(k).

          'Permitted Liens' means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (iii) Liens on goods in transit incurred pursuant to documentary letters of credit, (iv) Liens securing rental payments under capital lease agreements, (v) Liens arising in favor of the United States Government as a result of progress payment clauses contained in any Contract, (vi) encumbrances and restrictions on real property that do not materially interfere with the present uses of such real property and (vii) other Liens imposed by law arising in the ordinary course of business and not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the encumbered property or materially impair the use thereof or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien during the pendency of such proceeding.

          'Person' means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

          'Plan of Merger' has the meaning specified in 'Background' on page 1 of this Agreement.

          'Proposal' has the meaning specified in Section 1.3.

          'Proprietary Rights' has the meaning specified in Section 2.1(q).

          'Proxy Statement' has the meaning specified in Section 1.3.

          'RCRA' has the meaning specified in Section 2.1(m).

          'Reasonable Best Estimate' has the meaning specified in Section 2.1(g)(ii).

          'Release' has the meaning specified in Section 2.1(m).

          'Riebmans' has the meaning specified in 'Background' on page 1 of this Agreement.

          'SEC' has the meaning specified in Section 1.3.

          'SEC Filings' has the meaning specified in Section 2.1(f).

          'Shareholder Approval' has the meaning specified in Section 1.3.

          'Shareholders Meeting' has the meaning specified in Section 1.3.

          'Significant Subsidiary' means, with respect to any Person, any Subsidiary of that Person that is a 'significant subsidiary' of such Person within the meaning of Regulation S-X of the SEC.

          'Spread' has the meaning specified in Section 3.3.

          'Stockholder' means any holder of record of shares of AEL Common Stock immediately prior to the Effective Time.

          'Sub' has the meaning specified in the Preamble hereto.

          'Superior Transaction' has the meaning specified in Section 3.6.

          'Surviving Corporation' has the meaning specified in Section 1.1.

          'Taxes' has the meaning specified in Section 2.1(t).

          'Tax Returns' has the meaning specified in Section 2.1(t).

          'Threat of Release' has the meaning specified in Section 2.1(m).

          'Unexercisable Options' has the meaning specified in Section 3.3.

          'Welfare Plan' has the meaning specified in Section 2.1(k).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          AEL INDUSTRIES INC.

                                          By: /s/__Leon Riebman_________________
                                              Chairman and Chief Executive
                                              Officer

                                              TRACOR, INC.

                                              By: /s/__James B. Skaggs__________

                                              TRACOR AEL, INC.

                                              By: /s/__James B. Skaggs__________

                                PLAN OF MERGER
                                    MERGING
                                TRACOR AEL, INC.
                            (A DELAWARE CORPORATION)
                                 WITH AND INTO
                              AEL INDUSTRIES, INC.
                          (A PENNSYLVANIA CORPORATION)

                                   BACKGROUND

     AEL Industries, Inc., a Pennsylvania corporation ('AEL'), Tracor, Inc., a Delaware corporation ('Buyer') and Tracor AEL, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ('Sub'), are parties to an Agreement and Plan of Reorganization, dated as of October 2, 1995 (the 'Merger Agreement'), providing for the merger (the 'Merger') of Sub with and into AEL upon the terms and conditions set forth in this Plan of Merger and pursuant to the Delaware General Corporation Law ('DGCL') and the Pennsylvania Business Corporation Law of 1988 (the 'BCL'). AEL and Sub are sometimes herein collectively referred to as the 'Constituent Corporations.' Terms used but not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

                              TERMS AND CONDITIONS

     1. Merger. The Constituent Corporations shall effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

          (a) The Merger. At the Effective Time (as hereinafter defined), Sub shall be merged with and into AEL pursuant to this Plan of Merger, the separate corporate existence of Sub shall cease (except as it may be continued by operation of law) and AEL shall continue as the surviving corporation under the corporate name set forth in Annex 1 (referred to in paragraph 2 of the Plan of Merger) all upon the terms and subject to the conditions provided for in this Plan of Merger and pursuant to the BCL. AEL, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the 'Surviving Corporation.'

          (b) Effect of the Merger. The Merger shall have the effect provided in the DGCL and BCL; including, without limitation, that all the property, real, personal and mixed, and franchises of each of the Constituent Corporations, and all debts due on whatever account to either of them, including subscriptions for shares and other choses in action belonging to either of them, shall be deemed to be transferred to and vested in the Surviving Corporation without further action; and title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible for all the liabilities of each of the Constituent Corporations; but liens upon the property of the Constituent Corporations shall not be impaired by the Merger and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be proceeded against or substituted in its place.

          (c) Consummation of the Merger. On the Closing Date, a Certificate of Merger meeting the requirements of Section 252 of the DGCL, and Articles of Merger (containing this Plan of Merger) meeting the requirements of Section 1926 of the BCL shall be filed with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Pennsylvania, respectively, in accordance with the provisions of the DGCL and the BCL, and the Merger shall become effective upon such filings or at such later time as may be specified in such filings as the effective time of the Merger (the 'Effective Time').

     2. Articles of Incorporation; Bylaws; Directors and Officers. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety in the manner set forth in Annex 1 attached hereto and incorporated herein by reference. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of Sub as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the BCL. The initial directors of the Surviving Corporation shall be the directors of Sub immediately prior to the Effective Time, in each case until their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of AEL immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.

     3. Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Sub, AEL or any holder of any shares of capital stock of either Constituent Corporation:

          (a) Sub Common Stock. Each outstanding share of Common Stock, par value $0.01 per share, of Sub shall be converted into one share of common stock, $1.00 par value per share, of the Surviving Corporation.

          (b) Cancellation of AEL Treasury Stock. Each share of AEL Common Stock that may be held in the treasury of AEL shall be cancelled and retired and no capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

          (c) Conversion of AEL Common Stock. Except for any Dissenting Shares (as hereinafter defined), each remaining outstanding share of AEL Common Stock shall be converted into the right to receive cash, without interest, in the amount of $28.00 (the 'Merger Price') per share.

          (d) Disposition of Stock Options. Immediately prior to the Effective Time, the holder of each option to purchase shares of AEL Common Stock (individually, an 'AEL Stock Option' and collectively, the 'AEL Stock Options') issued pursuant to AEL's Nonqualified Stock Option Plan (amended and restated as of May 15, 1991), Incentive Stock Option Plan (effective January 1, 1992) or an agreement dated May 16, 1988 between AEL and George King, its Executive Vice President and Chief Financial Officer (collectively, the 'AEL Stock Option Plans'), shall be entitled, immediately prior to the Effective Time, to receive from AEL an amount equal to the excess, if any, of the Merger Price over the exercise price of the AEL Stock Option ('the Spread') multiplied by the number of shares of AEL Common Stock subject to the AEL Stock Option (such options are called the 'Cashed Options'). The funds required to make such payments shall be made available to AEL by Buyer on the Closing Date. Appropriate arrangements shall be made for reduction of the amount to be paid to each holder of Cashed Options for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to, or by obtaining a cash payment from, such holder.

          (e) Dissenting Shares. Notwithstanding anything herein to the contrary, shares of AEL Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by AEL shareholders who, immediately prior to the Effective Time, have the status of a 'Dissenter' (as defined in Section 1572 of the BCL) ('Dissenting Shares'), shall not be converted into the right to receive the Merger Price unless, after the Effective Time, (a) any further action required to be taken by any such AEL shareholders so as to maintain such status as a Dissenter shall not have been taken in a timely manner or (b) a court of competent jurisdiction shall determine that any such AEL shareholder is not entitled to the rights set forth in SectionSection 1571 through 1580 of the BCL, in either of which events the shares of AEL Common Stock held by any such AEL shareholder shall thereupon be deemed to have been converted into the right to receive the Merger Price, as of the Effective Time, without any interest thereon. AEL shall give Sub prompt notice of any written assertion of dissenters rights received by AEL and, prior to the Effective Time, Sub shall have the right to participate in all negotiations with respect thereto. Prior to the Effective Time, AEL shall not, except with the prior written approval of Sub, which shall not be unreasonably withheld or delayed, make any payment with respect to, or settle or offer to settle, any such written assertion of dissenters rights. From and after the Effective Time, no stockholder of AEL who made a written assertion of dissenters rights shall be entitled to vote such holder's shares of AEL Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective
     Time).

          (f) No Convertible Securities. At the Effective Time, there shall not be any securities, rights, warrants, options or other instruments originally issued by AEL which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation.

     4. Merger Payment Procedure.

          (a) Merger Paying Agent. Sub and AEL agree that bank or trust company reasonably acceptable to Buyer and AEL shall be designated by Sub as the paying agent for the Merger (the 'Merger Paying Agent'). Buyer shall cause Sub to deposit with the Merger Paying Agent on the Closing Date such funds as are required for the conversion of shares of AEL Common Stock or Cashed Options into the right to receive the Merger Price or the Spread, as the case may be, pursuant to Section 3 hereof (the 'Payment Fund').

          (b) Payment Procedure. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Merger Paying Agent to distribute to holders of (i) AEL Common Stock so converted or (ii) Cashed Options, upon surrender to the Merger Paying Agent of one or more certificates, respectively, representing shares of AEL Common Stock or Cashed Options for cancellation and a properly completed letter of transmittal, a bank check for the cash being paid in respect to the aggregate number of shares of AEL Common Stock or Cashed Options previously represented by the certificates so surrendered. If for any reason (including without limitation losses), the Payment Fund is inadequate to pay the amounts to which the holders of shares of AEL Common Stock or the Cashed Options shall be entitled under Section 3(c) or Section 3(d) hereof, Buyer shall be liable for the payment thereof. In no event shall the holder of any surrendered certificates for shares of AEL Common Stock or Cashed Options be entitled to receive interest on any of the funds to be received in the Merger. If a check is to be sent to a person other than the person in whose name the certificates for shares of AEL Common Stock or Cashed Options surrendered for conversion or exchange are registered, it shall be a condition of the payment that the certificate or Cashed Option so surrendered shall be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Merger Paying Agent any transfer or other taxes required by reason of the delivery of such check to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Merger Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Merger Paying Agent nor either party to this Plan of Merger shall be liable to a holder of shares of AEL Common Stock or Cashed Option for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

          (c) No Further Ownership Rights. The cash paid, issued and distributed upon the surrender of certificates representing shares of AEL Common Stock or Cashed Option in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of AEL Common Stock or Cashed Options.

          (d) Return of Payment Funds. Any cash delivered or made available to the Merger Paying Agent pursuant to this Section 4, and not exchanged pursuant to this Section 4 for certificates representing shares of AEL Common Stock or Cashed Options within six months after the Effective Time, shall be returned by the Merger Paying Agent to the Surviving Corporation which shall thereafter act as paying agent subject to the rights of holders of unsurrendered certificates representing shares of AEL Common Stock or Cashed Options hereunder.

          (e) Closing of Stock Transfer Books. At the Effective Time, the stock transfer books of AEL shall be closed and no transfer of shares of AEL Common Stock shall thereafter be made.

     5. Termination. This Plan of Merger may be terminated at any time on or before the Effective Time by agreement of the Long Range Planning Committee of the Board of Directors of AEL and the Board of Directors of Sub. This Plan of Merger shall be automatically terminated if AEL, Buyer or Sub validly terminates the Merger Agreement.

     6. Amendment. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of AEL and Sub; except that after Shareholder Approval shall have been obtained, no amendment may be made which decreases the amount of cash to which either the shareholders of AEL or the holders of AEL Stock Options are entitled pursuant to this Plan of Merger or otherwise materially adversely affects the shareholders of AEL without the further approval of a majority of the votes cast by the holders of Class A Stock and Class B Stock, each voting as a class, at a shareholders meeting duly convened for this purpose.

     7. Waiver. Any time prior to the Effective Time, (a) Sub may extend the time for the performance of any of the obligations or other acts of AEL or, subject to the provisions contained in Section 6 hereof, waive compliance with any of the agreements of AEL or with any conditions to its own obligations or
(b) AEL may extend the time for the performance of any of the obligations or other act of Sub or, subject to the provisions contained in Section 6 hereof, waive compliance with any conditions to its own obligations. Any agreement for any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of the party granting the extension or waiver by a duly authorized officer.

     8. Further Assurances. If at any time the Surviving Corporation, its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Plan of Merger, each Constituent Corporation and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such action.

                                                                      APPENDIX B
                                   AGREEMENT

     This Agreement is made as of the 28th day of February, 1995 by and among AEL Industries, Inc., a Pennsylvania corporation ('Company') and Dr. Leon Riebman and Claire E. Riebman (collectively the 'Riebmans').

                                  BACKGROUND:

     A. The Board of Directors ('Board') of the Company has appointed a committee of the Board known as the Long Range Planning Committee ('LRPC') for the purpose of considering strategic alternatives for the Company in view of recent and significant developments and consolidations in the defense industry. Among other possibilities, the LRPC considered whether the Company should remain independent. That alternative may entail a search for a new Chief Executive Officer. The LRPC also took into account the right of the Riebmans either to transfer their Company stock to family members or to sell only their Company stock to a person who may not wish to purchase the Company stock held by other shareholders. The LRPC also addressed the practical difficulties of consummating a sale of the Company on terms which may not be acceptable to the Riebmans as controlling shareholders.

     B. After assessing the implications of maintaining the Company's independence and these other factors, the LRPC decided, because of its belief that it could thereby perform its duty to realize for the shareholders of the Company ('Shareholders') the best value reasonably available, to pursue the following course of action: (i) the negotiation of an arrangement with the Riebmans concerning their voting control of the Company in anticipation of a possible sale of the Company and (ii) the negotiation of an arrangement with Dr. Riebman regarding his future relationship with the Company.

     C. A sale of the Company may be effected by a 'Business Combination' which shall mean (i) a sale of all or substantially all of the assets of the Company in one transaction or a series of related transactions; (ii) the acquisition by a person or group of persons acting in concert of the beneficial ownership of more than eighty percent of the issued and outstanding shares of 'Class A Stock' and 'Class B Stock' (each as herein defined); (iii) a merger or consolidation of the Company with another entity; or (iv) any transaction having like effect. An agreement providing for a Business Combination is referred to as a 'Business Combination Agreement'.

     D. The LRPC has engaged an investment banking firm, an employee benefits consultant and independent legal counsel to serve as its advisors in connection with these matters.

     E. The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, par value $1.00 ('Class A Stock') of which 3,358,211 shares are issued and outstanding; 440,000 shares of Class B Common Stock, par value $1.00 ('Class B Stock') of which 434,717 shares are issued and outstanding; and 200,000 shares of Preferred Stock, par value $1.00, none of which are issued and outstanding.

     F. The holders of Class B Stock have the exclusive voting power with respect to matters submitted to the Shareholders except as to any matter directly affecting the rights and privileges of Class A Stock or as otherwise required by law.

     G. Since the Riebmans collectively own (as tenants by the entireties with right of survivorship) approximately 55% of the total voting power of Class B Stock, they possess effective voting control of the Company. The Shareholders other than the Riebmans are called the 'Public Shareholders'.

     H. The LRPC believes that a Business Combination will be facilitated and value maximized for the Shareholders if (i) voting control of the Company is transferred to the 'Voting Trustees' (as hereinafter defined) for the term of this Agreement and (ii) a predetermined allocation between the Riebmans and the Public Shareholders of the consideration paid in a Business Combination is agreed to by the LRPC with the Riebmans at this time by the issuance to the Riebmans of .75 shares of Class A Stock for each share of Class B Stock owned by them.

     I. The LRPC believes that, in order to accomplish this goal, it is in the best interests of the Company and the Public Shareholders for the Company to agree to issue to the Riebmans additional shares of Class A Stock in exchange for the transfer by the Riebmans of their voting control of the Company to the Voting Trustees for a period of time expected to be sufficient to complete a 'Qualifying Business Combination' (as herein defined); provided, however, that such additional shares be held by the Voting Trustees and be returned to the Company for cancellation if a Qualifying Business Combination is not consummated as provided herein. It is the intent of the LRPC that all holders of Class A Stock and Class B Stock will be offered the same consideration and other terms for each share in connection with a Qualifying Business Combination.

     J. Dr. Leon Riebman and the Company have entered into an Employment and Retirement Agreement dated January 8, 1982, as amended on November 14, 1991 (collectively the '1982 Agreement') pursuant to which, among other things, Dr. Riebman may, but is not required to, provide consulting services to the Company.

     K. The LRPC believes that the Company's interests will be substantially enhanced by Dr. Riebman and the Company entering into an agreement which will
(a) assure Dr. Leon Riebman's availability exclusively to the Company in the future, and (b) substantially improve the Company's rights with respect to the protection of proprietary information, intellectual property and restrictions on competition.

     L. The purpose of this Agreement is to set forth the terms and conditions of the arrangements which the LRPC, acting for the Company, has negotiated with
(i) the Riebmans with respect to their voting control of the Company to the extent set forth in the 'VT Agreement' (as herein defined) and a predetermined allocation between the Riebmans and the Public Shareholders of the proceeds of a possible Qualifying Business Combination; and (ii) Dr. Leon Riebman concerning his future relationship with the Company.

     NOW THEREFORE, in consideration of the premises set forth above and the covenants of the parties included herein, and intending to be legally bound hereby, the Company and the Riebmans agree as follows:

                                    I.  TERM

     (a) The initial term of this Agreement ('Initial Term') shall be nine (9) months from the date hereof subject to extension, renewal, or termination as follows:

          (1) This Agreement shall be renewable for three additional months beyond the Initial Term ('First Renewal Term') (i) if written notice to this effect is given by the Company to the Riebmans not less than five days prior to the expiration of the Initial Term and (ii) not later than the last day of the Initial Term a payment is made by the Company to the Riebmans of One Hundred Thousand Dollars ($100,000) which shall be credited against, and reduce to that extent, the 'Consulting Payments' (as herein defined) as contemplated in Section V(b) hereof in the chronological order thereof.

          (2) This Agreement shall be renewable for an additional three months beyond the First Renewal Term ('Second Renewal Term') (i) if written notice to this effect is given by the Company to the Riebmans not less than five days prior to the expiration of the First Renewal Term and (ii) not later than the last day of the First Renewal Term a payment is made by the Company to the Riebmans of Three Hundred Thousand Dollars ($300,000) which shall be credited against, and reduce to that extent, the Consulting Payments as contemplated in Section V(b) hereof in the chronological order thereof.

          (3) If a Business Combination Agreement which contemplates a Qualifying Business Combination recommended by the LRPC has been executed by the Company at any time during the Initial Term, First Renewal Term or Second Renewal Term but 'Shareholder Approval' of the 'Proposal' (as each such term is herein defined) has not yet been obtained, the Initial Term, First Renewal Term or Second Renewal Term, as the case may be, shall automatically be extended, if it would have otherwise expired, until the earlier of (i) the consummation of the Qualifying Business Combination contemplated in such Business Combination Agreement ('Closing') or (ii) the termination of such Business Combination Agreement pursuant to the terms thereof unless such termination occurs in connection with a recommendation by the LRPC, in the exercise of its fiduciary duty, of an alternative Business Combination Agreement which contemplates a Qualifying Business Combination, in which event such alternative Business Combination Agreement shall be deemed to be a 'Business Combination Agreement' for purposes of this Section I(a)(3). Any such automatic extension shall be subject to the provisions of Section I(a)(4) and I(a)(7) hereof.

          (4) If (i) the Initial Term or First Renewal Term has been automatically extended under Section I(a)(3) hereof and (ii) the Business Combination Agreement referred to therein has been terminated pursuant to the terms thereof, the Company shall have the right to renew this Agreement for one or two successive three month periods, as the case may be, commencing as of the expiration of the Initial Term or the First Renewal Term, as the case may be, as contemplated in Section I(a) (l) or Section I(a)(2), as appropriate, by giving the notice provided therein within fifteen (15) business days after the termination of such Business Combination Agreement and by making the requisite payment within three (3) business days thereafter which payment shall be deemed timely for purposes of Section I(a)(1) or Section I(a)(2), as appropriate. The exercise by the Company of its rights under this Section I(a)(4) as it relates to the First Renewal Term shall not abrogate the Company's rights under Section I(a)(2).

          (5) This Agreement may be terminated at the option of the Riebmans if
     (i) the 'Voting Trustees' (as herein defined) materially breach the 'VT Agreement' (as herein defined) and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Riebmans, except in the event of a material breach by the Voting Trustees of Paragraph 56, 11

     (first sentence) or 11(a) of the VT Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Riebmans or (ii) the Company materially breaches this Agreement or the 1995 Agreement (as herein defined) and such breach is not cured within thirty days of its receipt of a written notice to this effect from the Riebmans, except in the event of a material breach by the Company of Section IX(c) of this Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Riebmans.

          (6) This Agreement may be terminated at the option of the Company if
     (i) the Riebmans materially breach the 'VT Agreement' (as herein defined) and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Company, except in the event of a material breach by the Riebmans of Paragraph 6 or 10 of the VT Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Company or (ii) the Riebmans materially breach this Agreement or Dr. Leon Riebman materially breaches the 1995 Agreement and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Company.

          (7) Unless this Agreement shall have previously expired or terminated, this Agreement shall terminate upon the earliest to occur of the following events: (i) immediately prior to the Closing under a Business Combination Agreement not inconsistent in any material respect with the terms of this Agreement which has been recommended by the LRPC and pursuant to which an opinion acceptable to the LRPC is issued to the Company by a nationally recognized investment banking firm with respect to the fairness, from a financial point of view, to the Shareholders of the consideration offered to them under such Business Combination Agreement ('Qualifying Business Combination') and which Qualifying Business Combination has been included in the Proposal as to which Shareholder Approval has been obtained; (ii) immediately following the conclusion of a meeting of Shareholders at which Shareholder Approval has been sought but not obtained of such Proposal; or
     (iii) November 28, 1996.

     (b) 'Proposal' shall mean a single proposition submitted to the Shareholders consisting of: (1) ratification of this Agreement, the 'VT Agreement', the 'Participation Rights Agreement' and the '1995 Agreement' (as each term is herein defined) and (2) approval of a Qualifying Business Combination.

     (c) 'Shareholder Approval' shall mean the approval and adoption of the Proposal by the affirmative vote of a majority of the votes cast respectively by: (1) the holders of shares of Class A Stock and (2) the holders of shares of Class B Stock, each voting as a class.

     (d) The withdrawal by the LRPC, in the exercise of its fiduciary duty, of its recommendation of a Business Combination Agreement, shall not, in and of itself, result in the reduction of the time period comprehended by the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof.

                          II.  VOTING TRUST AGREEMENT

     (a) Concurrently with the execution of this Agreement, the Company, the Riebmans, and Messrs. Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees ('Voting Trustees'), have executed a Voting Trust Agreement in the form attached hereto as Exhibit A ('VT Agreement') pursuant to which two separate trusts ('A' and 'B') have been created. Certain provisions of the VT Agreement are summarized as follows for convenience only. The provisions of the VT Agreement shall exclusively govern the interpretation thereof.

     (b) The Riebmans have transferred to the Voting Trustees for allocation to the A and B Trusts all of the shares of Class A Stock and Class B Stock (and stock powers duly endorsed in favor of the Voting Trustees) owned by the Riebmans prior to the execution of this Agreement (the 'Riebman Shares') and the Contingent Shares (and stock powers duly endorsed in favor of the Voting Trustees) so that the Voting Trustees possess voting power with respect to the Riebman Shares and the Contingent Shares, subject to the limitations stated in the VT Agreement.

     (c) The Voting Trustees have agreed to perform their duties in good faith, in a manner each reasonably believes to be in the best interest of the Company and the Shareholders and with such care including reasonable inquiry, skill and diligence as a person with ordinary prudence would use under similar circumstances.

     (d) The term of the VT Agreement shall be coextensive with the term of this Agreement.

     (e) In no event shall the Voting Trustees vote (which shall include action by written consent) the Riebman Shares or the Contingent Shares in a manner which is not consistent with the effectuation of the purpose of the VT Agreement as described in Paragraph B of the Background thereof.

     (f) The Voting Trustees shall vote for the election of two (2) persons nominated by Dr. Riebman or his personal representatives as directors of the Company. The Voting Trustees shall vote for the reelection as directors of the incumbent directors of the Company unless one or more of them determines not to seek re-election, resigns or dies. The Voting Trustees shall consult with the Riebmans prior to voting for the election of any other person as a director of the Company. The Voting Trustees shall assure that at all times a majority of the directors of the Company shall be 'Independent Directors' (which term shall for the purposes of this Agreement and the VT Agreement mean a person who (i) is not an employee of or consultant to the Company; (ii) is not related by blood or marriage to either of the Riebmans; and (iii) in the reasonable determination of the LRPC, does not have a financial or other material relationship with either of the Riebmans which might influence the objectivity of his or her judgment as it relates to the best interests of the Company and the Shareholders). The Riebmans in their capacity as directors of the Company shall take such action as is appropriate to give effect to the foregoing sentence.

     (g) Upon the termination of the VT Agreement, the Riebman shares shall be delivered to the holder(s) of the Voting Trust Certificates issued with respect to the Riebman Shares.

     (h) The VT Agreement may not be amended or rescinded without the written consent of the Company, the Riebmans and a majority of the Voting Trustees unless there are at any time less than three Voting Trustees in which case all actions at such time shall require the unanimous approval of the Voting Trustees.

     (i) 'Voting Trustees' shall include their respective successors.

              III.  CONTINGENT ISSUANCE OF SHARES OF CLASS A STOCK

     (a) The Company has issued .75 shares of Class A Stock ('Contingent Shares') to the Riebmans for each share of Class B Stock owned by them and the Riebmans have concurrently transferred the Contingent Shares (and stock powers duly endorsed in favor of the Voting Trustees) to the Voting Trustees who shall hold them in the A Trust under the VT Agreement as otherwise in accordance with the terms thereof.

     (b) The VT Agreement provides, with respect to the Contingent Shares, among other things, that:

          (1) The Contingent Shares shall be held by the Voting Trustees until the earlier of the following:

             (i) Immediately prior to the Closing under a Qualifying Business Combination included in the Proposal as to which Shareholder Approval has been obtained, in which event the Contingent Shares shall be delivered to the holder(s) of the voting trust certificate(s) issued with respect to the Contingent Shares, or

             (ii) The expiration or termination of this Agreement for a reason other than as contemplated in SectionIII(b)(1)(i) hereof, in which event the Contingent Shares shall be delivered to the Company which shall thereupon cancel them without the payment of any consideration therefor.

          (2) The Contingent Shares shall be voted by the Voting Trustees in connection with the Proposal in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Stock.

     (c) On the date hereof, Dillon, Read & Co. Inc. has issued an opinion to the LRPC and the Board with respect to the fairness, from a financial point of view, to the Public Shareholders of the issuance of the Contingent Shares pursuant to this Agreement.

               IV.  UNDERTAKINGS BY THE RIEBMANS AND DR. RIEBMAN

     (a) During the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof, without the prior written consent of the Company, the Riebmans agree that they will not transfer or agree to transfer any interest in:
(i) the Riebman Shares or (ii) their respective beneficial interests evidenced by voting trust certificates under the VT Agreement; provided that the executor(s) of the estates of either of the Riebmans may succeed to such interests and shall be bound by this Agreement and the VT Agreement; and provided further that the Riebmans may make donative transfers of such interests to and among themselves or to their issue so long as the donee(s) thereof agree(s) in writing to be bound by this Agreement and the VT Agreement.

     (b) During the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof, the Riebmans agree that neither of them will acquire any additional shares of Class A Stock or Class B Stock except in connection with:
(i) the exercise of options existing on the date hereof or (ii) the beneficial ownership of shares of Class A Stock or Class B Stock issued in respect of stock dividends or stock distributions hereafter declared.

     (c) At such times as requested by the LRPC, Dr. Riebman shall consult and cooperate with the LRPC in connection with its efforts to arrange for a Qualifying Business Combination.

                               V.  1995 AGREEMENT

     (a) Concurrently with the execution of this Agreement, the Company and Dr. Leon Riebman have executed a 1995 Agreement ('1995 Agreement') in the form attached hereto as Exhibit B. Certain provisions of the 1995 Agreement are summarized as follows for convenience only. The provisions of the 1995 Agreement shall exclusively govern the interpretation thereof.

     (b) The Company shall not be obligated to make the 'Participation Payment' or the 'Consulting Payments' (as therein defined) contemplated under Sections 8.F. and 4 of the 1995 Agreement unless the Contingent Shares shall have been delivered by the Voting Trustees to the holder(s) of the voting trust certificates issued with respect to the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement.

     (c) The Participation Payment contemplated in the 1995 Agreement shall be in consideration of various noncompetition and other undertakings made by Dr. Leon Riebman on the date hereof for the benefit of the Company in Section V of the 1995 Agreement.

     (d) Dr. Leon Riebman has on this date hereof agreed to hold himself available to the Company, whenever requested by the Company, to provide consulting services ('Consulting Services') for a three year period commencing upon the date ('Consulting Commencement Date') on which Dr. Riebman voluntarily retires from active employment with the Company, which shall in no event occur prior to the date on which this Agreement expires, as and to the extent requested by the Company in consideration of the payment (collectively the 'Consulting Payments' and individually a 'Consulting Payment') by the Company of Six Hundred Seventy-five Thousand Dollars ($675,000) as follows:

          1. Three Hundred Thousand Dollars ($300,000) payable on the Consulting Commencement Date.

          2. Two Hundred Twenty-Five Thousand Dollars ($225,000) payable on the first anniversary of the Consulting Commencement Date.

          3. One Hundred Fifty Thousand Dollars ($150,000) payable on the second anniversary of the Consulting Commencement Date.

     The Company shall not be obligated to make any of the Consulting Payments unless certificates representing the Contingent Shares shall have been delivered by the Voting Trustees to the holder(s) of the voting trust certificates representing the Contingent Shares pursuant to Paragraph 11(a) of the VT

Agreement; provided that this provision shall not reduce or otherwise affect the Company's obligations under Section I(a)(1), I(a)(2) or I(a)(4).

     If on the date such payment is otherwise due, Dr. Riebman will not be available to provide Consulting Services for the forthcoming year, the Company shall have no obligation to make any additional Consulting Payments.

     Any payment(s) made by the Company pursuant to Sections I(a)(1), I(a)(2) or I(a)(4) hereof shall be credited against, and reduce to that extent, Consulting Payments in chronological order thereof.

     (e) The 1995 Agreement may not be amended or rescinded without the written consent of Dr. Riebman and the Company.

                         VI.  CHANGE IN CONTROL PAYMENT

     The Corporation shall make a payment ('Change in Control Payment') to Dr. Leon Riebman in the amount of Five Hundred Thousand Dollars ($500,000) if (i) Closing occurs under a Qualifying Business Combination included within the Proposal as to which Shareholder Approval has been obtained; and (ii) Dr. Riebman's employment with the Company terminates thereafter for any reason, voluntary or involuntary.

                           VII.  BUSINESS COMBINATION

     The LRPC shall in good faith use all reasonable efforts to arrange for a Qualifying Business Combination but it shall not have any obligation to do so unless it deems the terms thereof to be in the best interests of the Company and the Shareholders. The LRPC shall have the right, in the exercise of its fiduciary duty, to withdraw its recommendation of a Business Combination Agreement. The Closing of a Qualifying Business Combination shall not occur within six months of the date hereof unless the Riebmans are advised in writing by their counsel that the sale by them of the Contingent Shares at such time will not expose them to liability under Section 16(b) of the Securities and Exchange Act of 1934.

                         VIII.  ADVANCING COUNSEL FEES

     (a) Subject to the condition set forth in the following sentence, the Company shall pay the reasonable counsel fees and disbursements incurred by the Riebmans as parties to this Agreement, the members of the LRPC, the Voting Trustees, any director or officer of the Company, or any of them in the defense of any pending or threatened action, suit or proceedings whether by or in the right of the Company or otherwise, involving this Agreement or any Exhibit hereto (collectively 'Proceeding') in advance of the final disposition of the Proceeding. The foregoing obligation of the Company is conditioned upon its prior receipt of an undertaking by such person or persons to repay the amount so advanced if it is ultimately determined by a court that such payment was not proper in the circumstances.

     (b) Except as provided in the following sentence, the Company shall have the right to engage one law firm ('Primary Counsel') to represent the Riebmans as parties to this Agreement, the members of the LRPC, the Voting Trustees, any director or officer of the Company, or any of them in connection with any Proceeding. The Company shall pay (and advance subject to the provisions of Section VIII(a) hereof) the reasonable fees and disbursements of separate counsel who may be selected by the Riebmans (and reasonably acceptable to the Company) to represent them in any Proceeding but only upon the following condition: the Primary Counsel shall advise the Company in writing that it is such Primary Counsel's opinion that the retention of separate counsel for the Riebmans is appropriate because (i) the representation of the Riebmans and the other persons described above by one law firm would involve a conflict of interest or (ii) there are separate and additional defenses available to the Riebmans which are not available to the other persons described above. The Company shall have the right to determine the reasonableness of such separate counsel's fees and disbursements. The Company shall have the right to assume and control the defense of any Proceeding, including the engagement of Primary Counsel subject, however, to the terms of the second sentence of this Section VIII(b).

     (c) The foregoing undertakings by the Company shall not inure to the benefit of any party or parties other than the Riebmans, the members of the LRPC, the Voting Trustees or any director or officer of the Company, or any of them, and their heirs and personal representatives.

                  IX.  AMENDMENT OR RECISION; COMPANY ACTIONS
            EXCLUSIVELY BY LRPC; COMPANY COVENANTS; BYLAW AMENDMENTS

     (a) This Agreement may not be amended or rescinded without the written consent of the Riebmans and the Company.

     (b) All actions by the Company contemplated by this Agreement, the VT Agreement and the 1995 Agreement shall be taken on its behalf exclusively by the LRPC which shall have the full authority of the Board for the purposes hereof and thereof. All actions of the LRPC shall require the approval of a majority of the members of the LRPC; provided, however, if at any time there exist less than three (3) members of the LRPC, all actions at such time shall require the unanimous approval of the members of the LRPC. The foregoing shall not excuse the performance by the Company of any obligations which it has undertaken to perform hereunder all of which obligations having been approved by the LRPC, no further approval being required.

     (c) The Company agrees not to issue, or authorize the issuance of, any additional shares of Class B Stock, any options for Class B Stock, or securities exchangeable for or convertible into Class B Stock, during the Initial Term, First Renewal Term, Second Renewal Term, or any extension thereof. The Company further agrees not to change, or authorize the change of, the voting rights relating to the Company's capital stock during the Initial Term, the First Renewal Term, Second Renewal Term or any extension thereof. It is the intention of this Section IX(c) that if this Agreement expires or terminates for a reason other than the Closing of a Qualifying Business Combination included within the Proposal as to which Shareholder Approval has been obtained, the voting power of the Riebmans with respect to the Company shall be restored to no less than what such voting power would have been (i.e. voting control of the Company) had this Agreement and the VT Agreement not been entered into.

     (d) The Board shall: (i) maintain the LRPC in existence during the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof; (ii) not change the present composition of the LRPC except upon the request of the LRPC; and (iii) cause any successor member of the LRPC to be a person who the LRPC considers to be an Independent Director.

     (e) The Bylaws of the Company have been amended on the date hereof so as to effectuate the purposes of this Agreement and the VT Agreement.

                       X.  REPRESENTATIONS AND WARRANTIES

     (a) The Company represents and warrants to the Riebmans as follows:

          (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

          (2) The authorized and issued and outstanding capital stock of the Company is as set forth in the recitals hereof. All of the issued and outstanding shares of the capital stock are duly authorized, validly issued, fully paid and nonassessable.

          (3) All corporate actions on the part of the Company, including, without limitation, the approval of this Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement by the LRPC and the approval thereof by the requisite vote of the Board (the Riebmans having abstained from voting thereon) necessary for the execution and delivery by the Company of this Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement and the performance by the Company of its obligations hereunder and thereunder, have been duly taken.

          (4) This Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with the terms of each.

          (5) The Contingent Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) The Riebmans severally represent and warrant to the Company as follows:

          (1) Each of them is sui juris and of full capacity to make and perform his or her obligations under this Agreement. The execution, delivery and performance by each of them of this Agreement will not violate or constitute a breach of or default under any instrument to which either of them is a party.

          (2) This Agreement constitutes a valid and binding obligation of each of them enforceable in accordance with its terms.

          (3) The Riebmans beneficially own the Riebman Shares.

          (4) The Riebmans have good, valid and indefeasible title to the Riebman Shares, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other agreements, covenants or restrictions.

          (5) Each of them is acquiring the Contingent Shares solely for their own account and in connection with a sale thereof pursuant to a Qualifying Business Combination as contemplated herein and not with a view to the distribution thereof within the meaning of the Securities Act of 1933. Each of them acknowledges that the Contingent Shares will not have been registered under the Securities Act of 1933 or under any applicable state securities law and may not be transferred (assuming the consent required in Section IV(a) hereof has been given) unless they are subsequently so registered or an exemption from such registration is available.

          (6) Each of them acknowledges that each voting trust certificate evidencing a beneficial interest under the VT Agreement will bear a legend as provided therein restricting transferability thereof.

                                  XI.  NOTICES

     All communications provided for in this Agreement shall be in writing and shall be sent to each party as follows:



To the Company:
AEL Industries, Inc.
305 Richardson Road
Lansdale, PA 19446
Attention: John R. Cox, Esquire
     General Counsel
Fax 215-822-6056
With copies to:
Mr. Francis J. Dunleavy
560 Morris Road, Box 208
Blue Bell, PA 19422
Fax 215-643-9275
Frederick R. Einsidler
99 South Park Avenue, Apt. 109
Rockville Centre, NY 11570
Fax 516-536-6505
Conrad J. Fowler
826 North Fairway Road
Glenside, PA 19038
Fax 215-887-3293
Leeam Lowin
21 Fox Run Lane
Greenwich, CT 06831
Fax 203-661-6258
and
Vincent F. Garrity, Jr., Esquire
Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA 19103
Fax 215-979-1020
To the Riebmans
Dr. & Mrs. Leon Riebman
1380 Barrowdale Road
Rydal, PA 19046
Fax 215-885-2238
  (telephone first)
With a copy to:
Abraham H. Frumkin, Esquire
Eckert Seamans Cherin & Mellott
1700 Market Street, Suite 3232
Philadelphia, PA 19103
Fax 215-575-6015

or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Agreement and telephone confirmation of receipt thereof is received (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

                              XII.  MISCELLANEOUS

     (a) Equitable Relief. In the event of a breach or threatened breach of any provision in this Agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary or permanent injunctive relief without the necessity of proving actual damage by reason of any such breach or threatened breach.

     (b) Survival of Representations and Warranties; Section VIII Obligations

     All representations and warranties contained in this Agreement and the obligations of the Company set forth in Section VIII hereof shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (c) Binding Effect

     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and the Riebmans and their respective heirs and personal representatives.

     (d) Governing Law

     This Agreement shall be governed by, and construed and enforced in accordance with the internal law of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

     (e) Counsel Fees

     The Company agrees to reimburse the Riebmans for the reasonable fees and disbursements (but not in excess of Seventy-Five Thousand Dollars) of their counsel incurred in connection with the negotiation of this Agreement.

     (f) Entire Agreement

     This Agreement (including the VT Agreement, the 1995 Agreement, and the Participation Rights Agreement) supersedes any prior negotiations and understandings and constitutes the entire agreement between the parties with regard to its subject matter. The recitals contained in the Background of this Agreement are an integral part of this Agreement.

     (g) Counterparts

     This Agreement may be executed in several counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same document.

                 [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the date first mentioned above.

                                                          AEL INDUSTRIES, INC.

                                                          By: /s/GEORGE KING

                                                          /s/DR. LEON RIEBMAN
                                                          Dr. Leon Riebman

                                                          /s/CLAIRE E. RIEBMAN
                                                          Claire E. Riebman

                              AEL INDUSTRIES, INC.
                             VOTING TRUST AGREEMENT

     This AEL Industries, Inc. Voting Trust Agreement ('Voting Trust Agreement') is made as of the 28th day of February, 1995 by and among AEL Industries, Inc., a Pennsylvania corporation (the 'Corporation'), Dr. Leon Riebman and Claire E. Riebman (collectively the 'Riebmans') and Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees (collectively, the 'Voting Trustees').

                                   BACKGROUND

     A. This is the Voting Trust Agreement referred to in Section II of an agreement dated the date hereof by and among the Corporation and the Riebmans ('Agreement').

     B. The sole purpose of this Voting Trust Agreement is to enable the Voting Trustees (i) to vote the Existing Class A Shares and the Class B Shares (as defined herein) in favor of a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval and
(ii) to vote for the election of directors of the Company, all in accordance with the terms and provisions of this Voting Trust Agreement.

     C. All terms defined in the Agreement shall have the same meaning when used herein and capitalized unless the context clearly indicates otherwise.

     NOW, THEREFORE, in consideration of the premises and for the purposes set forth above and the covenants of the parties included herein and intending to be legally bound hereby, the Corporation, the Riebmans and the Voting Trustees agree as follows:

          1. The Riebmans have concurrently deposited the certificates representing (a) all of the shares of Class A Stock currently owned by them and listed below their signatures at the end of this Voting Trust Agreement (the 'Existing Class A Shares'), and (b) the Contingent Shares (the Existing Class A Shares and the Contingent Shares shall be collectively referred to as the 'Class A Shares'), with proper transfers thereof in favor of the Voting Trustees, with the Voting Trustees and have received in exchange therefor Voting Trust Certificates as provided below. The Class A Shares represented by the stock certificates so deposited shall be transferred on the books of the Corporation to the name of the Voting Trustees and shall be maintained by the Voting Trustees in the 'Class A Voting Trust.'

          2. The Riebmans have concurrently deposited the certificates representing all of the shares of Class B Stock owned by them and listed below their signatures at the end of this Voting Trust Agreement (the 'Class B Shares,' and together with the Class A Shares, the 'Shares'), with proper transfers thereof in favor of the Voting Trustees, with the Voting Trustees and have received in exchange therefor a Voting Trust Certificate as provided below. The Class B Shares represented by the stock certificates so deposited shall be transferred on the books of the Corporation to the name of the Voting Trustees and shall be maintained by the Voting Trustees in the 'Class B Voting Trust.'

          3. The Voting Trustees shall be Voting Trustees with respect to both the Class A Voting Trust and the Class B Voting Trust (collectively, the 'Voting Trusts').

          4. Subject to the provisions of Paragraphs 5 and 6 hereof, while this Voting Trust Agreement is in effect, the Voting Trustees shall have the legal title to the Shares, and be entitled to exercise, in person or by their nominee or proxy, all rights and powers in respect to any and all such Shares by voting the shares and taking part in or consenting to any action of Shareholders for the election of directors or in favor of a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval. With respect to any action of the Shareholders other than in connection with the election of directors or a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval, the Voting Trustees shall vote (which shall include action by written consent) the Existing Class A Shares and the Class B Shares as directed in writing by the Riebmans; provided, however, in no event shall the Voting Trustees be required to vote (which shall include action by written consent) the Existing Class A Shares or Class B Shares in a manner which is not consistent with the effectuation of the purpose of this Voting Trust Agreement as described in Paragraph B of the Background hereof.

          5. The Voting Trustees agree that in connection with a Proposal the Voting Trustees shall vote the Contingent Shares in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Stock.

          6. The Voting Trustees shall vote for the election of two (2) persons nominated by Dr. Riebman or his personal representatives as directors of the Company. The Voting Trustees shall vote for the reelection as directors of the incumbent directors of the Company unless one or more of them determines not to seek re-election, resigns or dies. The Voting Trustees shall consult with the Riebmans prior to voting for the election of any other person as a director of the Company. The Voting Trustees shall respectively assure that at all times a majority of the directors of the Company shall be 'Independent Directors' (which term shall for the purposes of the Agreement and this VT Agreement mean a person who (i) is not an employee of or consultant to the Company; (ii) is not related by blood or marriage to either of the Riebmans; and (iii) in the reasonable determination of the LRPC, does not have a financial or other material relationship with either of the Riebmans which might influence the objectivity of his or her judgment as it relates to the best interests of the Company and the Shareholders). The Riebmans in their capacity as directors of the Company shall take such action as is appropriate to give effect to the foregoing sentence. In no event shall the Voting Trustees vote (which shall include action by written consent) the Shares in a manner which is not consistent with the effectuation of the purpose of this Voting Trust Agreement as described in Paragraph B of the Background hereof.

          7. The Voting Trustees shall issue to the Riebmans Voting Trust Certificates in respect of the Shares in substantially the form of Exhibits 1, 2 and 3 hereto. While this Voting Trust Agreement is in effect, the holders of Voting Trust Certificates shall not have any right, either under said Voting Trust Certificates or under this Voting Trust Agreement, or under any agreement express or implied, or otherwise, with respect to any Shares held by the Voting Trustees hereunder to vote such Shares or to take part in or consent to any action of Shareholders, or to do or perform any other act or thing relating to voting power which the holders of the Corporation's Class A Stock or Class B Stock are now or may hereafter become entitled to do or perform; provided, however, that the holders of Voting Trust Certificates, excluding the holders of Voting Trust Certificates issued with respect to the Contingent Shares, shall be entitled to receive payments of all dividends other than pro rata distributions of additional shares of capital stock of the Corporation declared by the Corporation with respect to the Shares. With respect to the Contingent Shares, the Voting Trustees shall take possession of all dividends other than pro rata distributions of additional shares of capital stock of the Corporation declared by the Corporation with respect to the Shares and shall cause all such dividends to be distributed as provided in Paragraph 11 with respect to the distribution of the Contingent Shares. All stock distributions shall be issued in the name of the Voting Trustees as additional Existing Class A Shares, Contingent Shares and Class B Shares hereunder and the Voting Trustees shall issue additional Voting Trust Certificates therefor to the Riebmans.

          8. Upon the declaration of any cash dividends by the Corporation with respect to the Existing Class A Shares or the Class B Shares the Voting Trustees shall cause all such dividends to be distributed by the Corporation to the holders of the voting trust certificates issued with respect to the Existing Class A Shares or the Class B Shares as if such holders themselves held the Shares represented by their Voting Trust Certificates. Upon the declaration of any cash dividends by the Corpo-ration with respect to the Contingent Shares, the Voting Trustees shall take possession of all such dividends and shall cause all such dividends to be distributed as provided in Paragraph 11 with respect to the distribution of the Contingent Shares.

          9. The term of this Voting Trust Agreement shall be coextensive with the term of the Agreement.

          10. During the term hereof, without the prior written consent of the Corporation and the Voting Trustees, the Riebmans agree that they will not transfer or agree to transfer (a) any interest in any Class A Stock or Class B Stock owned by either of them or (b) their respective beneficial interests evidenced by the Voting Trust Certificates; provided, however, that the executors of the estate of either of the Riebmans may succeed to such interests and shall be bound by this Voting Trust Agreement; and provided further that the Riebmans may make donative transfers of such interests to and among themselves or to their issue so long as the donee(s) thereof agree(s) in writing to be bound by this Voting Trust Agreement. During the term hereof, the Riebmans agree that neither of them will acquire any additional shares of Class A Stock or Class B Stock except in connection (i) with the exercise of options existing on the date hereof or
     (ii) the beneficial ownership of shares of Class A Stock or Class B Stock issued in respect of stock dividends or stock distributions hereafter declared; the Riebmans shall deliver the certificates representing any such additional shares so acquired to the Voting Trustees for deposit in the applicable Voting Trust in exchange for Voting Trust Certificates.

          11. Upon the termination of this Voting Trust Agreement certificates representing the Existing Class A Shares and Class B Shares deposited hereunder shall be delivered by the Voting Trustees to the holder(s) of the Voting Trust Certificates issued with respect to the Existing Class A Shares and Class B Shares in the proportion of their respective holdings, upon presentation and surrender to the Voting Trustees of the Voting Trust Certificates therefor. Upon the earliest to occur of the following events, certificates representing the Contingent Shares deposited hereunder shall be delivered by the Voting Trustees to the person or persons designated below:

             (a) Immediately prior to the Closing under a Qualifying Business Combination included in the Proposal as to which Shareholder Approval has been obtained in which event the delivery shall be made to the holder(s) of the Voting Trust Certificate(s) issued with respect to the Contingent Shares in proportion to their respective holdings.

             (b) The expiration or termination of the Agreement for a reason other than as contemplated in subparagraph (a) of this Paragraph 11 in which event the delivery shall be made to the Corporation which shall thereupon cancel the Contingent Shares without the payment of any consideration therefor;

             (c) The receipt by the Voting Trustees of joint written instructions from the Riebmans and the Corporation, in which event the delivery shall be made to the person or persons designated in such instructions; or

             (d) Receipt by the Voting Trustees of a certified copy of a final non-appealable order by a court of competent jurisdiction providing for the disposition thereof, in which event the delivery shall be made to the person or persons designated therein.

          12. The Voting Trustees may serve as directors, officers, employees or consultants of the Corporation and be compensated therefor, and may hold stock in the Corporation or become a creditor of the Corporation or otherwise deal with it in good faith.

          13. Except as provided in Paragraph 5, in voting the Shares deposited hereunder, the Voting Trustees shall act by majority vote; provided, however, if at any time there exist less than three (3) Voting Trustees, all acts of the Voting Trustees shall require the unanimous vote of the Voting Trustees. At such time as any of the Voting Trustees ceases to be a member of the LRPC for any reason whatsoever, such Voting Trustee thereupon shall cease to be a Voting Trustee hereunder. In the event any substitute member or members of the LRPC shall be subsequently appointed by the Board, such member or members shall thereupon become a Voting Trustee or Trustees under this Voting Trust Agreement.

          14. In voting the Shares deposited hereunder, the Voting Trustees agree to perform their duties in good faith, in a manner each reasonably believes to be in the best interests of the Corporation and the Shareholders and with such care, including reasonable inquiry, skill and diligence, as a person with ordinary prudence would use under similar circumstances. No Voting Trustee shall be liable for any acts or omissions taken or omitted in compliance with Paragraphs 5 and 6 and this Paragraph
     13. No Voting Trustee shall be responsible for any act or omission by any predecessor or successor Voting Trustee.

          15. The Voting Trustees shall serve hereunder without compensation. The Voting Trustees shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as they may deem necessary and proper. Any such expenses or charges incurred by and due to the Voting Trustees will be paid by the Corporation. The Corporation shall indemnify the Voting Trustees against all costs, charges, expenses, loss, liability and damage incurred by them in the administration of the Voting Trusts or in the exercise of any power conferred upon the Voting Trustees by this Voting Trust Agreement.

          16. In the event of a breach or threatened breach of any provision in this Voting Trust Agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Voting Trust Agreement and may obtain temporary or permanent injunctive relief without the necessity of proving actual damage by reason of any such breach or threatened breach.

          17. The term 'Trustee' as used in this Voting Trust Agreement shall apply equally to the Voting Trustees named herein and to their successors hereunder.

          18. The Voting Trustees by executing this Voting Trust Agreement accept the Voting Trusts herein created.

          19. The Corporation by executing this Voting Trust Agreement consents to all the terms and conditions hereof, and agrees that it will take all action necessary or appropriate for carrying out the terms hereof.

          20. All communications provided for in this Voting Trust Agreement shall be in writing and shall be sent to each party as follows:

                 To The Corporation:

                 AEL Industries, Inc.
                 305 Richardson Road
                 Lansdale, PA 19446
                 Attention: John R. Cox, Esquire
                   General Counsel
                 Fax 215-822-6056

                 To the Voting Trustees:

                 Francis J. Dunleavy
                 560 Morris Road, Box 208
                 Blue Bell, PA 19422
                 Fax 215-643-9275

                 Frederick R. Einsidler
                 99 South Park Avenue, Apt. 109
                 Rockville Centre, NY 11570
                 Fax 516-536-6505

                 Conrad J. Fowler
                 826 North Fairway Road
                 Glenside, PA 19038
                 Fax 215-887-3293

                 Leeam Lowin
                 21 Fox Run Lane
                 Greenwich, CT 06831
                 Fax 203-661-6258

                 With a copy to:

                 Vincent F. Garrity, Jr., Esquire
                 Duane, Morris & Heckscher
                 One Liberty Place
                 Philadelphia, PA 19103
                 Fax 215-979-1020

                 To the Riebmans

                 Dr. & Mrs. Leon Riebman
                 1380 Barrowdale Road
                 Rydal, PA 19046
                 Fax 215-885-2238 (telephone first)

                 With a copy to:

                 Abraham H. Frumkin, Esquire
                 Eckert Seamans Cherin & Mellott
                 1700 Market Street
                 Suite 3232
                 Philadelphia, PA 19103
                 Fax 215-575-6015

     or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Voting Trust Agreement and telephone confirmation of receipt thereof is received, (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

          21. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. A court of competent jurisdiction may reduce or limit the scope or application of any provision hereof in order to make such provision enforceable.

          22. This Voting Trust Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

          23. This Voting Trust Agreement may be amended or rescinded only by written instrument signed by the Corporation, the Riebmans and by the same number of Voting Trustees whose vote would be required at the time pursuant to Paragraph 13 hereof as if the Voting Trustees were voting the shares deposited hereunder.

          24. The Voting Trustees shall file a copy of this Voting Trust Agreement in the registered office of the Corporation.

          25. This Voting Trust Agreement supersedes any prior negotiations and understandings and constitutes the entire agreement between the parties with regard to its subject matter. The recitals contained in the Background of this Voting Trust Agreement are an integral part of this Voting Trust Agreement.

          26. This Voting Trust Agreement shall be binding upon, and inure to the benefit of, the Corporation and its successors and the Riebmans and their heirs and personal representatives.

          27. This Voting Trust Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Voting Trust Agreement to be executed as of the date first written above.

                                                          AEL INDUSTRIES, INC.

                                                          By: /s/GEORGE KING
                                                               Name:  George King
                                                               Title:  Vice President

/s/FRANCIS J. DUNLEAVY                                    /s/CONRAD J. FOWLER

Francis J. Dunleavy,                                      Conrad J. Fowler,

Voting Trustee                                            Voting Trustee

/s/FREDERICK R. EINSIDLER                                 /s/LEEAM LOWIN

Frederick R. Einsidler,                                   Leeam Lowin,

Voting Trustee                                            Voting Trustee

Signature of Shareholder

/s/DR. LEON RIEBMAN

Dr. Leon Riebman

/s/CLAIRE E. RIEBMAN

Claire E. Riebman

Number of Shares Deposited

       Existing Class A Shares:                   10,646

      Class B Shares:                            241,262

      Contingent Shares:                         180,947

                                   EXHIBIT 1
                              AEL INDUSTRIES, INC.

                            VOTING TRUST CERTIFICATE

No. 1                                                                                 10,646 Shares of

                                                                                      Class A Common Stock

     This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 10,646 shares of Class A Common Stock of AEL INDUSTRIES, INC. (the 'Corporation'), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ('VT Agreement') a copy of which will be furnished to the holder hereof without charge upon written request therefor to the Voting Trustees.

     This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

     The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

     THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN THE VT AGREEMENT.

     IN WITNESS WHEREOF, the Voting Trustees have signed this Certificate as of this __ day of February, 1995.

                                                          Francis J. Dunleavy, Voting Trustee

                                                          Frederick R. Einsidler, Voting Trustee


                                                          Conrad J. Fowler, Voting Trustee

                                                          Leeam Lowin, Voting Trustee

                                   EXHIBIT 2
                              AEL INDUSTRIES, INC.

                            VOTING TRUST CERTIFICATE

No. 2                                                                                 241,262 Shares of

                                                                                      Class B Common Stock

     This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 241,262 shares of Class B Common Stock of AEL INDUSTRIES, INC. (the 'Corporation'), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ('VT Agreement') a copy of which will be furnished to the holder hereof without charge upon written request therefor to the Voting Trustees.

     This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

     The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

     THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN THE VT AGREEMENT.

     IN WITNESS WHEREOF, the Voting Trustees have signed this Certificate as of this __ day of February, 1995.

                                                          Francis J. Dunleavy, Voting Trustee

                                                          Frederick R. Einsidler, Voting Trustee


                                                          Conrad J. Fowler, Voting Trustee

                                                          Leeam Lowin, Voting Trustee

                                   EXHIBIT 3
                              AEL INDUSTRIES, INC.

                            VOTING TRUST CERTIFICATE

No. 3                                                                                 180,947 Shares of

                                                                                      Class A Common Stock

     This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 180,947 shares of Class A Common Stock of AEL INDUSTRIES, INC. (the 'Corporation'), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ('VT Agreement') a copy of which will be furnished to the holder hereof without charge upon written request therefor to the Voting Trustees.

     This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

     The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

     THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN THE VT AGREEMENT.

     IN WITNESS WHEREOF, the Voting Trustees have signed this Certificate as of this __ day of February, 1995.

                                                          Francis J. Dunleavy, Voting Trustee

                                                          Frederick R. Einsidler, Voting Trustee


                                                          Conrad J. Fowler, Voting Trustee

                                                          Leeam Lowin, Voting Trustee

                                 1995 AGREEMENT

     This 1995 AGREEMENT ('1995 Agreement') is made as of the 28th day of February, 1995 by and between AEL Industries, Inc., a Pennsylvania corporation ('Corporation') and Dr. Leon Riebman ('Riebman').

                                   BACKGROUND

     A. This is the 1995 Agreement referred to in Section V of an agreement dated the date hereof by and among the Corporation and Dr. Leon Riebman and Claire E. Riebman (the 'Agreement').

     B. The Corporation and Riebman have entered into an Employment and Retirement Agreement, dated January 8, 1982, as amended on November 14, 1991 (collectively, '1982 Agreement').

     C. The Corporation's rights will be substantially enhanced if Riebman and the Corporation enter into this 1995 Agreement which will (a) assure Riebman's availability exclusively to the Corporation in the future and (b) substantially improve the Corporation's rights with respect to the protection of proprietary information, intellectual property and restrictions on competition, all as hereinafter more particularly set forth. The purpose of this 1995 Agreement is to set forth the terms and conditions thereof.

     NOW THEREFORE, intending to be legally bound hereby, the Corporation and Riebman agree as follows:

     I. Definitions. All terms defined in the 1982 Agreement or the Agreement shall have the same meaning when used herein and capitalized unless the context clearly indicates otherwise.

     II. Effective Date. This 1995 Agreement shall become effective on the date hereof and shall supplement the 1982 Agreement to the extent provided herein.

     III. Limitation on Voluntary Retirement. Notwithstanding the provisions of the 1982 Agreement, Riebman agrees that he shall not voluntarily retire from active employment prior to the date of expiration or termination of the Agreement.

     IV. Consultancy. As contemplated in Section 4B of the 1982 Agreement, the Corporation and Riebman agree as follows:

          4. Consultancy. For a period of three (3) years commencing upon the date on which Riebman voluntarily retires from active employment with the Corporation (which shall in no event occur prior to the date on which the Agreement expires or terminates) ('Consulting Commencement Date') Riebman shall provide to the Corporation, for up to 130 days per year, at the Corporation's request, such consulting services ('Consulting Services') which are not inconsistent with the position held by Riebman prior to the date hereof as shall be required by the Corporation in its sole reasonable discretion, which Consulting Services shall include, without limitation, developing and continuing to cultivate relationships in the Corporation's industry for the benefit of the Corporation. As consideration therefor, the Corporation shall make payments (collectively the 'Consulting Payments' and individually a 'Consulting Payment') to Riebman in the amount of Six Hundred Seventy-five Thousand Dollars ($675,000) as follows:

            (1) On the Consulting Commencement Date, a payment of Three Hundred
                Thousand Dollars ($300,000);

            (2) On the first anniversary of the Consulting Commencement Date, a payment of Two Hundred Twenty-five Thousand Dollars ($225,000); and

            (3) On the second anniversary of the Consulting Commencement Date, a payment of One Hundred Fifty Thousand Dollars ($150,000).

     The Corporation shall not be obligated to make any of the Consulting Payments unless the certificates representing the Contingent Shares shall have been delivered by the Voting Trustees to the holder(s) of the voting trust certificates representing the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement.

     The Corporation shall have no obligation to make any additional Consulting Payments if on the date any such payment is otherwise due Riebman will not be available to provide Consulting Services for the forthcoming year. Any payment(s) made by the Company pursuant to Sections I(a)(1), I(a)(2) or I(a)(4) of the Agreement shall be credited against, and reduce to that extent, the Consulting Payments in chronological order thereof.

     For the period during which Riebman is performing the Consulting Services, Riebman shall (i) be entitled to the Fringe Benefits provided in Section 3C of the 1982 Agreement, provided Riebman shall not be entitled to any vacation; and
(ii) observe the covenants set forth in Section 8 of the 1982 Agreement, as supplemented and restated by Section V of this 1995 Agreement.

     V. Proprietary Information and Non-Competition. Section 8 of the 1982 Agreement is hereby supplemented and restated in its entirety as follows:

          '8. Proprietary Information and Non-Competition.

             A. Proprietary Information.

                 (1) Disclosure; Confidentiality Agreements.  Riebman covenants and agrees that he will not, during the Employment Period or at any time thereafter, except with the express written consent of the Corporation, directly or indirectly disclose, furnish, communicate or divulge to any Person, or use for the benefit of any Person, other than the Corporation, any confidential knowledge or information with respect to the conduct or details of the Corporation's business, including, without limitation, all manufacturing processes, technology, patents, copyrights, inventions, proprietary information, computer software, computer hardware designs, formulae, trade secrets, know-how, equipment, methods of operation, financial condition, prices, fees, costs, designs, marketing methods, forms, statistics, suppliers, customer lists, business methods, financial and cost data and secret processes (collectively, the 'Proprietary Information'). Riebman further agrees to be bound by the provisions of any confidentiality or similar agreement with any customer or supplier of the Corporation to which Riebman is a party or to which the Corporation is a party and as to which Riebman has knowledge of the terms and conditions thereof on the date hereof, as employee, consultant, officer, director or otherwise.

                 (2) Technical Data; Assignment of Rights  Promptly upon
            termination of his relationship with the Corporation, as employee, consultant, officer, director or otherwise, for any reason whatsoever, Riebman agrees to return to the Corporation any and all technical data, drawings, memoranda, customer lists, notes, computer programs and listings thereof, books of accounts, specifications, price lists and any other papers and items embodying Proprietary Information which are in Riebman's possession or control, all of which materials shall be the property of the Corporation. Riebman further agrees to assign, transfer and convey to the Corporation any patents, trademarks or other intellectual property rights obtained by Riebman at any time in the future and which in any respect relate to the business of the Corporation and are developed or derived by him as a result of his relationship with the Corporation as employee, consultant, officer, director or otherwise.

             B. Non-Competition. Riebman covenants and agrees that for so long as he shall have any relationship with the Corporation as employee, consultant, officer, director or otherwise, and for a period of five (5) years following the termination of such relationship for any reason whatsoever ('Non-Competition Period'), Riebman shall not, without the express written consent of the Corporation, directly or indirectly.

                 (1) establish, engage, participate or invest in or assist
            (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent, shareholder, partner or consultant or in any other capacity) any business organization which

                      (a) is in competition with the Corporation in any
                 geographic area in which the Corporation conducts its business or sells its products or in which the Corporation, to the knowledge of Riebman, plans to conduct its business or sell its products;

                      (b) solicits or accepts, or intends to solicit or accept,
                 the business of any person or entity

                          (i)  which was a customer or supplier of the
                               Corporation at any time within five (5) years prior to the termination of Riebman's relationship with the Corporation, or

                          (ii) which was engaged in significant discussions with the Corporation or had received a proposal from the Corporation with a view toward establishing a customer or supplier relationship at any time within two (2) years prior to the termination of Riebman's relationship with the Corporation, or

                          (iii) with which Riebman shall have had significant
                                contact on behalf of the Corporation and which was, at the time of such contact, a customer or supplier of the Corporation;

                 (2) divert or attempt to divert any business from the Corporation by influencing or attempting to influence any customer or prospective customer of the Corporation;

                 (3) hire, as employee, consultant, agent or otherwise, or solicit the participation in any business activity (as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant or in any other capacity) of, any person who was an employee, consultant or officer of the Corporation at any time within two (2) years preceding the date of the termination of Riebman's relationship with the Corporation.

Notwithstanding the foregoing provisions of this Section 8(B), Riebman may make passive investments in a competitive enterprise the shares of ownership of which are publicly traded if Riebman's investment constitutes less than 5% of the equitable ownership of such enterprise.

            C. Remedies.

                 (1) Equitable Relief. Riebman recognizes and acknowledges that the Corporation's damages from any breach of the provisions of this Section 8 may be difficult to measure and that the Corporation's legal remedy for any such breach may accordingly be inadequate. Riebman agrees that upon any actual or threatened violation of the provisions of this Agreement, in addition to any other rights and remedies which the Corporation may have at law or in equity, an order, either temporary or permanent, may be entered by any court of competent jurisdiction in an action brought by the Corporation for the purpose of enjoining Riebman and his partners, agents, servants, employers and employees from violating any of the provisions of this Section 8. The existence of any claim or cause of action which Riebman may have against the Corporation or any other Person (other than a claim for the Corporation's breach of this

            Agreement for failure to make payments hereunder) shall not constitute a defense or bar to the enforcement of such covenants. If the Corporation is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this
            Section 8, or if such covenants or agreements are otherwise the subject of litigation between the parties, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, such extension commencing on the later of (a) the date of a final court order (without further right of appeal) enforcing such covenant or agreement, and (b) the last date on which the covenants and agreements would be enforceable without such an extension.

                 (2) Monetary Relief.  In the event of any breach by Riebman of any of the covenants or agreements contained in this Section 8, the Corporation shall (in addition to its other rights and remedies) have the right to suspend any or all of the payments otherwise due to Riebman under this Agreement for the period of the breach (with no obligation to pay such suspended payments after the period of the breach) and in the event of a material breach, to permanently terminate any or all such payments; any suspension or permanent termination of the payments shall not relieve Riebman of his obligations under this Section 8 or other sections of this Agreement.

                 The suspension or permanent termination of payments otherwise due to Riebman under this Agreement shall not preclude an award of equitable relief nor shall it be construed as liquidated damages. Riebman recognizes and acknowledges that the damages which may be suffered by the Corporation and recovered by it for a violation by Riebman of this Section 8 may exceed the amount set forth in Subparagraph F.

             D. Invalidity or Unenforceability. If any portion of the covenants or agreements contained in this Section 8, or the application thereof, is construed to be invalid or unenforceable, then the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 8 is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

             E. Definition of Corporation. For purposes of this Section 8, the term 'Corporation' shall include Corporation and all direct and indirect subsidiaries and affiliates of Corporation.

             F. Proprietary Information and Noncompetition Payment; Participation Rights Agreement. The Corporation and Riebman have entered into a 'Participation Rights Agreement' on the date hereof in the form of Exhibit C to the Agreement which provides that in consideration of Riebman's agreement to comply with the provisions of this Section 8, the Corporation shall, subject to the conditions set forth therein, make a 'Participation Payment' (as defined therein).

     VI. Amendment; Rescission; Actions by the Corporation.

          a. No amendment or rescission of this 1995 Agreement shall be effective unless set forth in writing, signed by Riebman and the Corporation and approved by the Long Range Planning Committee ('LRPC') o the Board of Directors of the Corporation as provided in Section VI b. hereof.

          b. All actions by the Corporation contemplated by this 1995 Agreement shall be taken by and require the approval of a majority of the members of the LRPC; provided, however, if at any time there exist less than three members of the LRPC, all such actions shall require the unanimous approval of the members of the LRPC. The foregoing shall not excuse the performance by the

     Corporation of any obligations which it has undertaken to perform hereunder all of which obligations having been approved by the LRPC, no further approval being required.

     VII. Representations and Warranties. Riebman hereby represents and warrants to the Corporation as follows:

          a. He is sui juris and of full capacity to make and perform his obligations under this 1995 Agreement.

          b. The execution, delivery and performance by Riebman of this 1995 Agreement will not violate or constitute a breach of or default under any instrument to which he is party or pursuant to which he is bound.

          c. This 1995 Agreement constitutes a valid and binding obligation of Riebman enforceable in accordance with its terms.

          d. To his knowledge, there are no breaches or violations of any condition, covenant or provision of the 1982 Agreement, no event of default has occurred under the 1982 Agreement, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default under the 1982 Agreement.

          e. To his knowledge, there exist no defenses or offsets to the rights of the Corporation under the 1982 Agreement.

     VIII. Termination

     If the Agreement expires or terminates for a reason other than the Closing of a Qualifying Business Combination included within a Proposal as to which Shareholder Approval has been obtained, this 1995 Agreement shall terminate and shall be of no further force and effect.

     IX. Notices

     All communications provided for in this 1995 Agreement shall be in writing and shall be sent to each party as follows:



To The Corporation:

AEL Industries, Inc.
305 Richardson Road
Lansdale, PA 19446
Attention:  John R. Cox, Esquire
             General Counsel
Fax 215-822-6056

With copies to:

Francis J. Dunleavy
560 Morris Road, Box 208
Blue Bell, PA 19422
Fax 215-643-9275

Frederick R. Einsidler
99 South Park Avenue, Apt. 109
Rockville Centre, NY 11570
Fax 516-536-6505

Conrad J. Fowler
826 North Fairway Road
Glenside, PA 19038
Fax 215-887-3293

Leeam Lowin
21 Fox Run Lane
Greenwich, CT 06831
Fax 203-661-6258

and

Vincent F. Garrity, Jr., Esquire
Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA 19103
Fax 215-979-1020

To Riebman

Dr. Leon Riebman
1380 Barrowdale Road
Rydal, PA 19046
Fax 215-885-2238 (telephone first)

With a copy to:

Abraham H. Frumkin, Esquire
Eckert Seamans Cherin & Mellott
1700 Market Street
Suite 3232
Philadelphia, PA 19103
Fax 215-575-6015


or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Agreement and telephone confirmation of receipt thereof is received, (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

     X. Miscellaneous

          a. Survival of Representations and Warranties. All representations and warranties contained in this 1995 Agreement shall survive the execution and delivery of this 1995 Agreement and the consummation of the transactions contemplated hereby.

          b. Binding Effect. This 1995 Agreement shall be binding upon, and inure to the benefit of, the Corporation and its successors and the Riebmans and their heirs and personal representatives.

          c. Governing Law. This 1995 Agreement shall be governed by, and construed and enforced in accordance with, the internal law of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

          d. Entire Agreement. This 1995 Agreement and the 1982 Agreement taken together supersede any prior negotiations and understandings and constitute the entire agreement between the parties with regard to its subject matter.

          e. The 1982 Agreement, with the enhancements in favor of the Corporation provided by this 1995 Agreement, remains in full force and effect.

          f. Counterparts. This 1995 Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first mentioned above.

                                          AEL INDUSTRIES, INC.
                                          By: /s/_GEORGE KING___________________
                                             Name: George King
                                             Title: Vice President
                                             /s/_DR. LEON RIEBMAN_______________
                                             Dr. Leon Riebman

                         PARTICIPATION RIGHTS AGREEMENT

     This PARTICIPATION RIGHTS AGREEMENT ('Participation Agreement') is made as of the 28th day of February, 1995 by and between AEL Industries, Inc., a Pennsylvania corporation ('Corporation') and Dr. Leon Riebman ('Dr. Riebman').

                                   BACKGROUND

     A. This is the Participation Rights Agreement referred to in a certain 1995 Agreement ('1995 Agreement') dated the date hereof between the Corporation and Dr. Riebman.

     B. The purpose of this Participation Agreement is to set forth the terms and conditions upon which, in consideration for Dr. Riebman's agreement to comply with the provisions of Section 8 of the 1982 Agreement, as supplemented and restated by Section V of the 1995 Agreement, the receipt and sufficiency of such consideration being hereby acknowledged; the Corporation, upon the occurrence of a Qualifying Business Combination, will make a cash payment to Dr. Riebman, in the amount and at the time determined pursuant to this Participation Agreement.

     NOW THEREFORE, intending to be legally bound hereby, the Corporation and Dr. Riebman agree as follows:

          1. Definitions. Terms capitalized but not defined herein shall have the meanings ascribed to them in the 1982 Agreement (as defined in the 1995 Agreement) or in the Agreement (as defined in the 1995 Agreement) unless the context otherwise requires.

          2. Grant of Participation Rights. The Corporation hereby grants to Dr. Riebman the right to participate in the proceeds of a Qualifying Business Combination, such participation right to be paid in cash by the Corporation to Dr. Riebman in accordance with the provisions hereof ('Participation Payment').

          3. Amount of Participation Payment. The amount of the Participation Payment shall be the 'Calculated Amount' (as defined hereinbelow). The Calculated Amount shall be determined as follows:

             (i) If the 'Aggregate Consideration' (as defined hereinbelow) in connection with a Qualifying Business Combination is equal to or greater than $60,000,000 the Calculated Amount shall be equal to $1,900,000; or

             (ii) If the Aggregate Consideration in connection with a Qualifying Business Combination is less than $60,000,000, the Calculated Amount shall be equal to the product of (x) $1,900,000, multiplied by (y), a fraction, the numerator of which is equal to the amount of the Aggregate Consideration in connection with a Business Combination and the denominator of which is $60,000,000;

             (iii) The 'Aggregate Consideration' shall be equal to the aggregate of (A) the amount of any cash and (B) the fair market value of any property, paid by a buyer as consideration to the Corporation and/or the shareholders of the Corporation in connection with a Qualifying Business Combination measured as of the closing date ('Closing Date') of the Qualifying Business Combination. For the purposes of determining the amount of the Aggregate Consideration: (1) the amount of any consideration to be paid following the Closing Date shall be discounted to the Closing Date at a discount rate of six percent (6%) per annum;
        (2) the fair market value of any common stock or other securities received shall mean, with respect to each such share or unit one of the following determined in the order of priority set forth below: the weighted average of the closing prices for such share or unit sold on all securities exchanges on which such share or unit may at the time be listed for a period of twenty (20) consecutive trading days prior to the Closing Date or, if there have been no sales on such exchanges on such days, the weighted average of the highest bid and lowest asked prices on all such exchanges at the end of each such days or, if such stock or units are not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 p.m. New York City time on each of such days, or if such stock or units are not quoted on the NASDAQ system, the average of the highest bid and lowest asked prices on such days in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, or, if not so quoted, the value as determined in good faith by the Board of the Corporation in consultation with Dr. Riebman and (3) the fair market value of any consideration to be paid in property other than common stock or securities shall be as determined in good faith by the Board of the Corporation in consultation with Dr. Riebman. Notwithstanding any of the foregoing, for purposes of this Section 3(iii), the Aggregate Consideration shall be reduced by cash paid or to be paid to the Corporation as the exercise price for stock options exercised in connection with a Qualifying Business Combination.

          4. Corporation's Obligation to Make the Participation Payment. The Corporation's obligation to make the Participation Payment shall only arise and be payable upon the delivery by the Voting Trustees of the certificates representing the Contingent Shares to the holder(s) of the Voting Trust Certificate(s) issued with respect to the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement, and upon such delivery the Participation Payment shall be made on the later of (a) the date of such delivery or (b) August 28, 1995. The aforementioned delivery is the only condition to the Corporation's obligation to make the Participation Payment.

          5. Amendment; Rescission; Actions by the Corporation. No amendment or rescission of this Participation Agreement shall be effective unless set forth in a writing signed by Dr. Riebman and the Corporation. Such amendment or recission by the Corporation shall require the approval of a majority of the members of the LRPC; provided, however, if at any time there exist less than three members of the LRPC, all such actions shall require the unanimous approval of the members of the LRPC. The foregoing shall not excuse the performance by the Corporation of any obligations which it has undertaken to perform hereunder.

          6. Representations and Warranties. Dr. Riebman hereby represents and warrants to the Corporation as follows:

             a. He is sui juris and of full capacity to make and perform his obligations under this Participation Agreement.

             b. The execution, delivery and performance by Dr. Riebman of this Participation Agreement will not violate or constitute a breach of or default under any instrument to which he is party or pursuant to which he is bound.

             c. This Participation Agreement constitutes a valid and binding obligation of Dr. Riebman enforceable in accordance with its terms.

        7. Notices.

             All communications provided for in this Agreement shall be in writing and shall be sent to each party as follows:


To The Corporation:
AEL Industries, Inc.
305 Richardson Road
Lansdale, PA 19446
Attention: John R. Cox, Esquire
  General Counsel
Fax 215-822-6056
With copies to:
Mr. Francis J. Dunleavy
560 Morris Road, Box 208
Blue Bell, PA 19422
Fax 215-643-9275
Frederick R. Einsidler
99 South Park Avenue, Apt. 109
Rockville Centre, NY 11570
Fax 516-536-6505
Conrad J. Fowler
826 North Fairway Road
Glenside, PA 19038
Fax 215-887-3293
Leeam Lowin
21 Fox Run Lane
Greenwich, CT 06831
Fax 203-661-6258
and
Vincent F. Garrity, Jr., Esquire
Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA 19103
Fax 215-979-1020
To Riebman:
Dr. Leon Riebman
1380 Barrowdale Road
Rydal, PA 19046
Fax 215-885-2238 (telephone first)
With a copy to:
Abraham H. Frumkin, Esquire
Eckert Seamans Cherin & Mellott
1700 Market Street
Suite 3232
Philadelphia, PA 19103
Fax 215-575-6015


or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Agreement and telephone confirmation of receipt thereof is received, (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

        8. Miscellaneous.

             a. Survival of Representations and Warranties. All representations and warranties contained in this Participation Agreement shall survive the execution and delivery of this Participation Agreement and the consummation of the transactions contemplated hereby.

             b. Binding Effect. This Participation Agreement shall be binding upon, and inure to the benefit of, the Corporation and its successors and Dr. Riebman and his heirs and personal representatives.

             c. Governing Law. This Participation Agreement shall be governed by, and construed and enforced in accordance with, the internal law of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

             d. Entire Agreement. This Participation Agreement supersedes any prior negotiations and understandings and constitutes the entire agreement between the parties with regard to its subject matter.

             e. Counterparts. This Participation Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first mentioned above.

                                                          AEL INDUSTRIES, INC.

                                                          By: /s/GEORGE KING
                                                          Name: George King
                                                          Title: Vice President

                                                          /s/DR. LEON RIEBMAN
                                                          Dr. Leon Riebman

                                                                      APPENDIX C

Dillon, Read & Co. Inc.

                                                                                       535 Madison Avenue
                                                                                    New York, New York 10022
                                                                                          212-906-7000

                                                                 October 1, 1995

The Long Range Planning Committee of the Board of Directors and The Board of Directors
AEL Industries, Inc.
305 Richardson Road
Lansdale, Pennsylvania 19446

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, of the per share consideration to be received by the holders (the 'Shareholders') of Class A common stock and of Class B common stock, each with par value $1.00 per share ('Common Stock') of AEL Industries, Inc. ('AEL') other than Dr. Leon Riebman and Mrs. Claire E. Riebman (collectively, the 'Riebmans') in connection with the proposed acquisition (the 'Acquisition') of AEL by Tracor AEL, Inc., a wholly owned subsidiary of Tracor, Inc. ('Tracor').

     The terms of the acquisition are set forth in the Agreement and Plan of Reorganization by and among Tracor, AEL and Tracor AEL, Inc. dated October 1, 1995 (the 'Agreement'). In the event the Acquisition is consummated, each issued and outstanding share of Common Stock shall be converted into the right to receive cash, without interest, in the amount of $28.00 net to the seller upon and subject to the terms and conditions set forth in the Agreement, including the approval by a majority of the votes cast by the holders of the Class A and Class B shares, each being voted as a separate class.

     Dillon, Read & Co. Inc. has acted as financial advisor to AEL in connection with the Acquisition. At the request of AEL, we acted as agent in soliciting bids for the purchase of AEL. Dillon Read has previously rendered an opinion to the Board of Directors of AEL (the 'Board') and to the Long Range Planning Committee of the Board (the 'LRPC') dated February 28, 1995 to the effect that it would be reasonable for the LRPC to conclude that certain contingent shares to be issued by AEL to the Riebmans pursuant to an agreement between AEL and the Riebmans was fair to AEL's shareholders, other than the Riebmans, from a financial point of view. For the services it performed in connection with the Acquisition and in connection with rendering its opinion dated February 28, 1995, Dillon Read has to date received fees of $400,000, and expects to receive an additional fee upon closing, if any, of the Acquisition.

     In arriving at our opinion we have reviewed the Agreement and certain business and financial information relating to AEL and its subsidiaries, including certain financial projections, estimates and analyses provided to us by AEL, and have reviewed and discussed the businesses and prospects of AEL and its subsidiaries with representatives of AEL and have compared that information to similar data for other publicly-held companies in businesses similar to that of AEL. We have also considered the trading history of AEL's Class A common stock prior to the announcement by AEL on February 20, 1995 concerning its possible sale.

     In arriving at our opinion, we have also considered the financial terms of certain other mergers and acquisitions which we believe to be generally comparable to the Acquisition and have considered such other information, financial studies and analyses, and financial, economic and market criteria as we deemed relevant. We have also considered the voting trust agreement, pursuant to which the Riebmans transferred to the voting trustees the right to vote the Common Stock beneficially owned by the Riebmans on any transaction recommended by the LRPC.

     In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of AEL or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal that has not been publicly disclosed. With respect to the financial projections, estimates and analyses provided to us by AEL, we have assumed, at your direction, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of AEL as to its future financial performance. Our opinion is based on economic, monetary and market conditions existing on the date hereof and the information made available to us through the date hereof.

     In rendering this opinion, we are not making any recommendation regarding whether or not it is advisable for Shareholders to vote in favor of the Acquisition.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received by the Shareholders other than the Riebmans pursuant to the Acquisition is fair, from a financial point of view, to the Shareholders other than the Riebmans.

                                          Very truly yours,
                                          Dillon, Read & Co. Inc.

Dillon, Read & Co. Inc.

                                                                                       535 Madison Avenue
                                                                                    New York, New York 10022
                                                                                          212-906-7000

                                                               February 28, 1995

The Long Range Planning Committee of the Board of Directors and The Board of Directors
AEL Industries, Inc.
305 Richardson Road
Lansdale, Pennsylvania 19446

Dear Sirs:

     We understand that AEL Industries, Inc. (the 'Company') intends to enter into (A) a voting trust agreement (the 'Voting Trust Agreement') by and among
(i) the Company, (ii) Dr. Leon Riebman and Claire E. Riebman (collectively, the 'Riebmans') and (iii) Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees (collectively, the 'Voting Trustees') and (B) an agreement between the Company and the Riebmans (the 'Agreement'). We understand that (i) the holders of the Company's Class B common stock, par value $1.00 ('Class B Stock'), have the exclusive voting power with respect to most matters, including the election of directors and the approval of business combinations, and (ii) the Riebmans own 241,262 shares of Class B Stock, approximately 55% of the outstanding Class B shares (the 'Riebman Class B Shares'), with the result that the Riebmans possess effective voting control of the Company. The Agreement provides, among other things, for the Company to issue to the Riebmans to be immediately thereafter transferred to the Voting Trustees and to be returned to the Riebmans only upon the sale of the Company and certain other conditions, an incremental 0.75 shares of Class A common stock, par value $1.00 per share for each Riebman Class B Share (the 'Contingent Shares') in exchange for the transfer by the Riebmans of the 'Riebman Shares' (as defined in the Agreement) to the Voting Trustees for a period of time expected to be sufficient to complete a sale of the Company and the agreement of the Riebmans to accept the same per share consideration as the other Company shareholders.

     You have asked for our opinion as to the reasonableness of your conclusion that the Contingent Shares to be issued by the Company to the Riebmans pursuant to the Agreement is fair to the Company's shareholders, other than the Riebmans, from a financial point of view. Dillon, Read & Co. Inc. has acted as financial advisor to the Company in connection with the Agreement and the Voting Trust Agreement and has been retained to attempt to arrange the sale of the Company in the event the Voting Trust Agreement is executed.

     In arriving at our opinion we have reviewed certain publicly available financial and stock market data of the Company, the Agreement, the Voting Trust Agreement and other information and analyses that have been furnished to us by the Company. We have also (i) considered the effect of the Contingent Shares on the consideration to be received by the Company's shareholders assuming various purchase prices for the Company, (ii) compared the premiums paid in acquisitions of publicly-traded companies by a shareholder that had pre-existing voting control of the publicly-traded company with the premiums paid by acquirors that did not have voting control, and (iii) reviewed certain other transactions involving companies with classes of stock with disparate voting rights. In addition, we have conducted such other financial studies, analyses and investigations and considered such other information as we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. We have not been requested to make, and have not made, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such appraisals. Further, our opinion is based on economic, monetary and market conditions existing on the date hereof.

     In delivering this opinion, we are rendering an opinion related to the reasonableness of the your conclusion concerning the Contingent Shares to be issued by the Company pursuant to the Agreement, and not (i) any other consideration which the Company agrees to pay to the Riebmans nor (ii) as to the particular value of the Company or the value of a Class A or Class B share.

     Based upon and subject to the foregoing, it is our opinion that it would be reasonable for the Company's Long Range Planning Committee to conclude that the Contingent Shares to be issued by the Company to the Riebmans pursuant to the Agreement is fair to the Company's shareholders, other than the Riebmans, from a financial point of view.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. This opinion has been provided to you at your request and solely for your own purposes and it has been provided to you upon our express understanding with you that this opinion will not be provided, in whole or in part, to any other person nor may it be referred to in whole or in part without our express prior written consent.

                                          Very truly yours,

                                          Dillon, Read & Co. Inc.

                                                                      APPENDIX D

                      DISSENTERS RIGHTS PROVISIONS OF THE
                     PENNSYLVANIA BUSINESS CORPORATION LAW

     Section 1930. Dissenters rights.

     (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(1)(i) (relating to adoption by board of directors).

     (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                                  SUBCHAPTER D
                               DISSENTERS RIGHTS

     Section 1571. Application and effect of subchapter.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c)          (relating to dissenters rights upon special treatment).

Section 1930             (relating to dissenters rights).

Section 1931(d)          (relating to dissenters rights in share exchanges).

Section 1932(c)          (relating to dissenters rights in asset transfers).

Section 1952(d)          (relating to dissenters rights in division).

Section 1962(c)          (relating to dissenters rights in conversion).

Section 2104(b)          (relating to procedure).

Section 2324             (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b)          (relating to minimum vote requirement).

Section 2704(c)          (relating to dissenters rights upon election).

Section 2705(d)          (relating to dissenters rights upon renewal of election).

Section 2907(a)          (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3)       (relating to procedure).

     (b) Exceptions.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

             (i) listed on a national securities exchange; or

             (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

             (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

             (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

             (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) A copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

     Section 1572. Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          'Corporation.' The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have the sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          'Dissenter.' A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          'Fair value.' The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          'Interest.' Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

     Section 1573. Record and beneficial holders and owners.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

     Section 1574. Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

     Section 1575. Notice to demand payment.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

     Section 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

     Section 1577. Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation s estimate of the fair market value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

     Section 1578. Estimate by dissenter of fair value of shares.

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

     Section 1579. Valuation proceedings generally.

     (a) General rule.  Within 60 days after the latest of:

          (1) Effectuation of the proposed corporate action;

          (2) Timely receipt of any demand for payment under section 1575 (relating to notice to demand payment); or

          (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

     If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

     Section 1580. Costs and expenses of valuation proceedings.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                           AEL INDUSTRIES, INC.

                                   PROXY

         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 4, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        AND THE LONG RANGE PLANNING COMMITTEE OF THE BOARD OF DIRECTORS
                                OF THE COMPANY.

     The undersigned hereby constitutes and appoints Francis J. Dunleavy and Conrad J. Fowler, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of AEL Industries, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company, to be held at the offices of the Company, 305 Richardson Road, Lansdale, Pennsylvania on Thursday, January 4, 1996, at 10 a.m., local time, and at any adjournment thereof, as follows:

1.     PROPOSAL (THE "PROPOSAL") CONSISTING OF TWO ITEMS:

       ITEM (1): TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF
  REORGANIZATION DATED AS OF OCTOBER 2, 1995 (THE
  "REORGANIZATION AGREEMENT"), AMONG THE COMPANY, TRACOR, INC.
  AND TRACOR AEL, INC. ("TRACOR SUBSIDIARY") AND THE MERGER OF
  TRACOR SUBSIDIARY INTO THE COMPANY UPON THE TERMS AND
  CONDITIONS OF THE REORGANIZATION AGREEMENT; and

  ITEM (2): TO APPROVE AND ADOPT THE RELATED AGREEMENTS DATED
  AS OF FEBRUARY 28, 1995 AND THE RELATED TRANSACTIONS
  THEREUNDER.

  VOTING OPTION A (Instruction: If voting Option A is selected, do not vote under Voting Option B):

  To approve and adopt the PROPOSAL Relating to BOTH Item (1) and Item (2).

        [ ] FOR               [ ]  AGAINST           [ ]  ABSTAIN

  VOTING OPTION B (Instruction: Do not vote under Voting Option B if you have voted under Voting Option A):

           (1)  To approve and adopt Item (1) of the PROPOSAL.

        [ ] FOR               [ ]  AGAINST           [ ]  ABSTAIN

           (2)  To approve and adopt Item (2) of the PROPOSAL.

        [ ] FOR               [ ]  AGAINST           [ ]  ABSTAIN
                         (Continued on other side)

                      (Continued from reverse side)

2. In their discretion the proxies are authorized to vote upon such business as may properly come before the meeting and any adjournment thereof.


NOTE: THE FAILURE OF THE SHAREHOLDERS TO ADOPT EITHER ITEM (1)
      OR ITEM (2) OF THE PROPOSAL WILL BE DEEMED A REJECTION OF
      THE PROPOSAL, AND THE MERGER AND THE RELATED TRANSACTIONS
      WILL NOT BE CONSUMMATED.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNDER VOTING OPTION A. IF DIRECTION IS MADE UNDER VOTING OPTION A AND DIRECTION IS ALSO MADE UNDER VOTING OPTION B, THE DIRECTION MADE UNDER VOTING OPTION A WILL CONTROL, AND THE DESIGNATION MADE UNDER VOTING OPTION B WILL BE DISREGARDED. IF VOTING OPTION B IS SELECTED, BUT NO DESIGNATION IS MADE UNDER ITEM (1) OR ITEM (2), THIS PROXY WILL BE VOTED FOR THE ITEM FOR WHICH NO DIRECTION IS MADE.



Dated: _______________, 1995


-----------------------------------


-----------------------------------
         Signature(s)

When signing as attorney, administrator, trustee or corporate officer, please so indicate. This Proxy should then be dated and returned promptly to Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.